                                                                  Exhibit 2.6


                               SERVICES AGREEMENT


                                    between


                    UNITED STATES TRUST COMPANY OF NEW YORK



                                      and


                             NEW U.S. TRUST COMPANY
                                  OF NEW YORK



                                     Dated

                               September 1, 1995

                                        TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS                                                               1
ARTICLE 2. TERM                                                                      4
ARTICLE 3. CHASE RESPONSIBILITIES                                                    5
   3.1   Services                                                                    5
   3.2   Performance Standards                                                       7
   3.3   Chase Organization and Personnel                                            8
   3.4   Management and Control                                                     10
   3.5   Migration of Data Center                                                   13
   3.6   Systems Migration                                                          13
   3.7   Third Party Work                                                           14
   3.8   Loss of Data                                                               14
   3.9   Certain Matters Relating to Securities Held For NEW TRUSTCO and its        14
        Customers
ARTICLE 4. NEW TRUSTCO RESPONSIBILITIES                                             15
   4.1   NEW TRUSTCO Project Executive                                              15
   4.2   Cooperation                                                                15
   4.3   Savings Clause                                                             15
   4.4   Transition Activities                                                      15
   4.5   Limited Agent                                                              16
   4.6   Accuracy of Data                                                           16
   4.7   Certain Chase Products                                                     16
   4.8   Security Violations                                                        18
   4.9   Settlement for Transactions Processed by Chase                             18
ARTICLE 5. CHARGES AND PAYMENT TERMS                                                18
   5.1   Charges                                                                    18
   5.2   Payment Terms                                                              20
   5.3   Taxes                                                                      21
ARTICLE 6. INTELLECTUAL PROPERTY RIGHTS                                             22
   6.1   NEW TRUSTCO Software                                                       22
   6.2   Third Party Software Licensed by NEW TRUSTCO                               22
   6.3   Third Party Software Licensed by Chase                                     23
   6.4   Ownership of Work Product                                                  23
   6.5   No Other Rights                                                            23

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
ARTICLE 7. DATA SECURITY/CONFIDENTIALITY/AUDITS                                    24
   7.1   Safeguarding NEW TRUSTCO Data                                             24
   7.2   Confidentiality                                                           24
   7.3   Audit Rights                                                              25
ARTICLE 8 TERMINATION                                                              27
   8.1   Termination for Cause                                                     28
   8.2   Termination for Convenience                                               28
   8.3   Termination For Insolvency                                                28
   8.4   Termination Upon Change of Control                                        28
   8.5   Termination/Expiration Assistance                                         28
   8.6   Termination/Expiration Fee                                                31
ARTICLE 9. FORCE MAJEURE                                                           31
ARTICLE 10. REPRESENTATIONS AND WARRANTIES                                         31
  10.1  Non-Infringement                                                           32
  10.2  Compliance with Laws And Regulations                                       32
  10.3  Authorization                                                              32
  10.4  Disclaimer                                                                 33
ARTICLE 11. INDEMNITIES                                                            33
  11.1  Indemnity by Chase                                                         33
  11.2  Indemnity by NEW TRUSTCO                                                   33
  11.3  Cross Indemnities                                                          34
  11.4  Indemnification Procedures                                                 34
  11.5  Subrogation                                                                36
ARTICLE 12. INSURANCE AND RISK OF LOSS                                             36
  12.1  Insurance                                                                  36
  12.2  Risk of Loss                                                               37
ARTICLE 13. LIMITATION OF LIABILITY                                                37
  13.1  Limitation on Liability                                                    37
ARTICLE 14. CERTAIN LOSSES                                                         39
  14.1  General                                                                    39
ARTICLE 15. DISPUTE RESOLUTION                                                     43
  15.1  Informal Dispute Resolution                                                43
  15.2  General Resolution Procedures                                              44
  15.3  Litigation                                                                 45

                                       ii

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
  15.4  Continued Performance                                                      45
  15.5  Affiliates                                                                 46
ARTICLE 16. GENERAL                                                                46
  16.1  Binding Nature and Assignment                                              46
  16.2  Entire Agreement; Amendment                                                46
  16.3  Notices                                                                    47
  16.4  Counterparts                                                               48
  16.5  Governing Law                                                              48
  16.6  Headings                                                                   48
  16.7  Relationship of Parties                                                    48
  16.8  Severability                                                               49
  16.9  Consents and Approvals                                                     49
  16.10 No Waiver of Default; Cumulative Remedies                                  49
  16.11 Survival                                                                   49
  16.12 No Third Party Beneficiaries                                               50
  16.13 Media Releases                                                             50
  16.14 Covenant of Good Faith                                                     50
  16.15 Non-Hiring                                                                 50


      Schedule A:     Services Schedule
      Schedule B:     Key Transitioning Personnel
      Schedule C:     Additional Charges
      Schedule D:     COLA
      Schedule E:     Side Letter
      Schedule F:     Side Letter Supplement
      Schedule G:     Reports
      Schedule H:     FACAM Joint Venture
      Schedule I:     FTE Letter Agreement
      Schedule J:     Termination/Expiration Fee
      Schedule K:     Procedures Manual Certificate

        THIS SERVICES AGREEMENT, dated as of September 1, 1995, is made and entered into by and between NEW U.S. TRUST COMPANY OF NEW YORK, a New York State chartered bank and trust company ("NEW TRUSTCO"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York State chartered bank and trust company ("USTNY") As used in this Agreement, the term "Chase" shall mean USTNY prior to the effectiveness of the merger of USTNY into The Chase Manhattan Bank, N.A. and shall mean The Chase Manhattan Bank, N.A. from and after the effectiveness of such merger and the term "Party" shall mean either NEW TRUSTCO or Chase, as appropriate, and "Parties" shall mean NEW TRUSTCO and Chase.

                                   RECITALS

        1. Chase desires to provide securities processing, bank operations, information technology and related back office support services to NEW TRUSTCO, as set forth in this Agreement.

        2. NEW TRUSTCO desires to have Chase provide such services in accordance with the terms and conditions of this Agreement.

        NOW THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE 1.
                                  DEFINITIONS

        The following terms, when capitalized, are defined as follows:

        (a) "Acquisition" means the acquisition by Chase pursuant to the Acquisition Documents of certain portions of UST's business.

        (b) "Acquisition Documents" shall mean the Agreement and Plan of Merger, dated as of November 18, 1994, among The Chase Manhattan Corporation and U.S. Trust Corporation (the "Merger Agreement"), and all agreements, instruments and other documents executed in connection therewith by such parties and their Affiliates.

        (c) "Additional Volume Charges" shall mean, collectively, the volume charges set forth in Section 1 of Schedule C.

        (d) "Affiliate" shall mean any entity controlled by, controlling, or under common control with any other entity. The term "control" and its derivatives shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything to the contrary herein, it is understood and agreed that the FACAM joint venture described in Schedule H, and, subject to the limitations set forth in Schedule H, any joint venture or other entity which is organized as a replacement for such joint venture, shall be deemed to be an "Affiliate" of NEW TRUSTCO.e

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        (e) "AMS" shall mean any asset management system used by Chase in providing the Services.

        (f) "Applications Software" or "Applications" shall mean those programs (whether or not in process), including all supporting documentation and media, that perform or are intended to perform specific user related data processing and telecommunications tasks.

        (g) "Broadway Data Center" shall mean the UST data center acquired by Chase in the Acquisition which is located at 770 Broadway, New York, New York.

        (h) "Chase Data" shall mean the information of Chase and its Affiliates respecting their businesses, including, without limitation, information relating to their customers, technology, operations, facilities, consumer markets, products, capacities, systems, procedures, security practices, research, development, business affairs, ideas, concepts, innovations, inventions, designs, business methodologies, improvements, trade secrets, copyrightable subject matter and proprietary information, all as provided to or obtained by NEW TRUSTCO during the Term.

        (i) "Chase Prevailing Rates" shall mean, for any particular service or product, the rates charged by Chase ***** pursuant to this Agreement.

        (j) "Commencement Date" shall mean the closing date of the Acquisition.

        (k) "Contract Year" shall mean any twelve-month period during the Term beginning on the Commencement Date or any anniversary of the Commencement Date.

        (l) "Contribution Agreement" shall mean that certain Contribution and Assumption Agreement to be entered into by UST and NEW TRUSTCO pursuant to the Merger Agreement.

        (m) "Data Center" shall mean: (i) during the time and to the extent Services are being performed from there, the Broadway Data Center; (ii) during the time and to the extent Services are being performed from there, the MetroTech Data Center; or (iii) such other facility from which Chase will perform some or all of the Services as permitted under Section 3.5.

        (n) "Direct Cost" shall mean any costs for personnel (salary and benefits), equipment, supplies, materials or services of any kind provided under this Agreement, but not including any corporate overhead costs or corporate administrative expenses.

        (o) "End User Equipment" shall mean workstations, branch hardware, data terminals, LAN servers, communications equipment (from the cluster controller back to the NEW TRUSTCO end user) and other similar types of field equipment located on NEW TRUSTCO's premises, and associated peripheral equipment, which are used by NEW TRUSTCO and NEW TRUSTCO licensees to access systems operated by Chase under this Agreement.

        (p) "Equipment" shall mean the computer and telecommunications equipment used by Chase to provide the Services, but not including End User Equipment.


**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

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        (q) "Fixed Fee" shall mean the fixed annual fee payable pursuant to
Article 5.

        (r) "FTE Letter Agreement" shall mean the letter agreement, dated July 19, 1995, between UST and Chase and annexed hereto as Schedule I, which sets forth the understanding of the Parties with respect to certain support to be provided by Chase with respect to the AMS, GTAS and CIS 2 systems.

        (s) "GTAS" shall mean any corporate trust and agency system used by Chase in providing the Services.

        (t) "Losses" shall mean any liabilities, claims, actions, suits, proceedings, judgments, losses, damages, deficiencies and expenses. The term "Losses" shall not include, however, legal and other expenses incurred in defending an indemnifiable claim under Article 11 for which the financial responsibilities of the Parties are specified in Section 11.5.

        (u) "MetroTech Data Center" shall mean the data center owned or operated by Chase which is located at 4 Chase MetroTech Center, Myrtle Avenue, Brooklyn, New York.

        (v) "NEW TRUSTCO Data" shall mean all information of NEW TRUSTCO and its Affiliates respecting their businesses, including, without limitation, information relating to their customers, technology, operations, facilities, consumer markets, products, capacities, Systems, procedures, security practices, research, development, business affairs, ideas, concepts, innovations, inventions, designs, business methodologies, improvements, trade secrets, copyrightable subject matter and proprietary information, all as provided to or obtained by Chase during the Term.

        (w) "Performance Standards" shall mean the service levels specified in the Services Schedule, as such service levels may be supplemented or adjusted pursuant to Section 3.2(d).

        (x) "Post Closing Covenants Agreement" shall mean that certain Post Closing Covenants Agreement to be entered into among The Chase Manhattan Corporation, U.S. Trust Corporation, United States Trust Company of New York, New USTC Holdings Corporation and NEW TRUSTCO pursuant to the Merger Agreement.

        (y) "Procedures Manual" shall have the meaning set forth in
Section 3.4.

        (z) "Required Consents" shall mean any consents required to be obtained from third parties to grant the rights of access and use of Third Party Software which are required by this Agreement.

        (aa) "Services" shall mean those services, functions, and responsibilities that Chase provides to NEW TRUSTCO or undertakes pursuant to this Agreement, as further described in Article 3.

        (ab) "Services Schedule" shall mean the description of Services to be provided by Chase under this Agreement, and associated Performance Standards, which is attached as Schedule A.


                                       3

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        (ac) "Side Letter" shall mean the letter agreement, dated November 18,
1994, between UST and The Chase Manhattan Corporation and annexed hereto as Schedule E, which sets forth the understanding of the Parties with respect to
(i) the sharing of costs incurred by UST in connection with certain transition and implementation activities, and (ii) the sharing of costs of obtaining the necessary license rights to certain Third Party Software.

        (ad) "Side Letter Supplement" shall mean the letter agreement, of even date herewith, between UST and The Chase Manhattan Corporation and annexed hereto as Schedule F, which supplements the Side Letter.

        (ae) "Software" shall mean Application Software and Systems Software unless a more specific reference is required.

        (af) "Supplemental Fee" shall mean the supplemental annual fee payable pursuant to Article 5.

        (ag) "Systems Software" shall mean those programs (whether or not in process), including all supporting documentation and media, that perform or are intended to perform tasks basic to the functioning of the Equipment and which are required to operate the Applications Software or otherwise support the provision of Services by Chase. Systems Software includes, but is not limited to, operating systems, systems utilities, data security software, telecommunications monitors and database managers.

        (ah) "Term" shall mean the initial and any renewal term of this Agreement, as provided in Article 2.

        (ai) "Termination Date" shall mean the date on which this Agreement expires or terminates.

        (aj) "Third Party Software" shall mean Software used to perform the Services that is provided under license or lease to Chase or NEW TRUSTCO.

        (ak) "UST" shall mean U.S. Trust Corporation and its Affiliates (as the same existed prior to the closing of the Acquisition).

        (al) "UST Employees" shall mean employees of UST and individuals who have been retained by UST to perform work on a contract basis.

        Other terms used in this Agreement are defined in the context in which they are used and shall have the meanings there indicated.

                                   ARTICLE 2.
                                      TERM

        The Term of this Agreement shall begin on the Commencement Date and shall expire on the fifth anniversary of the Commencement Date unless terminated earlier or extended in accordance with this Agreement. NEW TRUSTCO may extend the Term of this Agreement for

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an additional five (5) years upon the same terms and conditions by giving Chase at least six (6) months advance written notice of its desire to do so; provided,
however, that   (i) Chase may increase the Fixed Fee payable during the renewal
Term by an amount equal to 10% of the total fees payable by NEW TRUSTCO during the fifth Contract Year pursuant to this Agreement (excluding fees for applications development and maintenance work which is not included in the Fixed Fee, any amounts paid to Chase as a pass-through expense for products or services obtained from third parties, Additional Volume Charges for global custody services and charges for new services or products first provided to NEW TRUSTCO during the fifth Contract Year), and (ii) Chase consents to such extension (which consent may be granted or withheld in Chase's sole discretion). Alteratively, NEW TRUSTCO, in its sole discretion, may extend the Term of this Agreement for an additional two (2) years upon the same terms and conditions by giving Chase at least six (6) months advance written notice of its desire to do so; provided, however, that Chase may increase the Fixed Fee payable during the renewal Term by an amount equal to 10% of the total fees payable by NEW TRUSTCO during the fifth Contract Year pursuant to this Agreement (excluding fees for applications development and maintenance work which is not included in the Fixed Fee, any amounts paid to Chase as a pass-through expense for products or services obtained from third parties, Additional Volume Charges for global custody services and charges for new services or products first provided to NEW TRUSTCO during the fifth Contract Year). Notwithstanding the foregoing, NEW TRUSTCO will not have the right to extend the Term of this Agreement under this Article 2 if NEW TRUSTCO is in breach of any of its payment obligations at the time notice of extension is given and it fails to cure such breach within the applicable cure period following notice of such breach from Chase.

                                   ARTICLE 3.
                             CHASE RESPONSIBILITIES

3.1     SERVICES

        (a) General. During the Term, Chase shall provide Services, consisting of the following:

                (i) the services, functions and responsibilities described in this Agreement (including its Schedules); and

                (ii) subject to the provisions of Article 5, new or
            substantially changed products or services resulting from the evolution or change of NEW TRUSTCO's business; provided, however, that at any time during the Term, Chase offers, has offered or plans to offer such products or services to other clients.

The description of the Services set forth in the Services Schedule is intended to be comprehensive, but not necessarily all-inclusive (i.e., the Services Schedule contains a high level description of the types of services to be performed by Chase, but does not list all of the specific functions to be performed by personnel of Chase and its subcontractors in providing those services). Subject to Section 3.1 (b), Chase will perform any function which was performed by an Affected UST Employee (as defined below) at any time during the twelve (12) months preceding the Commencement Date (and continues to be performed as of the Commencement Date) even if such function is not specifically enumerated in the Services Schedule, provided that such function is reasonably related to the types of securities processing, bank operations, information technology and related back-office services described in the Services Schedule. At either Party's request, the Parties will modify the Services Schedule to specifically identify such function therein. NEW TRUSTCO shall have the burden of demonstrating, by a preponderance of the evidence, that a function was performed by an Affected UST Employee at any time during the twelve (12) months preceding the Commencement Date (and continues to be performed as of the Commencement Date) if a dispute arises between the Parties as to whether Chase is obligated to perform such function.

Chase will not be obligated to perform a particular function which was performed by an Affected UST Employee during the twelve (12) months preceding the Commencement Date (and continues to be performed as of the Commencement Date) if such function is not reasonably related to the types of services described in the Services Schedule. If Chase does not perform such function for that reason, there shall be an equitable adjustment to the Fixed Fee to reflect the costs (if any) that NEW TRUSTCO will incur as a result of Chase not performing such function. For purposes hereof, the term "Affected UST Employee" shall mean a UST Employee who is transferred to Chase or whose position or responsibilities are eliminated as a result of the Acquisition.

The services, functions and responsibilities described in this Agreement will be provided to NEW TRUSTCO and such of its present and future Affiliates as require those services from tie to time. References in this Agreement (including its schedules) to NEW TRUSTCO in its capacity as a service user are to be read as references to NEW TRUSTCO and such of its present or future AffIliates as require such services from time to time. At NEW TRUSTCO'S request and without additional charge to NEW TRUSTCO, Chase will convert future NEW TRUSTCO Affiliates to the systems then used by Chase in providing the Services at the rate of one (1) per Contract Year. The Parties recognize the possibility that NEW TRUSTCO may request that more than one future NEW TRUSTCO Affiliate be converted during a given Contract Year to the Systems then used by Chase in providing the Services. The Parties further recognize that such request may present operational and feasibility issues for Chase. Therefore, in such event, the Parties will meet to discuss and address the implications and issues for Chase, and will work on developing a mutually acceptable conversion time frame and mutually acceptable fees for the additional conversion. In agreeing upon such fees, the Parties will consider the number of prior conversions performed by Chase during the Term.

Except as otherwise expressly provided in this Agreement: (A) NEW TRUSTCO shall not be responsible for providing, maintaining or supporting any facilities, Equipment, Software, personnel and other resources which are required by Chase to provide the Services; (B) Chase shall not be responsible for providing, maintaining or supporting any End User Equipment or Software utilized on End User Equipment (except for front end Applications Software necessary for NEW TRUSTCO users to interface with Software operated by Chase); and (C) Chase shall not be responsible for installing Software on End User Equipment.

        (b) EXCLUDED SERVICES. In no event shall Chase provide:

                (i) Services for NEW TRUSTCO's broker dealer services, provided, however, that Chase will provide NEW TRUSTCO's existing and future broker dealer subsidiaries access to AMS for execution and confirmation of trades;


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                (ii)   credit facilities or collateral monitoring services for
        NEW TRUSTCO's Institutional Banking Services; or

                (iii) Services for any "back-up servicer" obligations of NEW TRUSTCO or its Affiliates in structured financing transactions or similar corporate or institutional trust or agency transactions

        (c) EXCLUSIVE PROVIDER. Chase shall be the exclusive provider to NEW TRUSTCO's clients (including institutional clients) of (i) securities lending and the investment of related collateral, (ii) securities and commodities clearing services, and (iii) so long as Chase's pricing is competitive, foreign exchange transactions, except where a NEW TRUSTCO client requests that NEW TRUSTCO use another provider for foreign exchange transactions and securities and commodities clearing services. The services described in items (i), (ii) and
(iii) above are not within the scope of this Agreement and will be provided pursuant to separate agreements between the Parties if NEW TRUSTCO elects to receive such services; provided that any services within the scope of this Agreement which are performed by Chase for NEW TRUSTCO or its Affiliates (whether for their own account or for the benefit of their respective customers) in executing a foreign exchange transaction shall be governed by this Agreement.

3.2  PERFORMANCE STANDARDS

        (a) GENERAL. Performance Standards for certain of the Services are set forth in the Services Schedule. Chase shall meet or exceed those Performance Standards, subject to any adjustments thereto as provided in Paragraph (d) below and in the Services Schedule. NEW TRUSTCO will have the right to add to the Services Schedule any additional Performance Standards which were achieved by UST prior to the Commencement Date which are identified by UST at least fifteen
(15) days before the Commencement Date; provided; however, that if Chase does not meet any such additional Performance Standard in performing services for itself and Chase reasonably believes that it will not be able to meet such additional Performance Standard for NEW TRUSTCO without incurring unreasonable additional costs, and subject further to the provisions of Sections III.A.6 and III.B.1(c) of the Services Schedule relating to third patty agreements, then Chase will so notify NEW TRUSTCO in writing within fifteen (15) days of the date NEW TRUSTCO identifies such additional Performance Standard and the Parties will agree upon an alternative Performance Standard which comes as close as possible to the additional Performance Standard identified by NEW TRUSTCO without imposing unreasonable additional costs on Chase.

        (b) FAILURE TO PERFORM. If Chase fails to meet any Performance Standard; Chase shall (i) promptly investigate the causes of the problem and prepare a report identifying the same; (ii) use all reasonable efforts to correct the problem and to begin meeting the Performance Standard as soon as practicable; and (iii) advise NEW TRUSTCO, as and to the extent requested by NEW TRUSTCO, of the status of remedial efforts being undertaken with respect to such problems.

        (c) MEASUREMENT OF PERFORMANCE. Throughout the Term, Chase shall implement the necessary measurement and monitoring tools and procedures required to measure and report Chase's performance of the Services against the Performance Standards set forth in the Services Schedule and agreed upon project plans. Such measurement and monitoring shall permit

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reporting at a level of detail sufficient to verify compliance with such
Performance Standards and plans. Chase shall provide NEW TRUSTCO with information and access to such tools and procedures upon request for purposes of verification.

        (d) PERIODIC REVIEW. Commencing in the second quarter of the first Contract Year, and at least annually thereafter, the Parties shall review the Performance Standards, and shall make adjustments and additions thereto as mutually agreed upon by the Parties, as appropriate, to reflect enhancements, evolution and changes in the Services or in their use.

        (e)   CONTROL. Subject to the provisions of this paragraph (e) and
Section 3.4(b), Chase shall have control over the manner in which it provides the Services. During the Term, Chase shall not make any changes in the way the Services are provided without NEW TRUSTCO's approval if such changes would (i) in any material respect adversely impact the operations of NEW TRUSTCO or materially increase NEW TRUSTCO's cost, or (ii) in any material respect adversely impact the way NEW TRUSTCO's customers are serviced (subject, however, to changes that Chase is required to make to comply with regulatory requirements or changes arising from events beyond Chase's reasonable control).

3.3  CHASE ORGANIZATION AND PERSONNEL

        (a) CHASE ACCOUNT EXECUTIVE. As of the Commencement Date, Chase shall designate one individual to whom all NEW TRUSTCO communications concerning this Agreement and the Services may be addressed and who has authority to act for Chase in connection with all aspects of this Agreement (the "Chase Account Executive") and one alternate who will substitute for the Chase Account Executive when the individual designated as the Chase Account Executive is not available.

        (b) ACCOUNT TEAM. Chase shall organize an "Account Team for NEW TRUSTCO" which shall consist of senior Chase personnel from each major area of Services, designated as securities processing, bank operations, and information technology. The organizational structure and responsibilities of the Account Team for NEW TRUSTCO shall be subject to change from time to time upon the mutual agreement of the Parties. The Account Team for NEW TRUSTCO shall have prima Chase responsibility for (i) overall management of the relationship between NEW TRUSTCO and Chase with respect to the Services, and (ii) communications between NEW TRUSTCO and Chase with respect to the Services. The Account Team for NEW TRUSTCO's responsibilities shall be to: (A) discuss with the NEW TRUSTCO Project Executive issues and concerns of NEW TRUSTCO regarding the Services; (B) take appropriate steps so that the Services are performed subject to the provisions of this Agreement; (C) report NEW TRUSTCO requests for additional Services to appropriate Chase personnel; and (D) review the status of previously reported NEW TRUSTCO requests for additional Services.

        (c)   KEY CHASE PERSONNEL.

              (i) During the first twelve (12) months after the Commencement Date, Chase will notify NEW TRUSTCO before: (A) terminating any of the individuals listed in Schedule B who accept offers of employment with Chase ("Key Transitioning Personnel"); or (B) reassigning any Key Transitioning Personnel. If, after being notified thereof, NEW


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
        TRUSTCO in good faith objects to the proposed termination or reassignment within fifteen (15) working days then Chase agrees to discuss such objection with NEW TRUSTCO and attempt to resolve such concerns on a mutually agreeable basis.

                (ii) Before assigning the Chase Account Executive or the Chase employee in charge of AMS (together the "Key Chase Personnel"), whether as an initial assignment or a subsequent assignment, Chase shall notify NEW TRUSTCO of the proposed assignment and shall provide NEW TRUSTCO with a resume and any other information about such individuals reasonably requested by NEW TRUSTCO. If, after being notified thereof, NEW TRUSTCO in good faith objects to the proposed assignment within fifteen (15) working days, then Chase agrees to discuss such objections with NEW TRUSTCO and attempt to resolve such concerns on a mutually agreeable basis.

                (iii) All Key Chase Personnel shall have sufficient knowledge and authority within the Chase organization to assure that Chase will be responsive to NEW TRUSTCO's reasonable requests.

        (d) REPLACEMENT OF CHASE PERSONNEL. In the event that NEW TRUSTCO reasonably and in good faith determines that the continued assignment to the NEW TRUSTCO account of any Chase employee performing Services hereunder is not in the best interests of NEW TRUSTCO, then NEW TRUSTCO shall give Chase written notice to that effect requesting that the employee be replaced. Promptly after its receipt of such a request by NEW TRUSTCO, Chase shall investigate the matters stated in the request, discuss its findings with NEW TRUSTCO and attempt to resolve NEW TRUSTCO's concerns on a mutually agreeable basis. Nothing in this provision shall be deemed to give NEW TRUSTCO the right to require Chase to terminate any Chase employee's employment; it is intended to give NEW TRUSTCO only the right to request that Chase discontinue using an employee in the performance of the Services for NEW TRUSTCO.

        (e) RETENTION OF EXPERIENCED PERSONNEL. NEW TRUSTCO and Chase both agree that it is in their best interests to keep the turnover rate of the Chase personnel performing the Services to a reasonably low level. Accordingly, if NEW TRUSTCO reasonably determines that Chase's turnover rate is excessive and so notifies Chase, Chase shall provide data concerning its turnover rate at the next quarterly meeting referred to in Section 3.4(d) and shall discuss the reasons for the turnover rate at such meeting. In any event, notwithstanding transfer or turnover of personnel, Chase reams obligated to perform the Services without degradation and in accordance with this Agreement.

        (f)  USE OF SUBCONTRACTORS.

                (i) Chase shall not subcontract performance of a major portion of the Services without NEW TRUSTCO's prior written consent unless the subcontractor will also be providing the same and substantial services for Chase on the same terms and conditions. NEW TRUSTCO shall also have the right during the Term to revoke its prior approval of a subcontractor if there was a material misrepresentation concerning the subcontractor at the time NEW TRUSTCO's approval was given and the subcontractor's performance is deficient in any material respect; provided, however, that NEW TRUSTCO shall not exercise this right unless it has given Chase notice of its intention to do so and the subcontractor fails to correct such performance deficiency
        within 30 days after the date of such   notice. No subcustodian,
        depository, pricing service, correspondent bank, broker or other similar agents appointed by Chase to perform a custody or banking transaction (collectively, "Chase Transaction Facilitators") shall be considered to be a subcontractor of Chase for purposes of this Agreement.

                (ii) Chase shall remain responsible for obligations performed by subcontractors to the same extent as if such obligations were performed by Chase employees. In addition, Chase shall not disclose any Confidential Information (as defined in Article 7) of NEW TRUSTCO to any subcontractor unless and until such subcontractor has agreed in writing to protect the confidentiality of such Confidential Information in a manner substantially equivalent to that required of Chase by Article 7.

        (g) QUALIFICATIONS OF CERTAIN PERSONNEL. During the Term, the personnel assigned by Chase to perform applications development and maintenance work with respect to AMS and GTAS shall have, as a group, a level of general training, education, experience and skills which is equivalent to that of the AMS and GTAS applications development and maintenance personnel transferred to Chase pursuant to the Acquisition. On an annual basis, the Parties will review the qualifications of Chase's AMS and GTAS applications development and maintenance personnel at one of the quarterly meetings referred to in Section 3.4(c).

3.4  MANAGEMENT AND CONTROL

        (a) PROCEDURES MANUAL. The Parties have jointly developed written materials describing how the Parties will perform their obligations in connection with the Services, including how the Parties will interface with each other (both from a procedural standpoint and from the standpoint of systems interfaces), except that systems life cycle procedures will be jointly developed within ninety (90) days after the Commencement Date. In addition, Chase shall provide NEW TRUSTCO with Chase's and third party providers' user documentation describing how NEW TRUSTCO end users will use Chase provided systems. Such written materials and user documentation are referred to in this Agreement as the "Procedures Manual." On at least an annual basis, the Parties shall meet to determine whether any changes to the Procedures Manual are necessary and shall prepare such changes as are appropriate under the circumstances. Any changes to the Procedures Manual must be in writing and signed by the NEW TRUSTCO Project Executive and the Chase Account Executive to become effective. Chase and NEW TRUSTCO will comply with the Procedures Manual (as changed by the Parties in accordance with the preceding sentence). This Agreement (including all Schedules hereto) and the Procedures Manual are intended to be read together. The Procedures Manual, as such Procedures Manual exists as of the Commencement Date, is reflected in the attachments to the certificate, of even date herewith, attached hereto as Schedule K. As of the Commencement Date, the Parties believe that there is no conflict between the provisions of this Agreement (including the Schedules) and the Procedures Manual. However, the following provisions shall apply in the event that such a conflict is later, found to exist as of the Commencement Date or arises thereafter as a result of changes made to this Agreement or the Procedures Manual:

                (i) with respect to any conflict between the provisions of this Agreement (but not including the Services Schedule) and the Procedures Manual (as such Procedures Manual exists as of the Commencement Date), the provisions of this Agreement (but not including the Services Schedule) shall control;

                (ii) with respect to any conflict between the Performance Standards set forth in the Services Schedule (including without limitation all time deadlines set forth in the Services Schedule) and the provisions of the Procedures Manual (as such Procedures Manual exists as of the Commencement Date), the Performance Standards set forth in the Services Schedule shall control;

                (iii) with respect to any conflict between the functions and responsibilities of the Parties specified in the Services Schedule (but not including the Performance Standards set forth therein) and the functions and responsibilities of NEW TRUSTCO (but not Chase) specified in the Procedures Manual (as such Procedures Manual exists as of the Commencement Date), the functions and responsibilities of NEW TRUSTCO specified in the Procedures Manual shall control;

                (iv) with respect to any conflicts between the provisions of the Services Schedule and the Procedures Manual (as such Procedures Manual exists as of the Commencement Date) other than those described in items
        (ii) and (iii) above, such conflicts will be resolved on a case-by-case basis with neither document being deemed in advance to be controlling;

                (v) with respect to any conflict between the provisions of this Agreement (but not including the Services Schedule) and the Procedures Manual which arises after the Commencement Date as a result of changes made to this Agreement (but not including the Services Schedule) or the Procedures Manual, the provisions of this Agreement (but not including the Services Schedule) shall control; and

                (vi) with respect to any conflict between the provisions of the Services Schedule and the Procedures Manual which arises after the Commencement Date as a result of changes made to the Services Schedule or the Procedures Manual, the provision which was adopted last by the Parties shall control.

        (b) Change Control. The Procedures Manual shall contain a change control procedure, which provides, at a minimum, as follows:

                (i) Prior to using any Equipment or Software to provide the Services, Chase shall have reasonably verified that the item has been properly installed, is operating in accordance with its specifications, and is performing its intended functions in a reliable manner.

                (ii) Chase shall reasonably ensure that all programs are moved from the development and test environments to the production environment in a controlled and documented manner.

                (iii) Chase shall prepare and provide to NEW TRUSTCO a quarterly "look ahead" schedule for ongoing and planned changes to the Services. Chase agrees to discuss with NEW TRUSTCO any objections NEW TRUSTCO may have to Chase's proposed schedule for such changes and to attempt to resolve such concerns. The status of such changes shall be monitored and tracked against the applicable schedule.

        (c) REPORTING.

                (i) Chase shall provide the production reports for NEW TRUSTCO and its customers which were provided by UST immediately prior to the Commencement Date in the same frequency and formats as provided by UST (as such may be modified from time to time by mutual agreement of the Parties).

                (ii) Chase shall also provide NEW TRUSTCO with reports measuring Chase's performance against applicable Performance Standards. Unless otherwise specified in this Agreement, such reports shall be provided to NEW TRUSTCO on a monthly basis. If NEW TRUSTCO has reason to question the accuracy of any such performance report, Chase will promptly provide NEW TRUSTCO with adequate supporting documentation to enable NEW TRUSTCO to verify the accuracy of such report.

                (iii) In addition, Chase shall provide such other reports as are reasonably requested by NEW TRUSTCO and mutually agreed upon by the Parties.

                (iv) On or before the Commencement Date, the Parties will prepare a list, annexed hereto as Schedule G, of the performance reports which Chase will provide to NEW TRUSTCO based on the Performance Standards as of the Commencement Date and any other reports which the Parties have agreed under Subparagraph (iii) above that Chase will provide to NEW TRUSTCO. Schedule G will be amended from time to time, as mutually agreed by the Parties, to reflect any changes in the reports to be provided by Chase under Subparagraphs (ii) and (iii) above.

        (d) MEETINGS. Unless otherwise mutually agreed to by the Parties, the Parties shall hold quarterly meetings, at mutually agreed upon sites, for the purpose of, among other things, reviewing performance and contract issues, reviewing Chase personnel turnover and reviewing Chase's quarterly "look ahead" schedule for on-going and planned changes to the Services. All meetings shall have a published agenda issued by Chase sufficiently in advance of the meeting to allow meeting participants a reasonable opportunity to prepare for the meeting. In addition to any matters included by Chase for review, such agenda shall include such matters as are reasonably requested by NEW TRUSTCO. Each Party shall be responsible for its own expenses relating to such meetings.

        (e) TECHNOLOGY PLANNING; COMMON ASSET MANAGEMENT SYSTEM. Chase will apprise NEW TRUSTCO of Chase's technology planning activities as they relate to the Services on a quarterly basis. As part of this process, Chase will consult with NEW TRUSTCO on mutually beneficial technology developments and potential joint development efforts. Chase will endeavor to include NEW TRUSTCO inputs in its development efforts; however, unless a written joint development agreement is reached on a particular development, Chase will make development decisions in its sole discretion. The Parties recognize that, if it can be accomplished consistent with their respective business needs and objectives, it would be desirable to develop a common technology direction for asset management Systems support. Accordingly, by the end of the fourth Contract Year, the Parties will seek to develop a strategy to achieve this objective, including an evaluation of AMS/1 or AMS/Open products licensed from Financial Technologies International L.P. as a common platform. For purposes of clarification, in the event that Chase has not developed a detailed migration plan reasonably acceptable to NEW TRUSTCO for the migration of the Parties to a common asset management system by the end of the fourth Contract Year, the number of FTEs included in the Fixed Fee will increase as provided in Section 5.1(b)(i).

3.5  MIGRATION OF DATA CENTER

        (a) METROTECH MIGRATION. Chase shall migrate all data processing operations from the Broadway Data Center to the MetroTech Data Center. Chase shall complete such migration within twelve (12) months after the Commencement Date. Chase shall reimburse NEW TRUSTCO for the Direct Costs that NEW TRUSTCO incurs due to Chase's use of the Broadway Data Center between the Commencement Date and the date that Chase ceases to perform any data processing operations from the Broadway Data Center (the "Migration Period"), including, without limitation, the following: (i) rental payments for Equipment utilized by Chase at the Broadway Data Center, and (ii) salaries and benefits of NEW TRUSTCO personnel working at the Broadway Data Center who Chase requests NEW TRUSTCO to retain for the purpose of assisting Chase in providing the Services. Chase shall reimburse NEW TRUSTCO for severance payments made by NEW TRUSTCO to the aforementioned personnel (but not to exceed the amount of severance benefit that would have been payable to such employees by Chase under Paragraph 1 of Schedule 5.8(c) of the Merger Agreement if the employee had been a Retained Employee, as defined therein, at the tune of his or her termination of employment) and the rental payments relating to NEW TRUSTCO's lease of the 8th floor of the premises located at 770 Broadway, New York, New York during the Migration Period. If the Migration Period exceeds twelve (12) months, Chase shall, on the first anniversary of the Commencement Date, (A) assume the leases for all leased Equipment at the Broadway Data Center, and (B) purchase all Equipment owned by NEW TRUSTCO at the Broadway Data Center at its then fair market value.

        (b) NEW TRUSTCO APPROVAL. Chase will not migrate NEW TRUSTCO's data processing operations to any Data Center other than the MetroTech Data Center without NEW TRUSTCO's prior written approval unless Chase migrates other Chase customers to such Data Center or Chase utilizes such Data Center for substantial data processing operations for Chase.

        (c) MIGRATION PROCEDURE. In connection with the migration to the MetroTech Data Center and any other proposed Data Center migration, Chase will prepare a reasonably detailed migration plan for NEW TRUSTCO's review and comment. Chase will make all reasonable efforts to resolve any reasonable, material NEW TRUSTCO concerns with respect to migration and on-going operations at the new Data Center. Chase will pay all costs associated with the migration (subject to the provisions of the Side Letter and the Side Letter Supplement relating to the sharing of costs of obtaining the necessary license rights to certain Third Party Software) and will provide full normal services to NEW TRUSTCO during the migration period without material disruption to NEW TRUSTCO's operations.

3.6  SYSTEMS MIGRATION

        NEW TRUSTCO will have the right, at any time during the Term (but only once) and at Chase's expense, to migrate to any asset management system then used to support Chase's private banking business. Any such migration shall be performed pursuant to a reasonably detailed migration plan approved by NEW TRUSTCO and in a manner which will not cause a material disruption in NEW TRUSTCO's operations.

3.7     THIRD PARTY WORK

        Except as otherwise provided in Section 3.1(c), during the Term, NEW TRUSTCO shall have the right to provide itself, or use third parties to provide, products or services which overlap with, replace or are in addition to the Services, including without limitation Software development work. Chase shall reasonably cooperate with NEW TRUSTCO and any such third party. Any programmer costs relating to such cooperation shall be subject to Section 5.1(b) and any additional Equipment costs relating to such cooperation shall be reimbursed by NEW TRUSTCO. Chase shall notify NEW TRUSTCO and obtain its approval before incurring such additional costs; provided, however, that Chase will not be obligated to provide any such cooperation which would require it to incur such costs until NEW TRUSTCO provides the necessary approvals. Chase's obligations hereunder shall be subject to the relevant third party's (i) compliance with Chase's reasonable security and other applicable standards and procedures, (ii) execution of appropriate confidentiality agreements, and (iii) scheduling access to and use of resources to be furnished by Chase pursuant to this Agreement.

3.8     LOSS OF DATA.

        Chase shall take reasonable steps to avoid the corruption, loss or mistransmission of data and to ensure the security of data during transmission, including the use of reasonable and customary data encryption techniques. In the event that Chase becomes aware of any corruption, loss or mistransmission of data or any breach of data security during transmission, Chase shall take reasonable steps to remedy such situation. Provided that Chase complies with the provisions of this Section, Chase shall not be responsible for any corruption, loss or mistransmission of data, or for any breach of data security during transmission. NEW TRUSTCO shall take appropriate steps to ensure that access by employees and customers of NEW TRUSTCO and its Affiliates to the systems used to provide or access the Services under this Agreement is properly authorized and in accordance with security procedures then in place.

3.9     CERTAIN MATTERS RELATING TO SECURITIES HELD FOR NEW TRUSTCO AND ITS
        CUSTOMERS

        (a) Chase will maintain appropriate records showing (i) the security accounts that are maintained for NEW TRUSTCO (and its Affiliates) and the security accounts that are accounts of customers of NEW TRUSTCO (and its Affiliates), and (ii) the securities that are held for NEW TRUSTCO (and its Affiliates) and the customers of NEW TRUSTCO (and its Affiliates). For purposes of Article 8 of the Uniform Commercial Code as in effect from time to time, these accounts, taken together, shall be deemed to constitute a security account maintained for NEW TRUSTCO (and its Affiliates) on the books of Chase.

        (b) With respect to securities and other assets that NEW TRUSTCO has identified to Chase as held for customers of NEW TRUSTCO (and its Affiliates):
(i) Chase will follow directions received from NEW TRUSTCO; (ii) Chase recognizes that this property is the property of such customers; and (iii) unless otherwise expressly agreed by a customer, Chase will have no banker's lien, setoff rights or other rights to or to use such property.

                                   ARTICLE 4.
                         NEW TRUSTCO RESPONSIBILITIES

        In addition to any of NEW TRUSTCO's responsibilities as set forth elsewhere in this Agreement, whether general or specific, NEW TRUSTCO shall be responsible for performing the following on a timely basis:

4.1     NEW TRUSTCO PROJECT EXECUTIVE

        As of the Commencement Date, NEW TRUSTCO shall designate one individual to whom all Chase communications concerning this Agreement and the Services may be addressed and who has authority to act for NEW TRUSTCO in connection with all aspects of this Agreement (the "NEW TRUSTCO Project Executive") and one alternate who will substitute for the NEW TRUSTCO Project Executive when the individual designated as the NEW TRUSTCO Project Executive is not available. NEW TRUSTCO shall have the right to change the designation of the individuals who will act as the NEW TRUSTCO Project Executive and the alternate upon prior written notice to Chase.

4.2     COOPERATION

        NEW TRUSTCO agrees to cooperate with Chase, its employees and agents, in connection with this Agreement by, among other things, making available, as reasonably requested by Chase, management decisions, information, approvals and acceptances so that Chase may accomplish its obligations and responsibilities hereunder.

4.3     SAVINGS CLAUSE

        NEW TRUSTCO's failure to perform any of its responsibilities under this Agreement (other than its payment obligations) will not constitute a material breach of this Agreement, but Chase's nonperformance of its obligations will be excused if and to the extent that it results from NEW TRUSTCO's failure of performance and Chase uses reasonable efforts to perform.


4.4     TRANSITION ACTIVITIES

        The Parties hereby acknowledge that each Party has agreed to perform the transition activities set forth in the Side Letter and the Side Letter has not been superseded by any term of this Agreement and remains in full force and effect. In connection with additional transition and implementation activities not covered by the Side Letter or Section 3.5, the Parties agree that, in the event that Chase is unable to provide all of the Services on and from the Commencement Date in a manner comparable to the manner in which UST performed such Services as of the Commencement Date (other than as a result of undue delay or inactivity by UST or NEW TRUSTCO), then NEW TRUSTCO shall provide the required operational support pending assumption of the Services by Chase, and Chase shall reimburse NEW TRUSTCO for the Direct Costs of such support. For purposes of this Section, a Service is provided in a "comparable" manner if it does not (i) materially adversely impact the functions or operations of end users or materially increase NEW TRUSTCO's costs, or (ii) materially adversely impact the way NEW TRUSTCO's clients are serviced.

4.5     LIMITED AGENT

        NEW TRUSTCO hereby appoints Chase as NEW TRUSTCO's limited agent to the extent required for Chase to perform the Services, and NEW TRUSTCO agrees to promptly notify all appropriate third parties of such appointment.

4.6    ACCURACY OF DATA

        NEW TRUSTCO will take reasonable steps to ensure the accuracy of the NEW TRUSTCO instructions, information and data that it provides to Chase pursuant to this Agreement. NEW TRUSTCO will review any reports and systems output which UST Employees (other than UST Employees who are transferred to Chase or whose positions or responsibilities are eliminated as a result of the Acquisition) regularly reviewed prior to the Commencement Date to determine the accuracy of instructions, information and data provided to UST's back office operations. Chase will take reasonable steps to detect inaccuracies in the NEW TRUSTCO instructions, information and data, including the performance of normal review and editing routines. if Chase detects an inaccuracy, Chase will contact appropriate NEW TRUSTCO personnel before taking further action on such instructions, information or data.

4.7     CERTAIN CHASE PRODUCTS

        (a) EXECUTION OF SEPARATE AGREEMENTS.

                (i) With respect to Chase's "Microstation" and any future products for which Chase requires its customers to execute separate agreements, (A) NEW TRUSTCO (or its Affiliates) will enter into a written agreement with Chase under which NEW TRUSTCO will agree to be responsible for its customer's compliance with the terms and conditions contained in Chase's standard agreement for such product, and (B) unless Chase, at its own initiative, proposes to use such product as a replacement for another product, NEW TRUSTCO (or its Affiliates) will require its customers who will use any such product to (I) execute an agreement with NEW TRUSTCO (or its Affiliates) which contains the terms and conditions set forth in Chase's standard agreement for such product with such modifications thereto as are appropriate in light of NEW TRUSTCO (or its Affiliate) rather than Chase being the party to such agreement, or (II) execute Chase's standard agreement for such product, as determined under subparagraph (ii) below. In addition, Chase may require NEW TRUSTCO to execute Chase's standard agreement for any such product used by NEW TRUSTCO.

                (ii) With respect to any product covered under item (B) of subparagraph (i) above which includes material that Chase licenses from a third party, Chase will negotiate in good faith to obtain, at no additional cost to Chase or as little additional costs to Chase as possible, the right for NEW TRUSTCO to sublicense the product to customers of NEW TRUSTCO (and its Affiliates) as provided in item (B)(I) of such subparagraph (i.e., so that NEW TRUSTCO may be the party to the agreement with its customers rather than Chase).

        If Chase will be required to make additional payments to such third party to obtain such right, then Chase shall so notify NEW TRUSTCO, which notice shall indicate the amount of such additional payments.
        if requested by NEW TRUSTCO, Chase will allow NEW TRUSTCO to participate with Chase in negotiations with the third party concerning the amount of such additional payments, provided that if NEW TRUSTCO's participation would in Chase's good faith opinion materially delay Chase closing its transaction with the third party, Chase may close the transaction and allow NEW TRUSTCO to negotiate the amount of such payments with the third party after the closing. If NEW TRUSTCO desires for Chase to obtain such right and agrees to reimburse Chase for such additional payments, then the product will be sublicensed to NEW TRUSTCO customers in accordance with item (B)(I) of subparagraph (i) above. If NEW TRUSTCO does not agree to reimburse Chase for such additional payments, then the product will be sublicensed to NEW TRUSTCO customers in accordance with item (B)(II) of subparagraph (i) above.

                (iii) In no event will the terms and conditions in any Chase standard agreement be construed to diminish any of the Performance Standards or Chase's obligations under this Agreement.

                (iv) Notwithstanding anything to the contrary herein, if it objects to Chase's standard agreement for a particular product, NEW TRUSTCO will not be obligated to enter into the agreement referred to in item (A) of subparagraph (i) above or to require its customers to enter into the agreements referred to in item (B)(I) or (B)(II) of subparagraph (i) above. In such event, Chase will not be obligated to make such product available to NEW TRUSTCO or its customers and, if such product is a replacement for another product then used by Chase in providing the Services, Chase will continue using such other product for NEW TRUSTCO and its customers.

        (b) CHARGES. There will be no additional charge for the use by NEW TRUSTCO or its Affiliates for Microstation (except that NEW TRUSTCO and its Affiliates will be responsible for providing the End User Equipment and Systems Software required to operate Microstation). Any charges to NEW TRUSTCO and its Affiliates for future products covered under Section 4.7(a) will be determined pursuant to Section 2 of Schedule C. Customers of NEW TRUSTCO (or its Affiliates) may be charged a reasonable fee for the use of Microstation and future products referred to above, except that there will be no charge for the use of any such product if (i) Chase generally provides it to its clients without additional charge, or (ii) Chase, at is own initiative, proposes to use the product as a replacement for another product for which there is no separate charge by Chase to such customers (e.g., if Chase, at its own initiative, proposes to use MicroStation as a replacement for NEW TRUSTCO's Ready Access product).

        (c) BREACHES. In the event that a customer of NEW TRUSTCO (or its Affiliates) materially breaches an agreement executed pursuant to Section 4.7(a), NEW TRUSTCO will notify such customer in writing of such breach promptly after becoming aware of the same. If such customer fails to cure such breach within fifteen (15) days after receipt of such notice, then NEW TRUSTCO will, at Chase's written request, require the customer to cease using the product covered by such agreement.

4.8     SECURITY VIOLATIONS.

        Notwithstanding anything to the contrary in this Agreement, Chase will have the right to take immediate remedial action, in consultation with NEW TRUSTCO, with respect to a customer of NEW TRUSTCO (or its Affiliates) which is reasonable under the circumstances in the event that Chase determines that there has been a security violation in connection with the use of any Chase product.

4.9     SETTLEMENT FOR TRANSACTIONS PROCESSED BY CHASE.

        On each New York banking day, by the time specified in the Procedures Manual, Chase will have posted entries to U.S. Trust's 920 account with Chase or other similar account (the "920 Account") for the settlement of all transactions processed by Chase or its Affiliates on behalf of NEW TRUSTCO, its Affiliates and their respective customers in accordance with this Agreement NEW TRUSTCO authorizes Chase to make debit and credit entries to its 920 Account for such transactions. If the resulting balance in the 920 Account is a debit balance, by the time specified in the Procedures Manual NEW TRUSTCO shall deposit additional funds to the 920 Account in the amount of such debit balance, and if NEW TRUSTCO fails to make such deposit it shall repay the overdraft as soon as practicable on the next New York banking day together with interest thereon at a rate per annum equal to one percent (1%) plus the effective Federal Funds Rate, as published by the Federal Reserve Bank of New York, on each day the 920 Account remains overdrawn. If the resulting balance in the 920 Account is a credit balance, Chase shall pay the amount of such credit balance as NEW TRUSTCO directs.


                                   ARTICLE 5.
                           CHARGES AND PAYMENT TERMS

5.1   CHARGES

        (a) FIXED FEE AND SUPPLEMENTAL FEE. NEW TRUSTCO will pay a fixed annual fee often million dollars ($10,000,000) (the "Fixed Fee") in equal monthly installments throughout the Term. In addition, NEW TRUSTCO will pay a supplemental fee of **** **** per year in equal monthly installments during the first three (3) years of the Term and **** per year in equal monthly installments during the remainder of the Term (the "Supplemental Fee") in consideration of the expansion of the scope of services to be performed by Chase under this Agreement subsequent to the establishment of the Fixed Fee.

        (b) APPLICATIONS DEVELOPMENT AND MAINTENANCE.

                (i) AMS AND GTAS. The Fixed Fee includes an applications development and maintenance staff of **** full time equivalents ("FTEs") dedicated to AMS and GTAS applications development and maintenance during the Term, as further described in the Services Schedule; provided, however, that beginning with the fifth Contract Year, the number of FTEs included in the Fixed Fee will increase by **** FTEs per Contract Year for

**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.
                                       18

        Contract Years five through seven unless and until Chase has developed a detailed implementation plan reasonably acceptable to NEW TRUSTCO for the migration of the Parties to a common asset management system (at which time the number of FTEs will revert to 24). Any applications development and maintenance work requested by NEW TRUSTCO which requires Chase to provide more FTEs than are included in the Fixed Fee will be priced at the rate of **** per FTE per year, subject to annual cost-of-living adjustments pursuant to the provisions of Schedule D hereto.

                (ii) BANKING SYSTEMS. In the event that NEW TRUSTCO requests applications development to be performed on Software which is part of the banking systems operated by Chase pursuant to Article III of the Services Schedule, then (A) if Chase performs such applications development work, NEW TRUSTCO will be charged for such work at the FTE rates set forth in Section 5.1(b)(i); and (B) if a third party selected by Chase performs such applications development work, NEW TRUSTCO will be responsible for paying such third party's charges for such work and any subsequent increase in the license or maintenance fees payable to such third party which are attributable to such development work, provided that Chase notifies NEW TRUSTCO in writing and obtains its written approval before incurring such charges.

        (c) TERMINATION ASSISTANCE CHARGES. The Termination Assistance described in Section 8.5 shall be provided at no charge to NEW TRUSTCO, except as provided therein and in this Section 5.1(c). So long as Chase continues to provide any portion of the Services after the Termination Date pursuant to
Section 8.5(b), NEW TRUSTCO will pay Chase, at the Chase Prevailing Rates, for such portion of the Services that Chase continues to provide. In addition, NEW TRUSTCO will (i) pay Chase at the rates specified in Section 5.1(b) if and to the extent that Chase is required to provide FTEs in excess of the number included in the Fixed Fee in order to provide Termination Assistance, and (ii) reimburse Chase for any additional Direct Costs incurred by Chase in providing Termination Assistance to the extent such Direct Costs are not covered by the Fixed Fee and other charges under this Agreement.

        (d) ADDITIONAL CHARGES. NEW TRUSTCO shall pay Chase the additional charges set forth in Schedule C.

        (e) EXPENSES. Except as otherwise expressly provided in this Agreement, all expenses that Chase incurs in performing the Services are covered by the Fixed Fee, the Supplemental Fee, the charges set forth in Schedule C and this
Article 5 and will not be separately reimbursable by NEW TRUSTCO, including without limitation depository fees.

        (f) NO OTHER CHARGES. For all the Services provided or to be provided by Chase under this Agreement, NEW TRUSTCO shall not be obligated to pay Chase any amounts in addition to the charges specified in this Agreement.

        (g) PROOF OF CHASE PREVAILING RATES. Wherever this Agreement provides that Chase's charges to NEW TRUSTCO will be based on Chase Prevailing Rates, Chase shall provide to NEW TRUSTCO, to the fullest extent possible without violating any confidentiality obligations to third parties, information reasonably requested by NEW TRUSTCO to verify the level of such rates at any relevant times. At NEW TRUSTCO's request at any time (but not more frequently

**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.
                                       19
than quarterly), Chase shall provide NEW TRUSTCO with a certificate, signed by an officer designated by Chase having a rank of senior vice-president or higher, certifying the level of such rates and compliance with the requirements of this Paragraph(f).

5.2     PAYMENT TERMS

        (a) INVOICES.

                (i) Chase shall invoice NEW TRUSTCO on or before the first day of each month (but not before the beginning of the prior month) for the portion of the Fixed Fee and the Supplemental Fee attributable to such month. Invoices of the Fixed Fee and the Supplemental Fee shall be due and payable on or before the fifteenth (15th) day of the month. Additional Volume Charges will be invoiced after the end of each six month period following the Commencement Date in the manner set forth in
        Section 1(j) of Schedule C. Any charges by Chase for FTEs in excess of the number included in the Fixed Fee will be invoiced on a monthly basis, which invoices shall be due and payable within thirty (30) days after receipt by NEW TRUSTCO. Any charges by Chase for new products or services will be invoiced in the manner agreed to by the Parties at the time this Agreement is amended to include such new products or services. Any amount due under this Agreement for which a time for payment is not otherwise specified will be due and payable within thirty (30) days after receipt of the invoice for such amount.

                (ii) Notwithstanding the provisions of Section 5.2(a)(i), in the event that this Agreement is terminated due to a material breach by NEW TRUSTCO, then Chase may require NEW TRUSTCO to pay for any Termination Assistance and continued provision of Services pursuant to Section 8.5 monthly in advance based on a reasonable estimate by Chase of the total monthly charges for such Termination Assistance and continued provision of Services. Chase shall invoice NEW TRUSTCO for such estimated charges at least fifteen (15) days before the beginning of the month and each such invoice shall be payable on or before the first day of the month. As soon as practicable after the end of each month, Chase shall provide NEW TRUSTCO with a reconciliation of the actual versus estimated monthly charges for such Termination Assistance and continued provision of Services, and an appropriate adjustment shall be made on the next monthly invoice (or if there will be no subsequent monthly invoices, the appropriate Party shall pay the difference to the other Party within fifteen (15) days of Chase notifying NEW TRUSTCO of the reconciliation). If payment is not timely made under this Subparagraph (ii), Chase shall have no further obligation to continue to provide Termination Assistance or other Services.

        (b) ACCOUNTABILITY. Chase shall maintain complete and accurate records of and supporting documentation for all financial transactions arising under this Agreement and for all amounts billable to and payments made by NEW TRUSTCO hereunder, and shall retain such records for a period of six (6) years following the end of the Term or as otherwise required by law. Chase agrees to provide NEW TRUSTCO with documentation and other information with respect to each invoice as maintained by Chase, its subcontractors or suppliers and as may be reasonably requested by NEW TRUSTCO to verify that Chase's charges to NEW TRUSTCO are accurate, correct and valid in accordance with the provisions of this Agreement NEW TRUSTCO and its authorized agents and representatives shall have access to such records for purposes of audit during normal business hours during the Term of this Agreement and during the period for which Chase is required to maintain such records.

        (c) PRORATION. Any periodic charges under this Agreement are to be computed on a calendar month basis, and shall be prorated for any partial month. Notwithstanding the preceding sentence, the Supplemental Fee shall not be prorated for any partial month but shall be fully paid when invoiced.

        (d) DISPUTED CHARGES. NEW TRUSTCO shall pay undisputed charges when such payments are due and payable under this Article 5. NEW TRUSTCO may withhold payment of particular charges, except for the Fixed Fee and the Supplemental Fee, that NEW TRUSTCO disputes in good faith and in that case NEW TRUSTCO shall advise Chase in writing of the nature of the dispute and the Parties shall promptly commence dispute resolution as specified in Article 15.

        (e) METHOD OF PAYMENT. All payments, reimbursements and refunds made by one Party to the other Party hereunder shall be made by wire transfer. Unless otherwise agreed by NEW TRUSTCO, Chase shall not have the right to receive payment of its charges by debiting NEW TRUSTCO's account with Chase. Notwithstanding the foregoing, in the event that NEW TRUSTCO fails to make timely payment of any installment of the Fixed Fee or the Supplemental Fee or any undisputed charge arising under this Agreement, Chase shall have the right to receive payment of such fee or charge by debiting NEW TRUSTCO's account with Chase, but only if NEW TRUSTCO fails to make payment of such fee or charge, including interest as set forth below, within fifteen (15) days after receiving written notice from Chase that payment is past due. Interest on any such late payment shall be at a rate equal to the effective Federal Funds rate as published by the Federal Reserve Bank of New York, on each day from the date such payment is due until the earlier of (i) date that such payment is made, or
(ii) the date that Chase debits NEW TRUSTCO's account.

        (f) ALLOCATION. Chase invoices shall allocate Chase's charges among NEW TRUSTCO and each of its Affiliates based upon a methodology provided by NEW TRUSTCO which will be consistent with the volume methodology set forth in Schedule C.

5.3  TAXES

        The Parties' respective responsibilities for taxes arising under or in connection with this Agreement shall be as follows:

        (a) Each Party shall be responsible for any personal property taxes on property it owns or leases, for franchise and privilege taxes on its business, and for taxes based on its net income or gross receipts.

        (b) Chase shall be responsible for any sales, use, excise, value-added, services, consumption, and other taxes and duties payable by Chase on any goods or services used or consumed by Chase in providing the Services where the tax is imposed on Chase's acquisition or use of such goods or services or the amount of tax is measured by Chase's costs in acquiring such goods or services.

        (c) In the case of any sales, use, excise, value-added, services, consumption, or other tax during the Term that is assessed on the provision of the Services as a whole, or on any particular Service received by NEW TRUSTCO from Chase, NEW TRUSTCO shall be responsible for such tax.

        (d) The Parties agree to fully cooperate with each other to enable each to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible. Chase's invoices shall separately state the portion of its charges which are subject to any taxes described in paragraph (c) above and the amounts of any taxes Chase is collecting from NEW TRUSTCO. Each Party shall provide and make available to the other any resale certificates, information regarding out-of-state or out-of-country sales or use of equipment, materials or services, and other exemption certificates or information reasonably requested by either Party.

                                   ARTICLE 6.
                          INTELLECTUAL PROPERTY RIGHTS

6.1 NEW TRUSTCO SOFTWARE

        NEW TRUSTCO grants to Chase a worldwide, paid-up, royalty-free, nonexclusive license during the Term to use, copy, modify and enhance, for the sole purpose of providing the Services to NEW TRUSTCO, all existing and future Software owned by NEW TRUSTCO which is required for Chase to provide the Services. Such license shall be in addition to any licenses of such Software granted to United States Trust Company of New York pursuant to the License Agreement to be entered into between United States Trust Company of New York and NEW TRUSTCO in connection with the Acquisition (the "License Agreement"). Except as provided above or in the License Agreement, Chase shall have no right, title or interest in any Software owned by NEW TRUSTCO.

6.2 THIRD PARTY SOFTWARE LICENSED BY NEW TRUSTCO.

        (a) Subject to obtaining any Required Consents, NEW TRUSTCO grants to Chase, during the Term, for the sole purpose of providing the Services to NEW TRUSTCO, the same rights of access and use that NEW TRUSTCO has with respect to Third Party Software licensed by NEW TRUSTCO as of the Commencement Date and required by Chase to provide the Services. Such right of access and use shall be in addition to any license of such Third Party Software granted to Chase under the License Agreement. Chase will have financial and administrative responsibility for such Third Party Software and related maintenance obligations during the Term (subject to the provisions of the Side Letter and the Side Letter Supplement). Chase will comply with all duties, including use and nondisclosure restrictions, imposed on NEW TRUSTCO by any Third Party Software license.

        (b) The Parties will cooperate with each other in seeking all Required Consents. If any Required Consent is not obtained, then, unless and until such Required Consent is obtained, Chase shall determine and adopt, subject to NEW TRUSTCO's prior approval, such alternative approaches as are necessary and sufficient to provide the Services without such Required

Consents, including the use of the substitute products if they do not degrade service to NEW TRUSTCO or result in any additional cost or expense to NEW TRUSTCO.

6.3     THIRD PARTY SOFTWARE LICENSED BY CHASE

        Chase will not use any Third Party Software in performing the Services which is not commercially available at the time Chase chooses to utilize such Software without first obtaining NEW TRUSTCO's written consent.

6.4     OWNERSHIP OF WORK PRODUCT

        (a) Except as otherwise provided in the License Agreement, all Software developed by Chase or its Affiliates under this Agreement as to which development is fully paid for by NEW TRUSTCO shall be considered works made for hire owned by NEW TRUSTCO (subject to the rights of Chase, its Affiliates or third parties in pre-existing works which are incorporated into such work product). Chase will notify NEW TRUSTCO in advance if it proposes to perform a particular development project on a shared funding basis. As to NEW TRUSTCO owned Software described in this Section 6.4(a) which is not subject to the terms of the License Agreement, NEW TRUSTCO hereby grants to Chase a worldwide, perpetual, paid-up, royalty free, nonexclusive, nontransferable license to use, modify and enhance such NEW TRUSTCO owned Software solely in the course of Chase providing the Services.

        (b) The content of all system output and similar material from Services performed for NEW TRUSTCO pursuant to this Agreement, and all copies thereof, shall be considered works made for hire owned by NEW TRUSTCO (subject to the rights of Chase, its Affiliates or third parties in pre-existing works which are incorporated into such work product).

        (c) If any work product referred to in Paragraph (a) or (b) above may not be considered a work made for hire under applicable law, Chase hereby irrevocably assigns, and shall cause its Affiliates to assign, to NEW TRUSTCO without further consideration, their right, title and interest in and to such work product, including U.S. and foreign copyrights (subject to the rights of Chase, its Affiliates or third parties in pre-existing works which are incorporated into such work product). Chase acknowledges that NEW TRUSTCO and the successors and assigns of NEW TRUSTCO shall have the right to obtain and hold in their own name any intellectual property rights in and to such work product Chase agrees to execute any documents and take any other actions reasonably requested by NEW TRUSTCO to effectuate the purposes of this Article and shall cause its Affiliates to do the same. Notwithstanding the provisions of this Section 6.4, NEW TRUSTCO's ownership of such work product shall not prohibit Chase or its Affiliates from independently developing similar products without reference to or use of such work product or NEW TRUSTCO's Confidential Information (as defined in Section 7.2).

6.5     NO OTHER RIGHTS

        This Agreement shall not confer upon either Party intellectual property rights in materials of the other Party (to the extent not covered by this Article) unless otherwise so provided in other provisions of this Agreement.

                                   ARTICLE 7.
                      DATA SECURITY/CONFIDENTIALITY/AUDITS

7.1     SAFEGUARDING NEW TRUSTCO DATA

        Chase shall establish and maintain safeguards against the destruction, loss or alteration of NEW TRUSTCO Data in the possession of Chase which are no less rigorous than those maintained by Chase for its own information of a similar nature. NEW TRUSTCO shall have the right to establish backup security for data and to keep backup data and data files in its possession if it chooses.

7.2     CONFIDENTIALITY

        (a) OBLIGATIONS. As used herein, "Confidential Information" shall mean NEW TRUSTCO Data and Chase Data and, in addition, any information of a Party which is marked confidential, restricted, or proprietary. Each Party's Confidential Information shall remain the property of that Party except as expressly provided otherwise by the other provisions of this Agreement. NEW TRUSTCO and Chase shall each use at least the same degree of care to prevent disclosing to third parties the Confidential Information of the other as it employs to avoid unauthorized disclosure, publication or dissemination of its own information of a similar nature (including the use of written confidentiality agreements with employees); provided, however, that the Parties may disclose such information to persons or entities performing services required or permitted hereunder where (i) use of such person or entity is authorized under this Agreement, (ii) such disclosure is necessary or otherwise naturally occurs in that person's or entity's scope of responsibility, (iii) the person or entity agrees in writing to assume the obligations described in this Section, and (iv) the disclosing Party assumes full responsibility for the acts or omissions of such person or entity. Any disclosure to such person or entity shall be under the terms and conditions as provided herein. Furthermore, neither Chase nor NEW TRUSTCO shall (A) commercially exploit any Confidential Information of the other, (B) make any use or copies of the Confidential Information of the other except as contemplated by this Agreement, (C) acquire any right in or assert any lien against the Confidential Information of the other, or (D) refuse for any reason (including a default or material breach of this Agreement by the other Party) to promptly provide the other Party's Confidential Information (including copies thereof) to it if requested to do so. Chase and NEW TRUSTCO shall each promptly provide copies of or return Confidential Information of the other Party at the other Party's request, in a form reasonably requested by the other Party, or shall, at the other Party's request, destroy it (excluding, however, copies of such Confidential Information as may be necessary to be retained by reason of legal, accounting or regulatory requirements). Access of non-NEW TRUSTCO personnel to information relating to customers of NEW TRUSTCO and its Affiliates must be approved by NEW TRUSTCO (by the functional group or department requiring access rather than on a person-by-person basis); provided, however, that Chase shall be excused from performance to the extent that (i) NEW TRUSTCO denies access to Chase personnel who require such access to perform the Services, and (ii) Chase has provided NEW TRUSTCO with written notice of such requirement. Chase shall limit disclosure of NEW TRUSTCO Data to employees and subcontractors of Chase on a need-to-know basis (including employees and subcontractors within approved functional groups and departments), and will be responsible for any unauthorized disclosures by such employees and subcontractors.

        (b) EXCLUSIONS. Notwithstanding Paragraph (a) above, this Section 7.2 shall not apply to any particular information which Chase or NEW TRUSTCO can demonstrate (i) was, at the time of disclosure to it, in the public domain; (ii) after disclosure to it, is published or otherwise becomes part of the public domain through no fault of the receiving Party; (iii) was in the possession of the receiving Party at the tune of disclosure to it; (iv) was received after disclosure to it from a third party who had a lawful right to disclose such information to it; or (v) was independently developed by the receiving Party without reference to Confidential Information of the furnishing Party. In addition, a Party shall not be considered to have breached its obligations under this Section for disclosing Confidential Information of the other Party as required to satisfy any legal requirement of a competent government body, provided that, immediately upon receiving any such request and to the extent that it may legally do so, such Party advises the other Party promptly and prior to making such disclosure in order that the other Party may interpose an objection to such disclosure, take action to assure confidential handling of the Confidential Information, or take such other action as it deems appropriate to protect the Confidential Information. Further, Chase shall not be considered to be in breach of its obligations under this Section for disclosing to potential customers of securities processing, bank operations, information technology and related back office support services offered by Chase the total volume of such services (e.g., number of custody accounts and transactions) performed by Chase for NEW TRUSTCO and other external customers of Chase, provided that the information disclosed would not enable the recipient of such information to determine the volume (or approximate volume) of any such services performed for NEW TRUSTCO.

        (c) LOSS OF CONFIDENTIAL INFORMATION. In the event of any unauthorized disclosure or loss of, or inability to account for, any Confidential Information of the furnishing Party, the receiving Party shall notify the furnishing Party immediately.

        (d) NO IMPLIED RIGHTS. Nothing contained in this Section shall be construed as obligating a Party to disclose its Confidential Information to the other Party, or as granting to or conferring on a Party, expressly or impliedly, any rights or license to the Confidential Information of the other Party; provided, however, that each Party shall have such rights of use of the other Party's Confidential Information as may be set forth elsewhere in this Agreement.

7.3  AUDIT RIGHTS

        (a) GENERAL. Chase shall provide to NEW TRUSTCO's (and its Affiliates') regulators access at all reasonable times to the part of any facility at which Chase is providing the Services, to Chase personnel providing the Services, and to data and records relating to the Services, in connection with any regulatory examinations of NEW TRUSTCO (or any of its Affiliates). In addition, (i) Chase shall allow NEW TRUSTCO's external and internal auditors (on behalf of NEW TRUSTCO and its Affiliates) to utilize computer assisted audit techniques provided by NEW TRUSTCO (or any of its Affiliates) against those NEW TRUSTCO (and its Affiliates) computer systems and files, and files created by Chase for shared Systems that represent NEW TRUSTCO (and its Affiliates) data, that are operated, supported or maintained by Chase pursuant to this Agreement, and (ii) with respect to any applications under development under this Agreement, Chase shall allow NEW TRUSTCO's external and internal auditors who participate in some or all of the acceptance testing of such applications under Section III.E of Schedule A access at all reasonable times to the part of any facility at which Chase is performing such applications development, to Chase personnel performing such applications development, and to data and records relating to such applications development, for the purpose of testing that agreed internal controls for such applications have been included. Further, Chase shall provide customers and proprietary fluids of NEW TRUSTCO (and its Affiliates), issuers of securities, and their respective auditors, with access to (A) the vault in which physical securities for which NEW TRUSTCO (or any of its Affiliates) acts as trustee or custodian are held for the purpose of verifying physical holdings, and (13) reconciliations of depository records for securities for which NEW TRUSTCO (or any of its Affiliates) acts as trustee or custodian for the purpose of verifying book entry holdings. Chase shall cooperate with such auditors and regulators and provide them with any assistance that they reasonably require to install and operate audit software.

        (b)     AUDIT REPORTS.

                (i) Chase shall provide NEW TRUSTCO with a copy of a report annually prepared and opined by external auditors contracted for by Chase (which auditors shall be a nationally recognized firm) in accordance with Statement on Auditing Standards No. 70 issued by the American Institute of Certified Public Accountants, as amended or superseded by subsequent pronouncements (such types of reports, whether or not contracted for by Chase, being referred to herein as "SAS 70 Reports"), covering the services provided by Chase's Global Securities Services (referred to herein as "GSS") to its clients and NEW TRUSTCO (and its Affiliates).

                (ii) Chase will require its external auditors to use their reasonable best efforts to plan and to substantially complete their work on the GSS SAS 70 Report, except for the follow-up and update testing, on or before January 15 following the calendar year then ended in order to provide a verbal report to NEW TRUSTCO's internal and external auditors (which auditors will act on behalf of NEW TRUSTCO and its Affiliates) by such date with respect to such report. The mutual intent of the Parties is for Chase's external auditors to inform NEW TRUSTCO's internal and external auditors in such verbal report, subject to completion of update testing, whether the specified internal control policies and procedures were suitably designed at December 31 of the calendar year then ended, and whether such policies and procures were operating with sufficient effectiveness during such year. This information is required in order for NEW TRUSTCO's external auditors to report on NEW TRUSTCO's (and its Affiliates') financial statements in accordance with Securities and Exchange Commission requirements on a timely basis, which is considered to be no more than three (3) weeks after the close of the fiscal year. Chase will allow NEW TRUSTCO's external and internal auditors (on behalf of NEW TRUSTCO and its Affiliates) to meet with Chase's external auditors prior to December 31 of each calendar year to discuss the status of the GSS SAS 70 procedures and related testing for such year. The final GSS SAS 70 Report will be provided to NEW TRUSTCO on approximately April 30 following the calendar year then ended. The GSS SAS 70 Report will incorporate policies, procedures and controls over the processing of NEW TRUSTCO'S (and its

        Affiliates') data and the population sampled for testing will include NEW TRUSTCO (and its Affiliates') data. NEW TRUSTCO shall have the right to meet with Chase in following up any exceptions disclosed in SAS 70 Reports and to discuss the steps taken to correct them.

                (iii) In addition to the GSS SAS 70 Reports, Chase will provide NEW TRUSTCO with SAS 70 Reports from third party servicers and other audit reports conducted by Chase's internal auditors with respect to NEW TRUSTCO (and its Affiliates) systems, systems shared with Chase and/or the Services.

                (iv) With respect to the audits of systems and Services conducted by Chase and not covered in the aforementioned SAS 70 Reports, Chase will agree with NEW TRUSTCO on the audit scope prior to the commencement of the audits. Chase's internal draft and final audit reports and workpapers relative to NEW TRUSTCO (and its Affiliates) shall be available for review by NEW TRUSTCO's internal and external auditors (on behalf of NEW TRUSTCO and its Affiliates). NEW TRUSTCO shall have the right to meet with Chase in following up any NEW TRUSTCO (and its Affiliates) exceptions disclosed in the internal audit reports and to discuss the steps taken to correct them. Chase's internal auditors will agree with NEW TRUSTCO on the risk rating for those Services not covered in the aforementioned SAS 70 Reports using Chase's risk rating methodology. For those Services with a very high risk rating, the internal audits will be conducted during the twelve month period ending September 30 of each year and the draft reports shall be issued no later than December 15 of each year. Final audit reports shall be issued no later than December 31 of each year. An other Services will be audited in accordance with Chase's internal audit cycle. The draft and final audit reports relating to such Services shall be provided to NEW TRUSTCO upon issuance thereof by Chase internally. The workpapers associated with such reports shall also be available for review by NEW TRUSTCO's internal and external auditors upon issuance of the draft audit reports by Chase internally. If there are any Services that NEW TRUSTCO believes should be audited and such Services are not covered in the GSS SAS 70 Reports or other SAS 70 Reports and audits provided by Chase, Chase will allow NEW TRUSTCO to engage Chase's external auditors to perform audits of such Services at NEW TRUSTCO's expense.

                (v) Except as provided in the last sentence of subparagraph
        (iv) above, the professional fees and expenses related to the preparation of SAS 70 Reports and other reports and audits referred to in this Section 7.3 shall be borne by Chase.

                            ARTICLE 8.
                           TERMINATION

8.1  TERMINATION FOR CAUSE

     In the event that either Party materially breaches any of its duties or obligations under this Agreement, which breach shall not be cured within thirty
(30) days after written notice specifying the breach is given to the breaching Patty, then the Party not in breach may, by giving written notice to the breaching Party, terminate this Agreement for cause as of a date specified in the notice of termination, provided, however, that the Party not in breach may only give such notice after the expiration of a fifteen (15) day informal dispute resolution process conducted pursuant to Section 15.2(e). Without limiting the foregoing, repeated breaches by a Party of its duties or obligations under this Agreement shall be deemed a material breach of this Agreement.

8.2  TERMINATION FOR CONVENIENCE

    At any time after the first Contract Year, NEW TRUSTCO may terminate this Agreement for convenience and without regard to cause by giving Chase at least six (6) months prior written notice (which may be given before the end of the first Contract Year) designating the termination date. A termination fee of two million five hundred thousand dollars ($2,500,000) shall apply if the effective date of termination is during the second Contract Year. Such termination fee shall be reduced pro rata by the amount of $69,444.44 per month for each month beyond the end of the second Contract Year. No other break-up fees or penalties will be payable in the event of termination for convenience.

8.3  TERMINATION FOR INSOLVENCY

    In the event that either Patty (a) files for bankruptcy; (b) becomes or is declared insolvent, or is the subject of any proceedings related to its liquidation, insolvency or the appointment of a receiver or similar officer for it; (c) makes an assignment for the benefit of all or substantially all of its creditors; or (d) enters into an agreement for the composition, extension, or readjustment of substantially all of its obligations, then the other Party may, by giving written nonce of termination to such Party, terminate this Agreement as of a date specified in such notice of termination.

8.4  TERMINATION UPON CHANGE OF CONTROL

    Chase shall promptly notify NEW TRUSTCO of any Chase Change of Control (as defined below). In the event of a Chase Change of Control, NEW TRUSTCO shall have the right to terminate this Agreement by giving Chase written notice of termination within six (6) months after the consummation of such Chase Change of Control specifying a termination date. For purposes of this Section, the term "Chase Change of Control" shall mean (i) the sake of all or substantially all of the assets of Chase or its parent corporation, in a single transaction or series of related transactions, to any person or entity, or group of related persons and entities, (ii) the merger or consolidation of Chase or its parent corporation into or with another entity where Chase (or its parent corporation) is not the (ii) entity (but occluding any such merger or consolidation as to which at least 50% of the outstanding voting securities of the surviving entity are owned by the owners of Chase or its parent corporation. immediately prior to the merger or consolidation), or (iii) the acquisition by a person or entity, or group of related persons or entities, of at least 50% of the outstanding voting securities of Chase or its parent corporation.

8.5  TERMINATION/EXPIRATION ASSISTANCE

    (a) GENERAL. Subject to the provisions of Section 5.1(c) and 5.2(a)(ii), except as otherwise expressly stated herein, Chase will provide reasonably requested termination assistance to NEW TRUSTCO or its designee for a period commencing six (6) months prior to expiration or termination of this Agreement, and continuing for up to one year after the expiration or termination of this Agreement (for any reason, including termination for the material breach of

NEW TRUSTCO) to facilitate a smooth transition. of the Services to NEW TRUSTCO or its designee ("Termination Assistance"); provided, however, that Chase will be required to provide Termination Assistance for only up to six (6) months after any termination of this Agreement by Chase based on a Change of Control (as defined in the Post Closing Covenants Agreement). Termination Assistance shall include, without limitation, the following:

                (i) Chase will assist in the development of a transition plan, will make available necessary project personnel and resources to facilitate the transition, and will provide training, documentation and other materials necessary to enable NEW TRUSTCO or its designee to assume responsibility for the Services using any Equipment or Systems previously used by Chase.

                (ii) If and to the extent that a third party is designated by NEW TRUSTCO to assume responsibility for the Services, Chase shall provide the Termination Assistance to NEW TRUSTCO's designee. Chase shall provide the designee with such information regarding the Services as is reasonably prudent or necessary in order for the designee to assume responsibility for, and continue the performance of, the Services in an orderly manner. However, prior to providing any of the foregoing Termination. Assistance to NEW TRUSTCO's designee, Chase shall have the right to receive from such designee, in a form reasonably acceptable to Chase, written assurances that (A) the designee shall maintain at all times the confidentiality of any Chase proprietary information, Chase Software, or other confidential materials disclosed or provided to, or learned by, such designee in the course of receiving the Termination Assistance, and (B) the designee shall use such proprietary information, Chase Software, and other confidential materials only for the purpose of providing services to NEW TRUSTCO.

                (iii) The provisions of Section 7(b) of the Post Closing Covenants Agreement and Section 16.15 of this Agreement shall not prevent NEW TRUSTCO and its designee from offering employment to any Chase employees (including without limitation individuals performing work for Chase on a contract basis) who are primarily performing Services for NEW TRUSTCO's account at any time during the six (6) month period prior to expiration or termination of this Agreement.

                (iv) Chase shall grant to NEW TRUSTCO and its Affiliates a worldwide, perpetual, paid-up (when NEW TRUSTCO has paid Chase the one-time license fee referred to below), royalty free, nonexclusive license (A) to use, copy, modify and enhance, in the course of providing banking, trust, custody or other financial services, any then existing Software owned by Chase or any of its Affiliates (including any modifications, enhancements or derivative works of Software licensed by Chase from third parties, if and to the extent that Chase is the owner of such modifications, enhancements or derivative works) which is part of an asset management system or corporate trust and agency system and is used to provide Services to NEW TRUSTCO immediately prior to the Termination Date (the "Chase Software"), and
        (B) to sublicense to NEW TRUSTCO Clients (as defined below) the right to use the Chase Software (in object code form only) in the course of NEW TRUSTCO or its Affiliates providing banking, trust, custody or other financial services to such NEW TRUSTCO Clients. For purposes of this Section 8.5(a)(iv), "NEW TRUSTCO Clients" shall mean any persons or entities to whom NEW TRUSTCO or its

        Affiliates provides any services. NEW TRUSTCO and its Affiliates shall have the right to permit their contractors to exercise their rights under such license for their benefit, but solely for their benefit, in the course of providing banking, trust, custody or other financial services. Such licenses shall be in addition to any licenses of such Chase Software granted to NEW TRUSTCO pursuant to the License Agreement. As part of such license, (I) NEW TRUSTCO shall be required to execute a license agreement which contains terms and conditions which conform in form and substance to the relevant provisions of the License Agreement, (II) Chase will provide copies of source code and technical documentation for such Chase Software, and (III) NEW TRUSTCO shall pay Chase the then current fair market value of such license as a one-time license fee. Such license will not be transferable by NEW TRUSTCO without Chase's prior written approval, except in connection with a direct or indirect acquisition of NEW TRUSTCO by another institution which is not a competitor of Chase. In the event that there is a direct or indirect acquisition of NEW TRUSTCO by another institution which is a competitor of Chase, neither NEW TRUSTCO nor the acquirer shall use the Chase Software for processing any accounts of persons or entities who were not NEW TRUSTCO Clients as of the closing date of such acquisition without Chase's prior approval, which approval may be granted or withheld at Chase's sole discretion and may be subject to additional fees and terms and conditions; provided, however, that to enable NEW TRUSTCO to successfully transition to a new asset management and/or corporate trust and agency system, NEW TRUSTCO (or the acquirer) may use the Chase Software, without additional fees, to process all accounts of NEW TRUSTCO Clients (including accounts of persons and entities who become NEW TRUSTCO Clients after the closing date of such acquisition) for a period of up to eighteen (18) months following the closing date of such acquisition. Such new accounts shall not include any accounts of the acquirer prior to closing date of the acquisition. As a condition to the transfer of the license granted under this Subparagraph (iv), the transferee shall execute and deliver to Chase a writing in which the transferee agrees to be bound by the terms and conditions of the license agreement referred to in item (I) above.

                (v) To the extent NEW TRUSTCO is not the licensee of Third Party Software then being used by Chase to provide the Services, Chase shall use reasonable efforts, at NEW TRUSTCO's request and subject to obtaining any Required Consents, to provide NEW TRUSTCO (or its designee, if requested by NEW TRUSTCO) with a sublicense or other right to use such Software after termination or expiration of this Agreement, for the benefit of NEW TRUSTCO and its Affiliates, and their respective customers, in supporting the business of NEW TRUSTCO and ks Affiliates. NEW TRUSTCO shall be responsible for paying any fees required to obtain Required Consents.

                (vi) Chase shall make available to NEW TRUSTCO or its designee, pursuant to reasonable terms and conditions, any Equipment owned or leased by Chase or its Affiliates that is substantially dedicated to the performance of the Services. NEW TRUSTCO or its designee may purchase such Equipment owned by Chase or its Affiliates at fair market value and may assume their rights and obligations with respect to any such Equipment leased by them. Chase shall return to NEW TRUSTCO any NEW TRUSTCO Equipment then in Chase's possession or control.

                (vii) Chase shall make available to NEW TRUSTCO or its designee, pursuant to reasonable terms and conditions, any third party services then being utilized by Chase solely in the performance of the Services. Chase shall be entitled to retain the right to utilize any such third party services in connection with the performance of services for any other Chase customer.

                (viii) In providing the Termination Assistance, Chase shall provide NEW TRUSTCO and its designees, agents, contractors, and consultants with reasonable access to and use of all systems then being used by Chase to provide the Services (subject to restrictions contained in agreements with third parties).

        (b) SERVICES AFTER EXPIRATION/TERMINATION. In addition to the Termination Assistance provided pursuant to Section 8.5(a), at NEW TRUSTCO's request, for a period of up to one (1) year following the Termination. Date (or six months following any termination of this Agreement by Chase based upon a Change of Control), Chase shall provide to NEW TRUSTCO any or all of the Services being performed by Chase prior to such Termination Date, including without limitation. any of the Services under this Section. Except as provided in Section 5.1(c), to the extent Chase is to perform Services under this Section, the provisions of this Agreement shall be applicable as such provisions would have been applicable to such Services prior to such Termination. Date.

8.6     TERMINATION/EXPIRATION FEE

        Upon expiration or termination. of this Agreement for any reason including without limitation for cause, NEW TRUSTCO shall pay the applicable termination/expiration fee set forth in Schedule J.

                                 ARTICLE 9.
                                FORCE MAJEURE

        Each Party will be excused from performance delays and failures due to acts of God and other causes beyond the reasonable control of such Party (except for subcontractor defaults which are not the result of a force majeure event), provided the delay could not have been avoided by reasonable precautions (such as backup systems) and cannot reasonably be circumvented through the use of alternative sources, workaround plans and other means. Any Patty so delayed in its performance shall immediately notify the Party to whom performance is due by telephone (to be confirmed in writing within two (2) days of the inception of such delay) and describe at a reasonable level of detail the circumstances causing such delay. If a force majeure condition materially restricts the performance of the Services for more than three (3) days, NEW TRUSTCO may procure such Services from alternative sources. The Parties will share equally the charges of such alternative source and NEW TRUSTCO will continue to pay Chase the Fixed Fee and the Supplemental Fee. If the force majeure event persists for more than five (5) days, NEW TRUSTCO may terminate the Services Agreement.

                                 ARTICLE 10.
                       REPRESENTATIONS AND WARRANTIES

10.1    NON-INFRINGEMENT

        Each Party represents and warrants that it shall perform its responsibilities under this Agreement in a manner that does not infringe, or constitute an infringement or misappropriation of, any patent, copyright, trademark, trade secret, trade name, service mark or other proprietary rights of any third party.

10.2    COMPLIANCE WITH LAWS AND REGULATIONS

        (a) NEW TRUSTCO and Chase each represent and warrant to the other that it shall perform its responsibilities under this Agreement in a manner that complies with all laws, regulations, ordinances and codes applicable to this Agreement and the Services, including without limitation identifying and procuring required permits, certificates, approvals and inspections. If a charge of non-compliance with any such laws, regulations, ordinances, or codes occurs, then the Party so charged shall promptly notify the other Party of such charge in writing, provided that the Party so charged shall be obligated to give such notice only if it is reasonably likely that (i) such charge of non-compliance could adversely affect its ability to perform its obligations hereunder at such time or in the future, or (ii) such charge of non-compliance could have an adverse impact on the other Party or the other Party's clients at such time or in the future.

        (b) NEW TRUSTCO and Chase each further represent and warrant to the other that its performance of this Agreement will not constitute: a violation of any judgment, order or decree, a material default under any material contract by which it or any of its material assets are bound; or an event that would, with notice or lapse of time, or both, constitute such a default.

        (c) Each Party agrees that it will not perform its responsibilities under this Agreement with actual knowledge on the part of the business unit(s) performing such responsibilities that the manner in which such responsibilities are performed would cause the other Party to be in violation of any laws, regulations, ordinances and codes which are imposed on such other Party.

10.3  AUTHORIZATION

        Each Party represents and warrants to the other that:

        (a) it has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement; and

        (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite corporate action on the part of such Party.

10.4    DISCLAIMER

THIS IS A SERVICE AGREEMENT AND IS NOT SUBJECT TO ARTICLE 2 OR 2A OF THE UNIFORM COMMERCIAL CODE AS ENACTED BY THE STATE OF NEW YORK OR OTHERWISE. OTHER THAN THE WARRANTIES SET FORTH IN THIS ARTICLE 10, CHASE MAKES NO WARRANTIES WITH RESPECT TO THIS AGREEMENT OR THE PERFORMANCE OF ITS OBLIGATIONS
HEREUNDER (INCLUDING WARRANTIES WITH RESPECT TO ITS SERVICES, DELIVERABLES, OR WORK PRODUCT HEREUNDER), EXPRESS OR IMPLIED INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. CHASE DOES NOT WARRANT THAT THE SERVICES SHALL BE UNINTERRUPTED OR ERROR FREE. OTHER THAN THE WARRANTIES SET FORTH IN THIS ARTICLE 10, NEW TRUSTCO MAKES NO WARRANTIES WITH RESPECT TO THIS AGREEMENT OR THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                 ARTICLE 11.
                                 INDEMNITIES

11.1    INDEMNITY BY CHASE

        Chase agrees to indemnify and hold harmless NEW TRUSTCO and its Affiliates and their respective directors, officers, employees, agents and assigns, as applicable, in accordance with the procedures described in Section 11.4, against any and all Losses, as incurred, for or on account of or arising from or in connection with or otherwise with respect to:

        (a) any claim of infringement of any patent, trade secret, trademark, trade name, service mark, copyright or other proprietary rights alleged to have occurred because of Systems or other resources provided to NEW TRUSTCO or based upon performance of the Services by Chase; or

        (b) any claim by (i) any subcontractor of Chase of any tier (i.e., direct subcontractors of Chase, subcontractors of such subcontractors and so
on), (ii) any Chase Transaction Facilitator (as defined in Section 3.3(f)(i)), or (iii) any other person or entity furnishing products or services to Chase in. connection with the provision. of the Services under this Agreement (i.e., a supplier), except to the extent that NEW TRUSTCO is at fault, in whole or in part, in causing the loss or injury alleged by such person or entity.

For purposes of Paragraph (b) above, the extent of NEW TRUSTCO's fault, if any, shall be determined with reference to its obligations under this Agreement.

11.2 INDEMNITY BY NEW TRUSTCO

        NEW TRUSTCO agrees to indemnify and hold harmless Chase and its Affiliates and their respective directors, officers, employees, agents and assigns, as applicable, in accordance with the procedures described in Section 11.4, against any and all Losses, as incurred, for or on account of or arising from or in connection with or otherwise with respect to:

        (a) any claim of infringement of any patent, trade secret, trademark, trade name, service mark, copyright or other proprietary rights alleged to have occurred because of systems or other resources provided to Chase by NEW TRUSTCO pursuant to this Agreement; or

        (b) any claim by a customer of NEW TRUSTCO (or any of its Affiliates) or a third parry (other than a Chase Transaction Facilitator or a subcontractor or supplier of Chase) in connection with the provision of the Services under this Agreement except (i) in the case of claims based on Article 14 Losses, to the extent that Chase is liable for such Article 14 Loss, and (ii) in the case of all other claims, to the extent that Chase or a subcontractor or supplier of Chase is at fault, in whole or in part, in causing the loss or injury alleged by such customer or third party.

For purposes of Paragraph (b) above, Chase's fault, if any, shall be determined with reference to its obligations under this Agreement.

11.3    CROSS INDEMNITIES

        Chase and NEW TRUSTCO each agree to indemnify and hold harmless the other, and its Affiliates and their respective directors, officers, employees, agents and assigns, as applicable, in accordance with the procedures described in Section 11.4, against any and all Losses, as incurred, for or on. account of or arising from or in connection with or otherwise with respect to any of the following in connection with this Agreement: (a) the death or bodily injury of any agent, employee, customer, contractor, business invitee or business visitor of such other Party to the extent caused or contributed to by the indemnitor, its Affiliates, employees, contractors or agents; (b) the damage, loss or destruction of any real or personal property owned or leased by the indemnitee to the extent caused or contributed to by the indemnitor, its Affiliates, employees, contractors or agents; (c) except as otherwise provided in the Post Closing Covenants Agreement, any claim asserted against the other Party resulting from an act or omission of the indemnitor, its Affiliates, contractors or agents in their capacity as an employer of a person, and (d) any claim asserted against the other Party in connection with this Agreement resulting from the indemnifying Party's failure to comply with any laws, regulations, ordinances and codes. Subparagraphs (b) and (d) above shall not apply to any matter covered under Article 14.

11.4    INDEMNIFICATION PROCEDURES

        (a) Any Party seeking any indemnification provided for under this Agreement (the "Indemnified Party") in respect of, arising out of or involving the commencement or threatened commencement of any civil, administrative or investigative action or proceeding against the Indemnified Party (a "Third Party Claim"), shall notify in writing (and to the extent received, deliver copies of all related notices and documents (including court papers) to) the Party from whom indemnification is sought (the "Indemnifying Party") of the Third Party Claim within fifteen (15) Business Days (as defined in the Post Closing Covets Agreement) after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice if such Indemnified Party failed to give such notice within the allotted fifteen Business Days). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five (5) Business Days' time after the Indemnified Party's receipt thereof, copies of all other notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

        (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses (except as provided in Section 11.4(c)), to assume the defense thereof with experienced counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party sill not be liable to the Indemnified Party for any legal expenses (except as provided below and in Section 11.4(c)) subsequently incurred by the Indemnified Party in connection with the defense thereof Notwithstanding the Indemnifying Party's election to assume the defense of such Third Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such action at its own expense; provided however, that the Indemnifying Party shall bear the reasonable fees, costs, and expenses of such separate counsel if (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest that would preclude such counsel from representing the Indemnified Party pursuant to legal canons of ethics or other applicable law;
(ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent it within thirty (30) days after notice to the Indemnifying Party of the institution of such Third Party Claim, or (iii) the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the Indemnifying Party's expense. If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, each Party hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available (subject to reimbursement by the Indemnifying Party of actual expenses incurred therewith) on a mutually convenient basis to provide addItional information and explanation of any material provided hereunder. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of such Third Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnified Party completely in connection with such Third Party Claim.

        (c) Notwithstanding anything set forth in Section 11.4(b) to the contrary, in the event an Indemnified Party reasonably believes and so notifies the Indemnifying Party in writing that the applicable claim, even if fully indemnified for, is reasonably likely to have a material adverse effect on the Indemnified Party's business, financial condition. or results of operations, then the Indemnifying Party shall not have the right to assume the defense of such claim but shall have the right to employ separate counsel and to participate in the defense of such action at its own expense. In such an event,
(i) the Indemnified Party and its counsel shall consult, wherever reasonably practicable, with the Indemnifying Party and its counsel with respect to the status of the claim and any related litigation, and (ii) the Indemnified Party shall bear the fees, costs arid expenses of its counsel.

        (d) Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, so long as the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party with respect to the applicable claims, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent, which consent may not be withheld unless, in the Indemnifying Party's good-faith judgment, such settlement, compromise or discharge is unreasonable in light of such Third Party Claim against, and defenses available to, the Indemnified Party.

11.5 SUBROGATION

        In the event that an Indemnifying Party shall be obligated to indemnify an Indemnified Party pursuant to this Article, the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the Losses indemnified, and the Indemnified Party agrees to execute and deliver to the Indemnifying Party such instruments as may be reasonably required to evidence such subrogation.

                                 ARTICLE 12.
                         INSURANCE AND RISK OF LOSS

12.1    INSURANCE

        (a) GENERAL. Each Party shall procure and maintain throughout the Term at least the following insurance coverages in a policy or policies of insurance, primary and excess, including, where appropriate, umbrella or catastrophic form:

                (i) Disability and Workers Compensation. Insurance, including not less than $1,000,000 Employers Liability Coverage.

                (ii) Commercial General Liability Insurance against loss from injuries or death to any person and from damage to any property with combined single limits of not less than $15,000,000, including the following coverages: (i) bodily injury and property damage; (ii) broad form contractual liability; (iii) broad form property damage; and (iv) personal injury.

                (iii) Financial Institution Bond Insurance. Such insurance shall include, without limitation, fidelity, premises, transit, check forgery, securities forgery and computer crime in the amount of $50,000,000 for NEW TRUSTCO and $100,000,000 for Chase. In addition Chase shall carry excess securities coverage of not less than $75,000,000.

The Parties agree that, if NEW TRUSTCO increases the assets under administration, care, custody and/or control of Chase, then NEW TRUSTCO may request that Chase obtain such additional Financial Institution Bond Insurance and excess securities coverage as is reasonable and customary in view of the total amount of NEW TRUSTCO's assets under administration, care, custody and/or control of Chase. If Chase obtains such additional coverage, Chase will provide to NEW TRUSTCO, by broker's representation letter or otherwise, evidence of such additional coverage.

        (b) INSURANCE CERTIFICATES. A certificate of insurance or a brokers representation letter corresponding to each such policy shall be delivered by the Party required to obtain such insurance to the other Party on or before the Commencement Date. With respect to insurance noted in items (i) and (ii) of paragraph (a) above, such certificates of insurance shall contain an agreement by the king insurance company(ies) that such insurance will not be canceled or terminated without thirty (30) days prior written notice to the insured With respect to insurance noted in item (iii) of paragraph (a) above, each Party shall use reasonable efforts to notify the other Party in the event of cancellation, termination or material modification thirty (30) days in advance of such change. Each insured will use reasonable efforts to notify the other Party immediately upon receipt of such notice of cancellation or termination. Each insured will use reasonable efforts to deliver to the other Party written notice of renewal and or material modification within a reasonable time after such event, but not longer than thirty (30) days thereafter.

12.2    RISK OF LOSS

        Each Party shall be responsible for risk of loss of, and damage to, any Equipment, End User Equipment, Software or other materials in its possession or under its control.

                                 ARTICLE 13.
                           LIMITATION OF LIABILITY


13.1    LIMITATION ON LIABILITY

        (a)  THE LIMITATIONS ON LIABILITY SET FORTH IN SECTIONS 13.1(b), (c)
AND) (d) BELOW SHALL NOT APPLY TO CHASE'S LIABILITY UNDER ARTICLE 14 IN CONNECTION WITH CHASE'S PERFORMANCE OF (OR FAILURE TO PERFORM) (i) ANY OF THE SERVICES DESCRIBED IN SECTION II.A OF THE SERVICES SCHEDULE, OR (ii) ANY FUNDS TRANSFER PURSUANT TO SECTION II.B OF THE SERVICES SCHEDULE WHICH IS DIRECTLY RELATED TO SECURITIES FOR WHICH CHASE IS A CUSTODIAN OR WILL SHORTLY BECOME A CUSTODIAN.

        (b) IN EACH CONTRACT YEAR, CHASE AND NEW TRUSTCO SHALL SHARE EQUALlY LIABILITY FOR ALL ARTICLE 14 LOSSES (AS DEFINED IN ARTICLE 14), OTHER THAN THOSE DESCRIBED IN SECTION 13.1(a) ABOVE, FOR WHICH CHASE WOULD OTHERWISE BE LIABLE UNDER ARTICLE 14 UNTIL NEW TRUSTCO HAS PAID AN AMOUNT EQUAL TO THE NET FINANCIAL LOSSES (AS DEFINED BELOW) FOR ANY LIABILITY ABOVE THE AMOUNT OF SUCH SHARED LIABILITY, CHASE will PAY ONE HUNDRED PERCENT (100%) OF ALL ARTICLE 14 LOSSES, OTHER THAN THOSE DESCRIBED IN SECTION 13.1(a) ABOVE, FOR WHICH CHASE WOULD OTHERWISE BE LIABLE UNDER ARTICLE 14, UP TO A TOTAL AGGREGATE AMOUNT EQUAL TO **** IN ANY CONTRACT YEAR. AS USED HEREIN, THE TERM "NET FINANCIAL LOSSES" SHALL MEAN THE NET FINANCIAL LOSSES INCURRED BY UST AND ITS AFFILIATES DURING


**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.
                                37

CALENDAR YEAR 1994 AS A RESULT OF ACTS OR OMISSIONS OF UST IN PERFORMING, FOR ITSELF OR ITS AFFILIATES, ANY SERVICES WHICH CHASE IS OBLIGATED TO PERFORM UNDER THIS AGREEMENT OTHER THAN THOSE DESCRIBED IN SECTION 13.1(a) ABOVE, PROVIDED THAT THE FINANCIAL LOSSES TAKEN INTO ACCOUNT SHALL BE LIMITED TO THOSE FINANCIAL LOSSES FOR WHICH CHASE WOULD HAVE BEEN RESPONSIBLE UNDER ARTICLE
14 IF CHASE HAD PROVIDED SUCH SERVICES UNDER THIS AGREEMENT DURING CALENDAR YEAR 1994. FOR PURPOSES OF APPLYING THE LIMITATIONS SET FORTH IN THIS SECTION 13.1(b), THE AMOUNT OF CHASE'S LIABILITY HEREUNDER FOR ANY CONTRACT YEAR SHALL BE MEASURED BASED ON THE DATE THE EVENT RESULTING IN SUCH LIABILITY OCCURRED (RATHER THAN THE DATE WHEN CHASE SATISFIES THE LIABILITY).

        (c) EXCEPT AS OTHERWISE PROVIDED IN PARAGRAPHS (a) AND (b) ABOVE, EACH PARTY'S AGGREGATE LIABILITY TO THE OTHER PARTY FOR All CAUSES OF ACTION OR CLAIMS, INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE (INCLUDING NEGLIGENT MISREPRESENTATION), AND OTHER TORTS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL NOT EXCEED ****.

        (d) NEITHER PARTY SHALL HAVE LIABILITY, WHETHER BASED ON CONTRACT, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE), WARRANTY OR ANY OTHER LEGAL OR EQUITABLE GROUNDS, FOR ANY PUNITIVE, EXEMPLARY, CONSEQUENTIAL, SPECIAL, INDIRECT OR INCIDENTAL LOSS OR DAMAGE SUFFERED BY THE OTHER PARTY, INCLUDING WITHOUT LIMITATION, LOSS OF DATA, PROFITS (EXCLUDING PROFITS UNDER THIS AGREEMENT), INTEREST OR REVENUE, OR USE OR INTERRUPTION OF BUSINESS, ARISING FROM OR RELATED TO THIS AGREEMENT, EVEN IF SUCH PARTY IS ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES.

        (e)   THE LIMITATIONS SET FORTH IN SECTIONS 13.1(b), 13.1(c) AND
13.1(d) ABOVE ARE NOT INTENDED TO IMPLY THAT CUSTOMERS OR OTHER THIRD PARTIES HAVE A RIGHT TO RECOVER PUNITIVE, EXEMPLARY, CONSEQUENTIAL, SPECIAL, INDIRECT, OR INCIDENTAL LOSSES OR DAMAGES AND SHALL NOT APPLY TO (i) CHASE'S AND NEW TRUSTCO'S INDEMNifY OBLIGATIONS UNDER ARTICLE 11, (ii) AMOUNTS INADVERTENTLY OVERPAID TO EITHER PARTY BY THE OTHER, (iii) AMOUNTS FOR CHARGES, FEES,
REFUNDS, CREDITS, ADJUSTMENTS, REIMBURSEMENTS, ETC. DUE UNDER ARTICLE 3, ARTICLE 5, SCHEDULE C OR OTHERWISE DUE AND PAYABLE UNDER THIS AGREEMENT, OR (iv)
DAMAGES OCCASIONED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE (i.e., CONDUCT EVINCING A RECKLESS INDIFFERENCE TO THE RIGHTS OF OTHERS) OF A PARTY.

        (f) A PARTY MAY NOT ASSERT AGAINST THE OTHER PARTY ANY CLAIM OR SEEK ANY REMEDY IN CONNECTION WITH THIS AGREEMENT OR ACTS DONE OR OMITTED HEREUNDER UNLESS THE ASSERTING PARTY HAS GIVEN THE


**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.
                                       38

OTHER PARTY WRITTEN NOTICE OF THE CLAIM WITHIN TWO (2) YEARS AFTER THE ASSERTING PARTY FIRST HAD ACTUAL KNOWLEDGE OF THE FACTS SUPPORTING THE CLAIM. NOTWITHSTANDING THE FOREGOING, THE PROVISIONS OF THIS SECTION 13.1(f) SHALL NOT APPLY TO ANY MATTER COVERED UNDER ARTICLE 11 OR ANY ARTICLE 14 LOSSES
COVERED UNDER ITEM (i) OF SECTION 14.1(a), PROVIDED THAT IN THE CASE OF SUCH
ARTICLE 14 LOSSES THE APPROPRIATE NOTICE UNDER ARTICLE 14 HAS BEEN GIVEN EXCEPT AS PROVIDED IN THIS SECTION 13.1(f), THE STATUTE OF LIMITATIONS FOR ALL CLAIMS SHALL BE AS PROVIDED UNDER APPLICABLE LAW.

        (g) NEW TRUSTCO AND CHASE EXPRESSLY ACKNOWLEDGE AND AGREE THAT THE LIMITATIONS AND EXCLUSIONS CONTAINED HEREIN REPRESENT THE PARTIES' AGREEMENT AS TO THE ALLOCATION OF RISK BETWEEN THE PARTIES AND THEIR MUTUAL OBLIGATIONS OF CONTRACT IN CONNECTION WITH CHASE'S OBLIGATIONS UNDER THIS AGREEMENT. THE AMOUNTS PAYABLE TO CHASE IN CONNECTiON HEREWITH REFLECT THIS ALLOCATION OF RISK AND THE EXCLUSION OF CONSEQUENTIAL AND PUNITIVE DAMAGES IN THIS AGREEMENT.

                                 ARTICLE 14.
                               CERTAIN LOSSES

14.1    GENERAL

        (a) The term "Article 14 Loss" shall mean any financial loss described in item (i), (ii) or (iii) below which arises out of, in whole or in part, any act or omission of Chase or any of its subcontractors in connection with its performance (or failure to perform) any Services and for which Chase or any of its subcontractors is at fault, in whole or in part (as "fault" is determined in Paragraph (b) below):

                (i) financial loss to a customer of NEW TRUSTCO (or any of its Affiliates) or other third party (notwithstanding that NEW TRUSTCO (or one of its Affiliates) may be liable to the customer or other third party);

                (ii) financial loss to NEW TRUSTCO (or any of its Affiliates) when acting as a principal or for its own account; or

                (iii) financial loss to NEW TRUSTCO (or any of its Affiliates) due to an incorrect credit or payment being made to a customer of NEW TRUSTCO (or any of its Affiliates) or other third party.

        (b) Subject to the terms and conditions of this Article 14, Chase shall be liable for an Article 14 Loss based on the degree of fault of Chase and its subcontractors in causing such Article 14 Loss in relation to the degree of fault of all other persons and entities (including without limitation NEW TRUSTCO and its Affiliates and their respective customers and counterparties in a settlement or transaction). For purposes hereof, the degree of fault of Chase and its subcontractors shall be determined with reference to Chase's obligations under this Agreement. Notwithstanding anything to the contrary in this Agreement, the following provisions shall apply in determining Chase's liability, if any, for an Article 14 Loss:

                (i) Chase will use reasonable care in performing its obligations under this Agreement, including without limitation the safekeeping of assets;

                (ii) Chase shall be liable for an Article 14 Loss which shall occur as the result of the failure of a subcustodian to exercise reasonable care with respect to securities settlement and the safekeeping of assets; but only to the extent that Chase would be liable if Chase were performing the settlement or holding the assets in New York. In the event of any Article 14 Loss incurred by a customer of NEW TRUSTCO (or any of its Affiliates) by reason of the failure of Chase or its subcustodians to utilize reasonable care, Chase shall be liable only to the extent of the direct damages of such customers, to be determined based on the market value of the property which is the subject of the Article 14 Loss at the date of discovery thereof, unless Chase would be liable for other types of damages under Section 14.1(b)(v);

                (iii) Chase will not have liability for an Article 14 Loss to the extent it was caused by:


                (A) ****

                (B) ****              provided that:

                        (I) if Chase is unable to obtain reimbursement from any such Agent for such Article 14 Loss after its initial efforts in seeking reimbursement in accordance with Article V of the Services Schedule, then Chase shall either assign its claim against such Agent to NEW TRUSTCO or pursue such claim itself in which case any amounts ultimately recovered from such Agent shall be distributed as follows: first, to reimburse the expenses of collection, second, to reimburse the person or entity suffering the Article 14 Loss for such loss; third, if NEW TRUSTCO and/or Chase reimbursed the person or entity suffering the Article 14 Loss prior to the recovery of such amounts from such Agent, then to reimburse the Parties in proportion to the amount each Party paid as reimbursement to the person or entity suffering such loss; and

                        (II) Chase and NEW TRUSTCO shall share equally
                liability for an Article 14 Loss to the extent it was caused by an act or omission of any such correspondent bank;


**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                        (C) the insolvency of a subcustodian which it appoints unless such appointment was made negligently or in bad faith;

                        (D)     the general risk of investing;

                        (E) the risk of investing or holding assets in a
                particular country, such as losses resulting from nationalization, expropriation or other government actions; regulation of the banking or securities industry; currency restrictions; devaluations or fluctuations; market conditions which prevent the orderly execution of securities transactions or affect the value of assets; and, other market practices or conditions disclosed in writing by Chase to NEW TRUSTCO on a market-by-market basis; provided, however, that this exclusion from liability shall not apply if and to the extent that such
                Article 14 Loss was caused by the negligent failure (under the standard set forth in Section 14.1(b)(ii) above) of Chase or its subcustodian to comply with the laws or regulations of such country;

                        (F) actions taken or omitted in reliance upon any
                instruction, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument reasonably believed by Chase, in good faith, to be genuine or bearing the signature of a person or persons believed by Chase, in good faith, to be authorized to sign, countersign or execute the same; provided, however, that this provision shall not be construed to diminish Chase's responsibilities under Section 4.6; and provided further that this provision shall not apply to any Article 14 Loss arising out of Chase's failure to perform its obligations in accordance with this Agreement relating to check or item processing (including without limitation Chase's obligations under Sections III(C)(3), (4),
                (7) and (9) of the Services Schedule);

                        (G) Chase acting in accordance with applicable laws,
                regulations, rules or policies (including, but not limited to, rules, regulations and policies of the various payment Systems), or with the terms of its agreements with other banks or financial institutions regarding the transaction of business with those banks or institutions, provided such terms are not manifestly unreasonable;

                        (H) force majeure events for which Chase would be
                excused from delay or failure of performance under Article 9;

                (iv) Chase will not be liable to NEW TRUSTCO for any Article 14 Loss arising out of Chase's failure to perform its obligations in accordance with this Agreement relating to check or item processing (including without limitation. Chase's obligations under Sections III(C)(3), (4), (7) and (9) of the Services Schedule) (any such Article 14 Loss being referred to herein as a "Check Processing Loss") if and to the extent that NEW TRUSTCO (or one of its Affiliates) has valid defenses under Article 4 of the Uniform Commercial Code of the applicable jurisdiction which, if asserted by NEW TRUSTCO (or its Affiliate), would avoid liability to its customer. Chase will be subrogated, to the extent of any payments made to NEW TRUSTCO for any Check Processing Loss, to the rights of NEW TRUSTCO (or its Affiliate) with respect to such Article 14 Loss; and

                (v) in no event shall Chase be liable for indirect or consequential damages or lost profits or loss of business, even if previously informed of the possibility of such damages, except that Chase shall be liable for such damages occasioned by its willful misconduct or gross negligence (i.e., conduct evincing a reckless indifference to the rights of others) to the extent provided under New York law (without assuming knowledge of NEW TRUSTCO's customers being imputed to Chase).

Chase shall not have liability for an Article 14 Loss to the extent that its liability would have been avoided or reduced by the provisions set forth in the preceding sentence. If there are changes in the financial services industry after the date of this Agreement which result in financial institutions routinely including in their customer contracts and enforcing against their customers liability protections which are different than those set forth in this Section 14.1(b), the Parties will discuss in good faith and agree upon appropriate changes to the provisions of this Section 14.1(b).

        (c) Each Party shall notify the other Party of an Article 14 Loss promptly after it becomes aware of the same. If NEW TRUSTCO (or any of its Affiliates) falls to give prompt notice to Chase of an Article 14 Loss, then Chase shall not be liable in respect of such Article 14 Loss to the extent that Chase can demonstrate, by a preponderance of the evidence, that its ability to investigate or mitigate such Article 14 Loss was impaired by such failure to give prompt notice.

        (d)   NEW TRUSTCO will have the option of attempting to resolve any
Article 14 Loss described in Section 14.1(a)(i) above itself or jointly with Chase. If NEW TRUSTCO settles the Article 14 Loss itself, ft may make a claim against Chase under this Article 14 to the extent that it believes that Chase is liable to it, in whole or in part, for the amount paid by it to settle such
Article 14 Loss. If there is a dispute between the Parties as to Chase's financial responsibility for any Article 14 Loss which NEW TRUSTCO resolves by itself, NEW TRUSTCO will have the burden of demonstrating, by a preponderance of the evidence, (i) that the Article 14 Loss occurred, (ii) the amount of the
Article 14 Loss, and (iii) the degree of fault of Chase in causing the Article 14 Loss. Chase's liability for the Article 14 Loss will equal the amount actually paid by NEW TRUSTCO in settlement of the loss multiplied by a percentage which represents Chase's degree of fault as determined under Section 14.1(b) above.

        (e) With respect to Article 14 Losses described in Section 14.1(a)(ii) above, NEW TRUSTCO (or its Affiliates) will take any reasonable steps requested by Chase in writing to mitigate the amount of the financial loss to NEW TRUSTCO (or its Affiliates). Chase will not be responsible for losses incurred by NEW TRUSTCO (or its Affiliates) due to the failure of NEW TRUSTCO (or its Affiliates) to take such reasonable steps requested by Chase.

        (f) With respect to Article 14 Losses described in Section 14.1(a)(iii) above, NEW TRUSTCO (or its Affiliates) will take any reasonable steps requested by Chase in writing to recover the incorrect credit or payment. Chase will be liable to NEW TRUSTCO, based on the relative degree of fault of Chase and its subcontractors as determined under Paragraph (b) above, for the reasonable costs incurred by NEW TRUSTCO (and its Affiliates) in attempting to recover the same.

        (g) If a customer of NEW TRUSTCO (or any of its Affiliates) or other third party commences, or threatens to commence, an action or proceeding against NEW TRUSTCO (or any of its Affiliates) based on an Article 14 Loss described in. Section 14.1(a)(i) above, the indemnification procedures set forth in Section 11.4 shall apply to the defense or settlement of such action of proceeding (or threatened action or proceeding). In applying the procedures described in Section 11.4, such action or proceeding (or threatened action or proceeding) shall be considered to be a "Third Party Claim."


                                 ARTICLE 15.
                             DISPUTE RESOLUTION

15.1    INFORMAL DISPUTE RESOLUTION

        NEW TRUSTCO and Chase acknowledge that, from time to time during the Term, there may arise between them issues regarding the Parties' rights, duties and obligations, including without limitation, issues arising as a result of changes in circumstances which are not reasonably anticipated as of the Commencement Date, and which require the attention of NEW TRUSTCO and Chase management. In order to resolve any such issues arising under this Agreement as quickly and efficiently as feasible and at the lowest management level possible, NEW TRUSTCO and Chase agree to utilize the following procedures:

        (a) LEVEL ONE. If NEW TRUSTCO identifies an issue, or issues, that requires resolution, NEW TRUSTCO will give the Chase Account Executive written notice identifying the issue(s), and if Chase identifies an issue, or issues, that requires resolution, Chase will give the NEW TRUSTCO Project Executive written notice identifying the issue(s). The NEW TRUSTCO Project Executive and the Chase Account Executive will then negotiate in good faith on a regular basis to resolve the issue(s) as expeditiously as feasible under the circumstances; provided, however, such negotiation will extend no more than ten
(10) business days from the date the receiving Party received the written notice identifying the issue(s). Notwithstanding the above ten (10) business day period, the NEW TRUSTCO Project Executive and the Chase Account Executive may, without waiver of any rights, agree to extend such period to another date, provided that such agreement is in a signed writing delivered prior to the expiration of the ten (10) business day period to the Senior NEW TRUSTCO Project Executive and the Senior Chase Account Executive (collectively, the "Senior Executives"). The "Senior NEW TRUSTCO Project Executive" shall be the senior level executive with management responsibility for the Chase relationship. The "Senior Chase Account Executive" shall be the senior level executive with management responsibility for the NEW TRUSTCO relationship.

        In the event any issue(s) remain unresolved upon the expiration. of the time period referred to in the preceding paragraph or, prior to such expiration, either the NEW TRUSTCO Project Executive or the Chase Account Executive states in writing to the other that he/she will not be able to resolve the issue(s) through continued negotiation, they will refer the issue(s) to the Senior NEW TRUSTCO Project Executive and the Senior Chase Account Executive.

        No later than five (5) business days from the date of such referral, the NEW TRUSTCO Project Executive and the Chase Account Executive will each prepare a written statement describing in derail their respective positions related to the issue(s) (the "Issue Statements"). The Issue Statements will be submitted to both of the Senior NEW TRUSTCO Project Executive and the Senior Chase Account Executive no later than the expiration of the time period referred to in the preceding sentence. The purpose of preparing and submitting the Issue Statements is to facilitate the resolution process. However, the Issue Statements will not preclude either Party from identifying any additional relevant issues during the resolution process, nor in any event will the Issue Statements constitute a waiver of or prejudice or limit either Party's rights or remedies.

        (b) LEVEL TWO. When the Issue Statements are received by the Senior NEW TRUSTCO Project Executive and the Senior Chase Account Executive as described above, they will negotiate in good faith on a regular basis to resolve the issue(s) as expeditiously as feasible under the circumstances; provided, however, such negotiation will extend no more than five (5) business days from the date the Senior NEW TRUSTCO Project Executive and the Senior Chase Account Executive each received the Issue Statements. Notwithstanding the above five (5) business day period, the Senior NEW TRUSTCO Project Executive and the Senior Chase Account Executive may, without waiver of any rights, agree to extend such period to another date, provided that such agreement is in a writing signed prior to the expiration of the five (5) business day period.

        Within five (5) business days of the conclusion of the Senior NEW TRUSTCO Project Executive's and the Senior Chase Account Executive's negotiation, these senior Executives will submit a joint written recommendation for any issue(s) agreed upon and separate written recommendations for any issue(s) not agreed upon or remaining unresolved. NEW TRUSTCO and Chase agree to be bound by the joint written recommendation for any issues agreed upon.
For any issues that remain unresolved, either Party may institute litigation in accordance with Section 15.3.

15.2    GENERAL RESOLUTION PROCEDURES

        (a) At each management level, the designated representatives of the Parties may utilize such practices and procedures for resolving the issue(s) as they determine in their discretion are most likely to result in an early and amicable resolution.

        (b) Except pursuant to Section 15.2(d) below, NEW TRUSTCO and Chase each agree that they will refrain from instituting any litigation, and no court shall be competent to address any dispute properly addressed in this fashion, until either the Senior NEW TRUSTCO Project Executive or the Senior Chase Account Executive provides a written notice to the other that he/she has concluded in good faith that amicable resolution through continued negotiation of the issue(s) does not appear likely after the conclusion of the resolution process set forth in Section 15.1 above.

        (c) Notwithstanding anything to the contrary in this Article 15, if the issue(s) being addressed pursuant to this Article 15 involves a major payment, service level or post-termination dispute, both Parties agree that the duly empowered negotiating representative of either Party may escalate the issue(s) to the next management level for resolution at any time and for any reason.

        (d) Notwithstanding anything to the contrary in this Article 15, this provision will not be construed to prevent a Party from instituting, and a Party is authorized to institute litigation earlier to (i) avoid, based on a well-founded belief, the expiration of any applicable limitations period applicable to a particular claim, (ii) to preserve a superior position. with respect to other creditors, or (iii) seek a temporary restraining order or other immediate injunctive relief.

        (e) Notwithstanding any to the contrary in this Article 15, in the event that a Party initiates a fifteen (15) day informal dispute resolution process pursuant to Section 8.1, the dispute resolution process shall be accelerated and shall be resolved by the Senior NEW TRUSTCO Project Executive and the Senior Chase Account Executive. The NEW TRUSTCO Project Executive and the Chase Account Executive shall each prepare their respective Issue Statements within two (2) days of the commencement of this informal accelerated resolution procedure and deliver same to the Senior Executives. The Senior Executives shall either resolve the dispute within the remaining thirteen (13) days whereby the Parties shall be bound by the decision of the Senior Executives or either Party may institute litigation proceedings.

        (f) Chase shall not debit or freeze NEW TRUSTCO's account with Chase for the purpose of collecting (i) any money damages that Chase believes it is entitled to recover from NEW TRUSTCO for breach of this Agreement or (ii) any amounts that Chase believes it is entitled to recover from NEW TRUSTCO under the indemnification provisions of Article 11; provided, however, that this restriction shall not apply in any instance where (A) Chase notifies NEW TRUSTCO in writing that it believes it is entitled to recover such money damages or indemnifiable amounts (as applicable) and intends to debit NEW TRUSTCO's account for the same, and (B) NEW TRUSTCO does not dispute in good faith Chase's right to recover such money damages or indemnifiable amounts (as applicable) as evidenced by NEW TRUSTCO's failure to provide written. notice to Chase, within thirty (30) days after receipt of Chase's notice under item (A) above, disputing Chase's right to recover the same. The provision shall not apply to any charges payable by NEW TRUSTCO to Chase under Article 5.

15.3    LITIGATION

        The Parties consent to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any state court sitting in New York, New York for all litigation which may be brought with respect to the terms of, and the transactions and relationships contemplated by, this Agreement.

15.4    CONTINUED PERFORMANCE

        Each Party agrees to continue performing its obligations under this Agreement while any dispute is being resolved unless and until such obligations are terminated by the termination or expiration of this Agreement.

15.5    AFFILIATES

        Although NEW TRUSTCO's Affiliates shall have no right to bring any claim or action, or to seek and obtain money damages or other relief, directly against Chase in connection with any dispute or controversy arising out of or relating to this Agreement, NEW TRUSTCO shall be entitled to (i) treat any damages sustained by its Affiliates as damages to NEW TRUSTCO as a party hereunder (and such damages shall be aggregated into NEW TRUSTCO's damages and shall be subject to all applicable limitations of liability set forth in
Article 13), and (ii) pursue equitable and other relief relating to the provision of Services to its Affiliates under this Agreement.

                                 ARTICLE 16.
                                   GENERAL


16.1    BINDING NATURE AND ASSIGNMENT

        (a) ****
Except as provided in the preceding two sentences, Chase may not assign its right or obligations under this Agreement without the prior written consent of NEW TRUSTCO, which consent may be granted or withheld in NEW TRUSTCO's sole discretion. In addition, Chase shall not assign its rights or obligations under this Agreement to another person or entity unless such person or entity has sufficient operating assets and capital to operate its business and fulfill its obligations.

        (b) NEW TRUSTCO may not assign its rights and obligations under this Agreement without the prior written consent of Chase (which consent shall not be unreasonably withheld).

        (c) For purposes of this Section, any assignment by operation of law, order of any court, or pursuant to any plan of merger, consolidation, or liquidation shall be deemed an assignment subject to the provisions of this Section. Any assignment made in violation of this Section shall be void and of no effect as between the Parties. Subject to the foregoing, this Agreement shall be binding on the Parties hereto and their respective successors and assigns; provided that the Party assigning this Agreement notifies the other Party in writing of the assignment and the assignee agrees in writing to be bound by all the terms and conditions of this Agreement.

16.2    ENTIRE AGREEMENT; AMENDMENT

        Except with respect to the obligations of the Parties in connection with the Acquisition Documents (including the Side Letter), the FTE Letter Agreement and the Side Letter

**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.
                                      46

Supplement, this Agreement, including any Schedules referred to herein and attached hereto, each of which is incorporated herein for all purposes, constitutes the entire agreement with respect to the subject matter hereof and supersedes all prior agreements, whether written or oral, with respect to the subject matter contained in this Agreement and there are no representations, understandings or agreements relative hereto which are not fully expressed herein. Notwithstanding the foregoing, this Agreement shall supersede (i) the Services Agreement Term Sheet, between The Chase Manhattan Corporation and U.S. Trust Corporation, dated November 18, 1994 (except for Sections 4.1 and
4.2 thereof), and (ii) that certain letter agreement, between The Chase Manhattan Corporation and U.S. Trust Corporation, dated November 18, 1994, relating to the payment of base salary and severance to certain employees located at the Broadway Data Center. No change, waiver, or discharge hereof shall be valid unless in writing and signed by an authorized representative of the Party against which such change, waiver, or discharge is sought to be enforced.

16.3  NOTICES

     All notices, requests, demands, and determinations under this Agreement (other than routine operational communications), shall be in writing and shall be deemed duly given (a) when delivered by hand, (b) one (1) day after being given to an express courier with a reliable system for tracking delivery, (c) when sent by confirmed facsimile with a copy sent by another means specified in this Section, or (d) six (6) days after the day of mailing, when mailed by United States mail, registered or certified mall, return receipt requested, postage prepaid, and addressed as follows:

     In the case of Chase:

     Chase Account Executive
     Chase Manhattan Bank, N.A.
     4 MetroTech
     19th Floor
     Brooklyn, New York 11245

     Attn:     Mr. Kamel Zaki

     with a copy to:

     Legal Department
     Chase Manhattan Bank, N.A.
     1 Chase Manhattan Plaza
     25th Floor
     New York, New York 10081
     Attn:     Robert M. MacAllister, Esq.

     In the case of NEW TRUSTCO:

     New U.S. Trust Company of New York
     114 West 47th Street

     New York, New York 10036-1532
     Attn: Mr. John M. Deignan

     with a copy to:

     Legal Department
     U.S. Trust Corporation.
     114 West 47th Street
     New York, New York 10036-1532
     Attn: Maureen Bateman, Esq.

A Party may from time to time change its address or designee for notification purposes by giving the other prior written notice of the new address or designee and the date upon which it will become effective.

16.4    COUNTERPARTS

        This Agreement may be executed in several counterparts, each of which shall be an original, all of which taken together shall constitute one single agreement between the Parties hereto.

16.5    GOVERNING LAW

        This Agreement and performance under it shall be governed by and construed in accordance with the laws of the state of New York, as such laws are applied to contracts between New York residents that are entered into and to be performed entirely within New York.

16.6    HEADINGS

        The article, section and paragraph headings and the table of contents used herein are for reference and convenience only and shall not enter into the interpretation hereof.

16.7    RELATIONSHIP OF PARTIES

        (a) Except as otherwise expressly provided in this Agreement, Chase, in furnishing the Services to NEW TRUSTCO hereunder, is acting only as an independent contractor. No legal partnership or joint venture is intended to be created by or pursuant to this Agreement. Chase shall be solely responsible for the payment of compensation of Chase personnel assigned to perform services hereunder and such personnel are not entitled to the provisions of any NEW TRUSTCO employee benefits. NEW TRUSTCO shall not be responsible for payment of worker's compensation, disability benefits and unemployment insurance or for withholding and paying employment taxes for any Chase personnel performing services hereunder, but such responsibility shall be that of Chase. Chase is not an agent of NEW TRUSTCO and has no authority to represent NEW TRUSTCO as to any matters, except as expressly authorized in this Agreement.

        (b) Without limiting the generality of the foregoing, with respect to securities held by NEW TRUSTCO (or any of its Affiliates) for its customers and security accounts maintained by

NEW TRUSTCO (or any of its Affiliates) for its customers, the Parties acknowledge that (i) the customers are and will remain customers of NEW TRUSTCO (or its Affiliates); (ii) NEW TRUSTCO (and each of as Affiliates) maintains and will continue to maintain security accounts for its customers in the ordinary course of its business and is acting and will continue to aa in that capacity;
(iii) neither the customer relationship nor the accounts are being assigned or transferred to Chase; (iv) Chase is acting as the agent of NEW TRUSTCO (and each of its Affiliates) in providing recordkeeping and custodial services under
Article II of the Services Schedule with respect to such securities and such accounts; and (v) the changes in custody arrangements taking place at the time this Agreement becomes effective are not transfers by the customers.

16.8  SEVERABILITY

        Any provision in this Agreement which is found to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions or affecting the validity or enforceability of such provisions in any other jurisdiction.

16.9  CONSENTS AND APPROVALS

        (a) Each Party will cooperate with the other by, among other things, making available, as reasonably requested by the other, management decisions, information, approvals, and acceptances in order that each Party may properly accomplish its obligations and responsibilities hereunder. Except where expressly provided as being in the sole discretion of a Party, where agreement, approval, acceptance, consent or similar action by either Party hereto is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld.

        (b) An approval or consent given by a Party under this Agreement shall not relieve the other Party from responsibility for complying with the requirements of this Agreement, nor shall it be construed as a waiver of any rights under this Agreement, except as and to the extent otherwise expressly provided in such approval or consent.

16.10 NO WAIVER OF DEFAULT; CUMULATIVE REMEDIES

        A delay or omission by either Party hereto to exercise any right or power under this Agreement shall not be construed to be a waiver thereof. A waiver by either of the Parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained. All remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise.

16.11 SURVIVAL

     Notwithstanding any provisions of this Agreement to the contrary, all payment obligations relating to periods prior to the expiration or termination of this Agreement, as well as Sections 6.4, 7.2 and 8.5, Articles 10, 11, 13, 14, 15 and 16, and any other provision of this Agreement that by its terms, nature or operation of law should survive the expiration or termination of this Agreement, shall survive the expiration of termination of this Agreement.

                                 SCHEDULE A
                           (to Services Agreement)
                              Services Schedule
                           -----------------------

16.12  NO THIRD PARTY BENEFICIARIES

        This Agreement is entered into solely between, and may be enforced only by, NEW TRUSTCO and Chase, and this Agreement shall not be deemed to create any rights in third parties, including without limitation employees, vendors, suppliers and customers of a Party, or to create any obligations of a Party to any such third parties.

16.13  MEDIA RELEASES

        Each Party shall submit to the other all advertising, written sales promotion, press releases and other publicity matters relating to this Agreement in which the other Party's name or mark is mentioned or language from which the connection of said name or mark may be inferred or implied, and shall not publish or use such advertising, sales promotion, press releases, or publicity matter without prior written approval of the other Party. Each Party may disclose the existence and general relationship established by this Agreement.

16.14  COVENANT OF GOOD FAITH

        Each Party agrees that, in its respective dealings with the other Party under or in connection with this Agreement, it shall act in good faith.

16.15  NON-HIRING

        Except as otherwise provided in Section 8.5(a)(iii), Chase and NEW TRUSTCO each agree that, during the Term and for six (6) months thereafter, it shall not, except with the prior written consent of the other Party, directly or indirectly offer employment to any person then-employed by the other Party or so employed six (6) months prior to such offer (except if such person's employment was terminated by the other Party) if such person was, (a) in the case of Chase employees, primarily performing Services for NEW TRUSTCO under this Agreement, or (b) in the case of NEW TRUSTCO employees, working in NEW TRUSTCO's securities processing, bank operations or information technology group.

        IN WITNESS WHEREOF, USTNY and NEW TRUSTCO have each caused this Agreement to be signed and delivered by its duly authorized officers, all as of the date first set forth above.

                                            UNITED STATES TRUST COMPANY
                                            OF NEW YORK


                                        By:  JOHN M. DEIGNAN
                                            -----------------------------------
                                            Name:
                                            Title:


                                            NEW U.S. TRUST COMPANY OF
                                            NEW YORK

                                        By:  JEFFREY S. MAURER
                                            -----------------------------------
                                            Name:
                                            Title:


        The Chase Manhattan Bank N.A. agrees to be bound by this Agreement in place of USTNY upon the effectiveness of the merger of USTNY into The Chase Manhattan Bank, N.A.

                                            THE CHASE MANHATTAN BANK, N.A.

                                        By:  KAMEL ZAKI
                                            -----------------------------------
                                            Name:
                                            Title: V.P.

   Table of Contents                                                     Page

        I.      INTRODUCTION                                              1
        II.     SECURITIES PROCESSING                                     1
                A.      Custody                                           1
                B.      Cash Data Entry Funds Transfer                    7
                C.      Validation of Trade Information on the Trade
                        Authorization System (TAS)                        8
        III.    BANK OPERATIONS                                           8
                A.      General                                           8
                B.      Systems                                           9
                C.      Operations / Processing                          12
        IV.     INFORMATION TECHNOLOGY SERVICES                          14
                A.      Introduction                                     14
                B.      Data Processing Services                         14
                C.      Data Network Management                          20
                D.      Help Desk and Problem Management                 20
                E.      Applications Development and Maintenance         21
                F.      Back-Up Disaster Recovery                        26
                G.      Viruses and Disabling Code                       28
                H.      Other Services                                   28
                I.      Information Technology Performance Standards     30
         V.     CHASE CUSTODY TRANSACTION FACILITATORS                   30

Attachments
-----------

Attachment II(A)(2)(b)             Credit on Collection
Attachment II(A)(2)(c)(i)          Capital Changes/Corporate Actions
Attachment II(A)(2)(c)(v)          Credit on Corporate Actions
Attachment II(A)(3)(d)             Auto Credit Product Profile
Attachment II(A)(3)(e)             Interest Bearing Currency Accounts
Attachment II(A)(3)(f)             Contractual Settlement
Attachment II(A)(3)(g)             Global Proxy Services
Attachment II(A)(6)                Securities Processing Instructional Deadlines
Attachment II(A)(8)                Pricing Vendor/Product List
Attachment III(A)(6)(1)            Bank Operations Functions
Attachments II(A)(9)               Corporate Trust Performance Standards
Attachment III(A)(6)(2)            Bank Operations Performance Standards
Attachment IV(I)                   Information Technology Performance
                                   Standards

                        SERVICES SCHEDULE



I.      INTRODUCTION

        This Services Schedule describes securities processing, bank operations, information technology and related back office support services, functions and responsibilities of Chase included within the Services, together with associated Performance Standards. Chase shall provide all Services under the Agreement as a "private label" service or as a correspondent bank, as appropriate. During the Term the parties may also agree on different or additional services and amend this Services Schedule in writing accordingly. Unless otherwise indicated, this Services Schedule is to be read consistently with the Agreement.

        Capitalized terms used herein without definition have the meanings ascribed to such terms in the Agreement.

II.   SECURITIES PROCESSING

      A.   Custody.
           -------

           Chase will act as custody agent, but in some cases safekeeping only, for all types of investment vehicles, cash, precious metals and other property of NEW TRUSTCO and its customers. Securities for safekeeping only or non-serviced securities include securities registered in customer name in care of customer; securities with no known payment schedules and where information cannot be obtained after reasonable effort; property not requiring servicing; sealed envelopes containing documents or "said to contain" documents, jewelry, gold, coins, agreements, wills, trustee agreements or the like. However, in the case of such non-serviced securities, Chase will credit moneys when received and will make reasonable efforts to follow up and ascertain payment schedules.

           1.   General.
                --------
                (a) Chase will provide custodial services for NEW TRUSTCO which include custody, transaction settlement, rendering of customer statements, and servicing of securities, cash, precious metals and other property held at DTC, FRB, PTC, and other depositories, subcustodians and custodians, and physical securities held in Chase's vaults.

                (b) Chase will carry NEW TRUSTCO/NEW TRUSTCO client reference numbers on its Securities Movement and Control ("SMAC") and communicate it back to AMS for global transactions.

              (c) Chase will provide recordkeeping services for investment advisory accounts.

        2.    Domestic Settlements.
              --------------------

              (a) Chase will perform all settlement functions for Next Day Funds Securities ("NDFS") and obtain net settlement balance for the net buys, sells, calls, maturities, etc. on settlement/payable date. If money is owed to NEW TRUSTCO, Chase will credit NEW TRUSTCO's account. If money is owed to Chase, NEW TRUSTCO will fund it. A separate and similar settlement and reconciliation will be done for Same Day Funds Securities ("SDFS").

              (b) Chase shall credit all dividend, interest and other income collections, including, but not limited to, P&I on all MBS/ABS to NEW TRUSTCO client accounts, in accordance with the schedule set forth in Attachment II(A)(2)(b).

              (c)  Capital Changes/Corporate Actions

                   (i) Upon receipt from one or more of the current services or publications of information listed in Attachment II(A)(2)(c)(i) regarding calls for redemption of bonds or other corporate actions, Chase will screen such information to determine whether NEW TRUSTCO has holders of the affected securities and notify NEW TRUSTCO of relevant corporate actions on receipt of announcement.

                   (ii) Put options: **** days prior to the put date, Chase shall notify NEW TRUSTCO if it is affected by running a current job in AMS that produces this information.

                  (iii)    Voluntary Reorganization: within **** hours of Chase
                           receiving the notifications, Chase   shall notify
                           NEW TRUSTCO if all the necessary materials are not available from the agent within the **** hour timeframe, Chase will notify NEW TRUSTCO of the delay. Notifications received by Chase within 5 business days before proration or expiration date shall be communicated by Chase to NEW TRUSTCO via telephone and fax, notifications received by Chase more than 5 business days before proration or expiration date shall be communicated by Chase to NEW TRUSTCO via fax. NEW TRUSTCO will respond to Chase by the appropriate deadline for each action indicating the number of "yes" responses, the number of "no" responses and the number of "no responses"

      **** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                           received by Chase. By 11 a.m. on the answer due date, Chase will inform NEW TRUSTCO of the shares/bond amounts that have not responded to the offer. Chase will advise NEW TRUSTCO of the shares/bond amounts for which responses are needed but have not been received.

                    (iv) Class actions, Defaults, Bankruptcies, Consents; Copies of all pertinent documents and prospectuses available to Chase from agents and depositories shall be sent by Chase to NEW TRUSTCO in a timely manner.

                    (v) Chase shall credit all corporate actions in accordance with the schedule set forth in Attachment II(A)(2)(c)(v) and will be compensated (at the effective Federal Funds Rate, as published by the Federal Reserve Bank of New York, for each day such amount is outstanding) for the open uncollected fluids upon presentation of satisfactory documentation if Chase advances Rinds to NEW TRUSTCO earlier than Chase's crediting practice at that time. Chase will maintain a collection rate consistent with the baseline standard of UST as of the Commencement Date. NEW TRUSTCO will not pay compensation in excess of such baseline. UST's baseline collection rate (uncollected balance vs. total monthly anticipated amount) as of the Commencement Date is **** for dividends and interest **** for maturities and redemptions, and **** for calls.

              (d)  End of Day ("EOD") Settlement

                   (i)  Chase will perform net EOD settlement with NEW TRUSTCO

                   (ii) There will be a separate net settlement every day for each of NDF and SDF.

        3.    Global Settlements.
              ------------------

              (a) Chase global services for NEW TRUSTCO includes all transaction, safekeeping and out of pocket expenses. It does not include significant one time charges (e.g.
                   registration charges to initiate trading in Brazil).

              (b) NEW TRUSTCO will input global securities and related transactions into the trade authorization system of AMS. Chase will input the

      **** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                   transaction into Chase's global custody system using the AMS ticket as its instruction.

              (c) Chase will provide foreign tax reclamation services where available subject to NEW TRUSTCO's provision of required documentation at the beneficial owner level. Reclamation forms will be completed and filed by Chase with the proper authorities. Chase will provide ongoing follow up with the appropriate agents or tax authorities to review outstanding reclaims.

              (d) Foreign interest and dividends will be paid based upon the Chase Autocredit schedule on payable date in countries where offered, or if not offered, then as received. See Attachment II(A)(3)(d).

              (e) Chase will provide interest bearing cash accounts as outlined in Attachment II(A)(3)(e).

              (f) Chase will provide contractual settlement date accounting of cash as outlined in Attachment II(A)(3)(f).

              (g) Chase will provide global proxy services as outlined in Attachment II(A)(3)(g).

              (h) Under Chase's existing policy, items (d)-(g) include the expansion to countries not listed on the referenced schedules without additional charge to NEW TRUSTCO Chase reserves the right to change its policy and such change will apply to NEW TRUSTCO.

         4.   MASTER SECURITY FILE

              (a) Chase will provide **** turn-around on set up of a new security issue at least **** of the time. In the event of undue delay, Chase will notify NEW TRUSTCO of the delay and estimated turnaround time.

              (b) Chase will obtain daily reset rates by **** and weekly reset rates by **** and download such information to the Master Security File using UST's existing process and procedure in effect as of the Commencement Date.

         5. INQUIRIES. Resolution of inquiries shall be within a **** period unless an inquiry involves a third party or is longer than 12 months old.

         6. SETTLEMENTS. Chase will provide settlement of securities within the schedules as set forth in Attachment II(A)(6).

      **** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

         7. PROXY PROCESSING. Chase will provide proxy processing for NEW TRUSTCO using UST's procedures in effect as of the Commencement Date. Notwithstanding anything to the contrary in the Agreement, Chase shall not migrate proxy services to a third party provider in the future without NEW TRUSTCO's approval, which approval will not be withheld if Chase selects a nationally recognized proxy services provider which agrees to meet NEW TRUSTCO's customer service standards.

         8. PRICING SERVICES. Chase shall provide reports and updates from the vendors on the securities listed on Attachment II(A)(8). By the Commencement Date, Chase and NEW TRUSTCO will mutually develop a process to update prices not currently available on automated vendor feeds.

         9.   CORPORATE TRUST.

              (a) Chase shall provide the servicing of NEW TRUSTCO's corporate trust activity meeting the same Performance Standards as those met by UST's existing process as of the Commencement Date, including those set forth in Attachment II(A)(9)(a). Such servicing will include banking services, securities settlement, custodial and technological services, and mailing and enclosing activities (to include checks with enclosures, statements and notices to holders, etc.). NEW TRUSTCO, in its capacity as a transfer agent, will operate its own receive and deliver window; maintain its own vault facility to control and inventory unissued and cancelled certificates; and operate its own certificate printing facility. All administrative work which is part of NEW TRUSTCO's corporate trust activities will remain a function of NEW TRUSTCO, and NEW TRUSTCO will not rely on Chase to perform such administrative functions.

              (b) Chase will allow NEW TRUSTCO to utilize UST's existing (as of the Commencement Date) transfer agent numbers and corporate trust participant accounts for FAST and NON-FAST issues through DTC. Without limiting the generality of the foregoing, Chase will:

                   (i) Provide NEW TRUSTCO's corporate trust department ("Corporate Trust") access to DTC's participant terminal system ("PTS") terminal with the ability to input, confirm and inquire any transactions and security positions for DTC participant accounts 1522 and 2969.

                   (ii) Act as NEW TRUSTCO's agent with respect to all of its duties and responsibilities associated with processing medium term notes and commercial paper through DTC participant accounts 1522 (commercial paper) and 2969 (medium term notes). Accordingly, Chase will follow NEW TRUSTCO's direction in a timely manner with respect to all processing for these DTC accounts, including the prompt execution and delivery of DTC's standard agreements and letters of representation related to medium term notes and commercial paper. Without limiting the generality of the foregoing, Chase shall settle in a timely fashion and in accordance with DTC procedures, the trade authorization system ("TAS") transactions initiated by Corporate Trust pertaining to activities of commercial paper and medium term notes. Such settlements shall include free deliveries, free receives, delivery versus payment and receipt versus payment. If either of the two accounts exceed their predetermined net debit cap, Corporate Trust will be notified by Chase and instructed to wire funds to DTC for the value of the deficiency. At the end of the day, the related trust account will be credited by Chase via cash data entry ("CDE") for the amount wired to DTC for credit to DTC participant accounts 1522 and/or 2969.

               (iii) Provide DTC with a net settlement end of day cash total. In the event of an out of proof condition, Corporate Trust will be notified by Chase by **** on the same day of the condition and Corporate Trust will then adjust the TAS entry in accordance with instructions provided by Chase.

               (iv) Promptly forward any correspondence received pertaining to DTC participant accounts 1522 and 2969 to a person designated by Corporate Trust.


         (c) With respect to DTC participant accounts 1522 and 2969, NEW TRUSTCO will:

               (i) Safekeep and protect passwords which allow access to the DTC PTS network. Chase will be restricted to inquiry only access to DTC participant account numbers 1522 and 2969.

               (ii) Keep current on all DTC regulations and deadlines that govern DTC participant account numbers 1522 and 2969.

               (iii) Ensure that access to TAS is restricted by Profile
                     Allocation Control ("PAC").

               (iv) Grant access to TAS and be responsible for the input, validation and authorization of trades as well as the accuracy of the

      **** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                         information released via TAS and PTS including CUSIP, unit amount, dollar amount, maturity date, interest rate, issue date and, where applicable, the broker number.

                    (v) Release all trade information on maturities (RVP/Free Deliveries) and issuance (DVP/Free Deliveries) in a manner consistent with current UST practices as of the Commencement Date).

                   (vi) Be responsible for the safekeeping and servicing of the master notes utilized in commercial paper and medium term notes processing. This responsibility includes but is not limited to all activity and reconciliation with DTC as well as the required safekeeping and servicing of the master notes by NEW TRUSTCO. While Chase will own the accounts designated for the process at DTC, NEW TRUSTCO will accept total responsibility for the operation of the master note accounts.

            (d) NEW TRUSTCO will reimburse Chase for the mailing of corporate trust checks to the extent NEW TRUSTCO is reimbursed by the issuer of the securities in question.

     B.  CASH DATA ENTRY FUNDS TRANSFER

         1. Chase will provide automated interfaces between NEW TRUSTCO's Fed wire system (as in effect on the Commencement Date) and Chase's Fed wire payment system for incoming and outgoing cash wires. Chase will be responsible for interfacing with the Federal Reserve Bank. For NEW TRUSTCO's outgoing Fed cash wires, Chase will pass acknowledgments to NEW TRUSTCO's Fed system (as in effect on the Commencement Date). NEW TRUSTCO will utilize its systems (as in effect as of the Commencement Date) for inquiries and Fed wire acknowledgment numbers. Chase will be responsible for maintaining NEW TRUSTCO's Fed wire system.

         2. If NEW TRUSTCO puts up a CDE wire and at such time either (a) is in a net cash position or (b) is within the intraday overdraft limit established between Chase and NEW TRUSTCO, then such CDE wire will be immediately processed through Chase's Fed wire system (even if Chase is in an overdraft position at such time and even though processing such CDE wire will increase Chase's overdraft position).

         3. Incoming funds shall be immediately credited to NEW TRUSTCO if the routing of such funds is automated. Incoming funds which require manual routing will be processed within **** Incoming funds which do not have an account number, name or other identification (e.g., Attn: John Doe)

      **** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

              will be returned by Chase, on the same day of receipt, to the sender asking for more information.

         4.   NEW TRUSTCO will be responsible for granting access to CDE via
              PAC.

         5. NEW TRUSTCO will be responsible for the input, validation and authorization of cash wires released via CDE.

   C.   Validation of Trade Information on the Trade Authorization System (TAS).
        -----------------------------------------------------------------------

         1. The Trade Authorization System (TAS) requires a co-signature (i.e., a different user ID other than the originator's) for any transaction that will decrease the holdings of an account(s), such as free deliveries. However, any transaction that increases the holdings in an account(s), such as free receives and receive vs. payments, does not require a co-signature. Furthermore, both increases and decreases of holdings instructions originated and released through TAS have built-in system edits, some of which require an "override" by the releasing party. It is the responsibility of NEW TRUSTCO or its customer to review all edits which are brought to NEW TRUSTCO's attention by Chase before they are overridden. It is agreed that once the trade is "released" by NEW TRUSTCO or its customer (this status is placed by the system when the instructions are deemed correct by NEW TRUSTCO or its customer), all particulars to the trade are valid and awaiting settlement.

         2. Any information related to a trade (placed in fields identified as "special" or "free" instructions) or for the trade (which includes without limitation price, CUSIP, contra party's address (referred to as CHN # or mnemonic), trade date, net dollar amount and units), once "released" by NEW TRUSTCO or its customer, is considered valid and in agreement with NEW TRUSTCO and its customer.

         3. NEW TRUSTCO will ensure that access to TAS is restricted by the Profile Allocation Control (PAC).

III.   BANK OPERATIONS

    A.   General.
         --------

         1. As of the Commencement Date, Chase will assume responsibility for a significant portion of NEW TRUSTCO's bank operations. Without the generality of the preceding sentence, pursuant to a letter agreement dated July 14, 1995 (the "M&I Letter") between United States Trust Company of New York and M&I Data Services, Inc. ("M&I"), M&I has agreed that Chase will assume (and Chase hereby assumes) administrative and financial responsibility for the service bureau Systems contract with M&I (deposits, loans, etc.), related systems and services (check processing, ARP, ACH, etc.) and the related operations and clerical support/processing support that utilize these related systems. Chase as part of the Agreement is responsible for providing system functionalities and processing services for NEW TRUSTCO's bank operations. NEW TRUSTCO hereby appoints Chase as NEW TRUSTCO's limited agent to the extent required by Chase to perform such services.

         2. As part of these bank operations services, Chase shall on a timely basis upgrade and enhance the systems and services to incorporate regulatory, industry and business condition changes, subject to Section 5.1(b)(ii) of the Agreement and to the limitations (if any) in existing third party systems and services agreements which limitations are beyond Chase's reasonable ability to control (to the extent Chase cannot, without incurring material costs, legally terminate such third party Systems and services agreements or otherwise remedy the situation).

         3. Chase will perform operational and technology continuity and disaster recovery planning and services for Chase-managed bank operations and systems.

         4. Chase shall provide a liaison function between Chase and NEW TRUSTCO which will monitor and support mutually agreed upon levels of customer service. This function will include, but not be limited to, all NEW TRUSTCO customer service queries to and from M&I and interaction with various parts of the Chase organization. Chase has customer service software (e.g., PEGA) which will be made available to NEW TRUSTCO as part of this liaison process as well as for NEW TRUSTCO's use in performing customer service for its clients.

         5. The term "bank operations," includes the functional areas of NEW TRUSTCO and all Affiliates of check processing, loan processing, deposit services, records storage and retrieval, research and adjustment, international paying and receiving, cash management, return items, electronic funds transfer
              (FedWire and ACH), customer service, and other current services (ATM, voice response, etc.). NEW TRUSTCO shall provide reasonable notice to Chase in advance of requesting bank operations services for a new Affiliate of NEW TRUSTCO.

         6. Attachment III(A)(6)(1) lists (i) the specific functions that will be performed by Chase and (ii) the retained bank operations functions which NEW TRUSTCO will perform. The Parties acknowledge and agree that Attachment III(A)(6)(1) is an overview and not a final statement of the specific tasks to be performed by each Party within each function, and that such tasks will be further specified by the Parties prior to the Commencement Date and incorporated into the Procedures Manual, as mutually agreed to by the

              Parties. If there are any inaccuracies in such Attachment, the Parties will amend such Attachment accordingly. Attachment III(A)(6)(2) states the Performance Standards applicable to those
              functions designated as Chase's   responsibility. These
              Performance Standards are not necessarily all inclusive and may be amended by mutual consent as business conditions and process-ing support requirements change over time. With respect to the FiServ agreement to be assumed by Chase and similar third party agreements to be assumed by Chase, Chase will not be responsible for such third party's failure to achieve Performance Standards set forth in such third party contract; however, Chase will use commercially reasonable efforts (which shall not require Chase to make additional payments to third parties) in managing third party agreements to cause third parties to achieve the Performance Standards set forth in this Services Schedule.

         7. Chase shall perform its obligations relating to check and item processing and electronic funds transfer set forth herein (including without limitation under Sections III(C)(3), (4), (7),
              (9), (10) of this Services Schedule) in accordance with Articles 4 and 4A of the Uniform Commercial Code, applicable Federal Reserve regulations and operating letters, clearing house rules, and other laws, rules and regulations applicable to such obligations.

         8.   Chase shall only be required to
                                      ****
                      Chase shall only be required to comply with the lower
              standard with respect to such customer accounts.

   B.    Systems.

         1.  M&I Data Services.
             -----------------

             (a) As set forth herein and in the M&I Letter, Chase will assume administrative and financial responsibility of and for the service bureau contract in place between UST and M&I as of the Commencement Date Chase will meet all M&I and/or NEW TRUSTCO related interface and update deadlines in effect as of the Commencement. Date Chase will perform, or M&I will continue to perform, those activities which M&I is performing for UST.

             (b) NEW TRUSTCO anticipates that from time to time it will require modifications and enhancements to "M&I Systems" and/or to the functionality it is currently receiving. Subject to Section 5.1(b)(ii) of the Agreement, if NEW TRUSTCO requests such modifications, and Chase has retained M&I as the service provider for NEW

      **** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                   TRUSTCO, Chase will use commercially reasonable efforts to facilitate such changes with M&I.

              (c)                    ****
                                                          set forth in the M&I
                   Agreement; however, Chase will use commercially reasonable efforts (which shall not require Chase to make additional payments to M&I) in managing the M&I Agreement to cause M&I to achieve the Performance Standards set forth in this Services Schedule.

        2.    Other Related Systems.
              ---------------------

              (a) To the extent that Chase does not replace NEW TRUSTCO's existing Systems, Chase will assume administrative and financial responsibility under all license and maintenance agreements for the suite of in-house banking related systems being operated by NEW TRUSTCO or its contractors as of the Commencement Date. Subject to Section 5.1(b)(ii) of the Agreement, Chase will perform enhancements to such Systems requested by NEW TRUSTCO or arrange for third parties to perform such enhancements. Chase may, at any time propose the replacement of these in-house systems with Chase's Systems software and/or system access suitable for the sup-port of NEW TRUSTCO's businesses.

              (b) If Chase proposes such systems replacement, and to the extent NEW TRUSTCO agrees to change banking system platforms as described above, Chase will create, modify and/or resynchronize system interfaces and associated interoperability to emulate the environment in existence as of the Commencement Date (e.g., Customer Information Files and System Interfaces, AMS, Finance, HR) Chase may implement such new Systems in whole or in part. As such new systems are implemented Chase will provide necessary training and documentation for the NEW TRUSTCO user community.

              (c) Chase's and NEW TRUSTCO's costs associated with such system conversion to another platform/system will be assumed by Chase and such conversion shall be phased in upon a mutually agreed upon schedule. Additionally, to the extent Chase implements a Chase, or other vendor system, to support NEW TRUSTCO, Chase will integrate NEW TRUSTCO's client base as a "correspondent banking relationship" or "private label" operations as applicable and migrate the existing operations of NEW TRUSTCO into Chase's facilities or data processing environment in a manner that does not adversely impact NEW TRUSTCO's client base.

      **** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

             (d) To the extent Chase does not implement Chase's standard client or other systems of comparable functionality, and until such time as Chase does implement such functionality, Chase will operate NEW TRUSTCO's systems in place as of the Commencement Date to meet the standards of performance set forth in Attachment III(A)(6)(2) notwithstanding anything to the contrary in the Agreement.


       3.    APPROVALS CONVERSIONS AND CONNECTIVITY. To the extent applicable,
             Section 2 above applies to M&I. To the extent Chase desires to implement other systems to replace M&I services, such changes to M&I services shall be subject to the same approvals, conversions and connectivity constraints outlined in (a) - (d) above.


C.     Operations/Processing.
       ---------------------

       1. Chase may, within mutually agreed upon timeframes (assumed to be the Commencement Date unless otherwise agreed by NEW TRUSTCO and Chase), replace all correspondent and third party service relationships presently in place between UST and other organizations (e.g., ATM Settlement, Check Clearing, International Transfer, and Collections, inbound transportation, Courier, fiche and film production).


       2. In providing LOAN SERVICES, Chase will provide access to, and output from, the M&I loan systems, or a Chase replacement system, in the same media as is provided as of the Commencement Date or as is otherwise mutually agreed upon by NEW TRUSTCO and Chase. Additionally, Chase will provide loan statement mailing services in accordance with the schedules established by NEW TRUSTCO.


       3. In providing DEPOSIT SERVICES, Chase will print, separate and distribute (via mail or courier) statements (with checks enclosed as applicable), advices and notices generated from the M&I service bureau or from a mutually agreed upon replacement system(s). Chase shall provide report distribution to NEW TRUSTCO in the same media as is provided as of the Commencement Date or as is otherwise mutually agreed upon by NEW TRUSTCO and Chase.


       4. In providing CHECK PROCESSING services Chase will assume responsibility and provide all standard functions related to these activities including the activities listed in Attachment III(A)(6)(1).


       5. In providing RECORD STORAGE and retrieval services, Chase will create and maintain appropriate records and store such records for the same retention periods as are provided on the Commencement Date or as NEW TRUSTCO and Chase otherwise mutually agree. Chase will deliver these stored records to NEW TRUSTCO on a timely basis.


6. In providing RESEARCH AND ADJUSTMENT services, Chase will perform all interbank research and adjustments. Adjustments to NEW TRUSTCO client accounts will be directed to NEW TRUSTCO customer service who will perform such updates or adjustments. Where there are processing fees associated with adjustments, compensation will be determined by USCIB, NYCH and FED rules and regulations.


7. In providing INTERNATIONAL PAYING AND RECEIVING services, Chase will act as a correspondent bank for NEW TRUSTCO providing PC based software (e.g., Chase Trader and Microstation/Infostation Software) to assist NEW TRUSTCO accomplishing the functions and activities listed in Attachment III(A)(6)(1), Section F. NEW TRUSTCO shall use the Microstation/Infostation when available.


8. In providing CASH MANAGEMENT services, Chase will perform the functions and activities listed in Attachment III(A)(6)(1) in accordance with the Performance Standards set forth in Attachment III(A)(6)(2), Section G.


9. Consistent with normal banking practices, Chase will serve as "Bank of First Deposit". In conjunction with NEW TRUSTCO, Chase will perform the RETURN ITEMS services listed in Attachment III(A)(6)(1), Section H.


10. In providing ELECTRONIC FUNDS TRANSFER services, Chase will provide the systems and personnel to complete the transfer of funds within NEW TRUSTCO client accounts, as well as externally through established EFT vehicles (e.g., FedWire and ACH). The necessary risk management and funds control practices and authorization process must be in place to support this activity. NEW TRUSTCO personnel and clients will have access to transfer information on a real-time basis as is feasible.


11. In practice, NEW TRUSTCO will be the intermediary between Chase and NEW TRUSTCO clients in providing CUSTOMER SERVICE and related activi-ties. However, this will necessitate a close working relationship between Chase and NEW TRUSTCO, and will require use of Chase's inquiry man-agement tools (e.g., PEGA). NEW TRUSTCO client account postings will be performed exclusively by NEW TRUSTCO personnel.


12. In providing BRANCH AUTOMATION support, Chase will provide PC based, user-friendly, front-end software functions (such as on-line update and inquiry) in the event that NEW TRUSTCO and Chase choose to migrate from the M&I processing environment. Such functions shall be at least comparable to or better than M&I's PC Teller/sales Partner combination and NEW

                     TRUSTCO's current SQN which are in use in UST branches as of the Commencement Date.

              13. In providing VOICE RESPONSE services, (known within NEW TRUSTCO as "private access line") Chase will provide a voice response environment which will enable NEW TRUSTCO clients to access deposit and loan information.


              14. [In providing ATM related services, Chase will act, or will cause M&I to act as the switch to necessary ATM networks (e.g., NYCE, PULSE, HONOR, CIRRUS, PLUS, etc.) including the required authorization functions to deposits and related systems. Chase will act as the settlement bank and provide required authorizations for ATM withdrawals on behalf of NEW TRUSTCO. The production, issuance and control functions related to NEW TRUSTCO client ATM cards is part of the M&I Data Services contract for which Chase is assuming administrative and financial responsibility as set forth in the M&I Letter.


              15. Chase shall provide required BATCH AND ON-LINE DATA TRANSMISSION control and validation for NEW TRUSTCO to operate the M&I service bureau as it is done for UST as of the Commencement Date.


IV.    INFORMATION TECHNOLOGY SERVICES


       A.     Introduction.
              ------------

              Chase will perform the data processing, data network, help desk and problem management, applications development and maintenance, back-up/disaster recovery, and other services described below. The Services will meet the Performance Standards in Section IV(I) below. If NEW TRUSTCO elects to use Customer Information System/2 and Access Security at any time during the Term, Chase, in connection with such systems will adhere to the design methodology and data model usage of Financial Technologies International L.P. ("FTI") or, any successor in interest or subsequent owner of Access Security and CIS/2.


       B.     Data Processing Services.
              ------------------------

              1. PROCESSING, OPERATIONS. Chase will perform all processing operations functions and services necessary to run the applications and systems software used to support NEW TRUSTCO's business requirements and meet the Performance Standards during the Term. NEW TRUSTCO will provide Chase with data center operations manuals and other pertinent documentation in NEW TRUSTCO's possession. Included in its responsibilities, and subject to reasonableness standards and the non-disruption of the data processing environment, Chase will:

       (a) Make available, monitor and process on-line and batch applications, including scheduled, unscheduled and on-request applications development and maintenance ("AD/M") functions as well as end-user initiated processing.


       (b) Provide complete computer room operations and technical support for test and production environments.


       (c) Schedule systems maintenance so as not to interfere with the business needs of NEW TRUSTCO. Reasonable sufficient regular "windows" must be agreed to in order to accomplish maintenance.


       (d) Process special request activities within time frames reasonably requested by NEW TRUSTCO.


       (e) Provide mainframe processing to support all client/server applica-tions during the term.


       (f) Regularly monitor end-user job submissions so that such jobs are successfully completed in a timely manner.


       (g) Continuously enhance processing capabilities and efficiencies through system tuning and other run time improvements.


2. SYSTEMS SOFTWARE. Chase will evaluate, acquire, install, maintain and support Systems Software as required to provide the Services. Included in Chase's responsibilities, Chase will:


       (a) Perform modifications, enhancements and changes necessary to pre-vent and correct errors such that each item of Systems Software operates according to its documentation and the Services dependent on such Software are provided in accordance with the Performance Standards.


       (b) Unless otherwise specified and agreed upon by NEW TRUSTCO and Chase, install and upgrade Systems Software at mutually agreed upon time frames.


       (c) Install new releases of existing Systems Software or new Systems Software products in a test environment which will be maintained by Chase prior to its introduction into the production environment. The tests will determine functional deficiencies of the new release, compatibility with other production Systems Software and compatibility with production Applications Software. Any detected problems will be resolved in accordance with procedures set forth in the

              Procedures Manual before any systems software is moved to the pro-duction environment.


       (d) Subject to restrictions in third-party agreements, promptly provide NEW TRUSTCO with all information and documentation requested by NEW TRUSTCO relating to any Systems Software used in providing the Services.


3. EQUIPMENT. Chase will evaluate, acquire, maintain, repair, replace or up-grade all Data Center Equipment as necessary to perform the Services and meet the Performance Standards.


4. PRODUCTION CONTROL. Chase will maintain production schedules in order to satisfy performance requirements. Chase will cooperate with NEW
       TRUSTCO in responding to priority job execution, special processing re-quests and new processing requirements.


5. FILE SERVICES ACTIVITIES. Chase will manage files in a manner which is designed to provide for the availability and performance of and preserve the integrity of, NEW TRUSTCO data under Chase control. Included in such responsibilities, Chase will:


       (a) Manage file services so that all files under its control are current and available during requested access times.


       (b) Review Chase's file retention policies with NEW TRUSTCO and, if necessary, revise such policies to conform to NEW TRUSTCO's en-vironment, as such environment exists as of the Commencement Date.


       (c) Initiate and complete required processing management functions de-signed to preserve the integrity of all data.


       (d) Verify (using procedures acceptable to NEW TRUSTCO) the suc-cessful receipt of all incoming files and the successful transmission of all outgoing files.


       (e) Maintain, update and execute file backup and recovery procedures so that disaster recovery time, and data recovery point objectives can be met.


       (f) Conduct routine monitoring and corrective action according to pro-cedures approved by NEW TRUSTCO for intermediate files used for on-line and batch processing.



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
               (g)    Provide adequate file space for processing.


6. TAPE MANAGEMENT. Chase will perform both on- and off-site tape manage-ment services. Included in such responsibilities, Chase will:


       (a) Provide logging and tracking of all physical tapes in and out of the Data Center, and provide required rotation of tapes for off-site vault storage.


       (b) Develop procedures with NEW TRUSTCO governing time periods for retention of tapes, including reasonable periods for retention of tapes for auditing purposes.


       (c) Store tapes and paper documentation at secure off-site vault storage as required by NEW TRUSTCO.


       (d) Provide NEW TRUSTCO with the capability to monitor compliance with retention and storage procedures.


       (e) Provide reliable tape media and keep read/write errors to a minimum.


       (f) Maintain adequate supplies for the tape environment and a scratch tape pool which is sufficient to fulfill all data center needs.


       (g) Store tapes in a physically and environmentally protected area. Authorized NEW TRUSTCO representatives shall be granted access to inspect storage areas.


       (h) Retrieve archived tapes and restore required files and datasets within time frames specified in the Performance Standards.


       (i)    Provide tape media for delivery to third parties.


7. MAINFRAME DATA BASE ADMINISTRATION. Chase will be responsible for man-agement of data base and file administration, including (data base design, documentation, application support, tuning, backup and recovery, standards, and support for applicable NEW TRUSTCO databases (e.g., AMS, GTAS, Banking). Included in such responsibilities, Chase will:


       (a) Provide adequate production and test data base subsystems with the ability to increase the number over the Term.


       (b) Support, control and provide inquiry access to the data dictionary required for NEW TRUSTCO data management and data base management.

    (c) Perform all logical and physical data base control functions to sup-port current systems and planned new systems development.


    (d) Perform data base tuning and reorganization functions as required to maintain system performance standards in accordance with a sched-ule that is mutually agreed upon by NEW TRUSTCO and Chase.


    (e) Plan for changes in the size of data bases due to business growth and project implementation based on information provided by NEW TRUSTCO, and review plans with NEW TRUSTCO on a regular basis.


    (f) Provide data base environments for application development, mainte-nance, testing, quality assurance and ad-hoc reporting separate from the production data base environment as required.


    (g) Develop, maintain and document standard data base access routines for use by applications support and development personnel.


    (h) Implement physical data base design, create indices and make recom-mendations on methods to optimize application performance, in a manner that is mutually agreed upon by NEW TRUSTCO and Chase.


    (i) Audit, evaluate and approve all data base design changes associated with applications development and maintenance ("AD/M") support.


    (j) Maintain and upgrade as necessary automated monitoring tools to monitor data base performance and integrity and data base space utilization, and identify and recommend modifications for improved performance. Chase will implement recommended modifications as mutually agreed upon by NEW TRUSTCO and Chase.


    (k) Maintain or modify data base archive and purge processes and proce-dures to meet NEW TRUSTCO business requirements as mutually agreed upon by NEW TRUSTCO and Chase.


    (l) Maintain and provide data base backup procedures to recover from a data base outage or corrupt data base within time frames established by mutual agreement of NEW TRUSTCO and Chase.


    (m) Maintain data base definitions and make data base definitions avail-able to NEW TRUSTCO upon request.


    (n) Maintain and provide user guides for data base products and partici-pate in standards development.

       (o) Test and implement data base environment changes in a manner as mutually agreed upon by NEW TRUSTCO and Chase.


       (p) Determine data base changes and impact of AD/M work, and imple-ment necessary changes to relevant data bases in a manner mutually agreed upon by NEW TRUSTCO and Chase.


       (q) Chase will perform all of the functions described above with respect to data bases for the asset management systems, corporate trust and agency system and the banking systems operated by Chase for NEW TRUSTCO's benefit. Chase will perform only the functions described in paragraphs (a), (b), (f), (j), (l) and (o) with respect to the data bases for Corporate Systems (as defined in Section (b) of Schedule C). NEW TRUSTCO will perform the other functions described above with respect to the data bases for Corporate Systems. Chase will provide the required facilities to enable NEW TRUSTCO to perform these functions.


       (r)    For Corporate Systems data bases covered by Sections (a), (b),
              (f), (j), (l) and (o), NEW TRUSTCO and Chase will develop a mutually agreed upon set of performance and resource usage standards.


8. OUTPUT. Chase will perform output device processing and distribution functions. Included in such responsibilities, Chase will:


       (a) Produce, separate, package and distribute output on time and within defined quality standards, as set forth in the Performance Standards.


       (b) Effectively track, manage, communicate and resolve all output problems.


9. DATA ACCESS. Chase will provide NEW TRUSTCO and its customers with the capability to access and download NEW TRUSTCO data base and file information (including but not limited to, AMS, GTAS and banking data) and create their own reports. The above facility will be provided by, but not limited to, RAPID USERPROD, NEW TRUSTCO developed programs, TSO user submitted jobs and ad hoc query tools (e.g., Powerview, Crystal). Where applicable, in the AMS environment, PAC and MultiBank functions will be employed to limit and control access to NEW TRUSTCO data resid-ing within the AMS environment. NEW TRUSTCO shall co-operate with Chase in preventing abuses of ad hoc query and reporting.

C.     Data Network Management.
       -----------------------

       1. Chase will assume operational and management responsibility for the Chase NEW TRUSTCO Network. As used herein, the term "Chase NEW TRUSTCO Network"' shall mean all Equipment, Software, lines and cabling (including appropriate recovery links) used to provide a network link into a single NEW TRUSTCO domestic location. NEW TRUSTCO is responsible for all network distribution from that point to its end users.


       2. Chase's responsibilities will include providing and maintaining sufficient bandwidth, and evaluating, acquiring, installing, upgrading, maintaining, repairing and replacing all necessary Equipment, Software, lines and cabling, to support NEW TRUSTCO's business requirements (including Access Security and CIS/2) and meet the Performance Standards.


D.     Help Desk and Problem Management.
       --------------------------------

       NEW TRUSTCO's help desk will act as the initial point of contact for NEW TRUSTCO end users reporting problems relating to the Services. NEW TRUSTCO's help desk at its discretion, may refer any or all such reported problems to Chase. Chase will provide a help desk function with a single telephone number for NEW TRUSTCO's help desk to call for problem resolution twenty-four (24) hours per day, seven (7) days per week (the "Chase Help Desk"). The Chase Help Desk will provide second and third level problem resolution. Unless requested by NEW TRUSTCO's help desk, the Chase Help Desk will interface directly with NEW TRUSTCO's help desk and not directly with NEW TRUSTCO end users in resolving reported problems. Included in its help desk and problem management responsibilities, Chase will:


       1. Use an automated problem tracking and management system to which the NEW TRUSTCO help desk will be provided access.


       2. Log reported problems upon receipt and monitor, control and report on each problem until it is corrected.


       3. Monitor time to repair for each reported problem and measure the mean time to repair ("MITR") for all reported problems with the Services.


       4. Escalate unresolved problems according to mutually agreed upon procedures.


       5. Maintain communications with NEW TRUSTCO's help desk on all problems through resolution.

       6. Provide a mechanism for expedited handling of problems which are of high business priority to NEW TRUSTCO.


       7. Correct problems within the scope of its responsibility. Chase and NEW TRUSTCO will consider a problem unresolved until Chase receives confirmation from NEW TRUSTCO's help desk that it has been corrected.


       8. Provide reports on problems, including statistics on types of problems, total number of problems, outstanding problems and resolution time.


       9. Conduct with NEW TRUSTCO mutually agreed upon periodic problem re-view meetings to ensure accurate problem resolution.


       10. Analyze trends and recommend actions to reduce the number of reported problems.


E.     Application Development and Maintenance.
       ---------------------------------------

       This Section E applies to applications development and maintenance for the systems used by Chase to provide the Services. Notwithstanding anything to the contrary herein, NEW TRUSTCO will remain responsible for performing applications development and maintenance work with respect to Corporate Systems (as defined in Section 1(b) of Schedule C), and Chase's obligations with respect to Corporate Systems applications development and maintenance shall be limited to the provisions set forth in Paragraph 2(a) of this Section E. Pricing of applications development and maintenance work described in this Section is as set forth in
       Article 5 of the Agreement. Notwithstanding anything to the contrary in the Agreement, so long as each of Chase and NEW TRUSTCO are using AMS and/or GTAS, Chase shall not implement a change to the functionality of AMS or GTAS until the parties agree that such change will not adversely impact the other party's use of such systems. The Parties will reasonably cooperate with each other in assessing the impact of all such changes. After Chase no longer is using AMS or GTAS for itself and notwithstanding anything to the contrary in the Agreement, Chase shall not make any change to the functionality of AMS or GTAS without the prior approval of NEW TRUSTCO (subject however, to changes that Chase is required to make to comply with regulatory requirements).


       1. APPLICATIONS MAINTENANCE. Chase shall support and maintain all applications operated by Chase in providing Services to NEW TRUSTCO. Applications maintenance shall include the following activities:


              (a) Corrective maintenance, including correction of systems defects in accordance with applicable specifications and, where it is determined that systems documentation is in error, correction of systems documentation.

                        (b) Preventative maintenance, including prevention of systems problems by, where appropriate, improving systems documentation, source code restructuring, database/index reorganization, system reengineer-ing and tool construction.

                        (c) Provision and installation of all future modifications, enhancements, modules, upgrades and releases to all Chase proprietary Software used in providing the Services so as to remain on the then-current version of such Software (unless otherwise approved by NEW TRUSTCO).

                        (d) Provision and installation of new Software releases issued by third-party vendors pursuant to such vendor's normal maintenance practices and in a manner that ensures continued eligibility for support and maintenance of any third-party vendor for such Software.

                        (e)  Development and maintenance of current
                             documentation, including related end user documentation, on AMS, GTAS and banking systems Software.

               2. GENERAL AD/M RESPONSIBILITIES. Chase's development and maintenance responsibilities for Applications Software include the following responsibilities:

                        (a) NEW TRUSTCO AND THIRD PARTY DEVELOPMENT. Chase will cooperate with NEW TRUSTCO and third parties in conjunction with their performance of development and maintenance functions with respect to Software other than AMS and GTAS. Chase will provide NEW TRUSTCO and such third parties with access (such access not to unreasonably interfere with Chase's operations) to the Equipment, Software, facilities and other resources used by Chase to perform the Services. In addition, Chase will provide the following:

                            (i)   Production, test and quality assurance
                                  environments for the installation of third party/NEW TRUSTCO customized Software.

                            (ii) Systems Software necessary to provide current platforms for execution of third party/NEW TRUSTCO customized Software. NEW TRUSTCO will be financially responsible for any new Systems Software products so required.

                            (iii) Technical services support to insure 24 hour
                                  operation as necessary to process the
                                  business of the client.

             (iv) 24 hour access for applications support into production and test environments.

        (b) STANDARD INDUSTRY TOOLS. Chase will use standard industry tools to develop Software.

        (c) INTERFACES. Chase will develop, implement and maintain Software interfaces necessary for the Data Center to communicate with NEW TRUSTCO's systems.

        (d) QUALITY ASSURANCE. Chase will be responsible for performing and implementing quality assurance processes and procedures that are reasonably necessary to assure that Chase software development and maintenance responsibilities are executed accurately and in a timely manner. This includes, without limitation, performing the full regression testing of the AMS and GTAS environments, as performed by UST as of the Commencement Date, for the purpose of determining whether there will be negative impact on existing production Software functionality. These testing environments must perform all functions in an environment that fully duplicates the anticipated production environment. Subject to the foregoing, the Parties will mu-tually agree upon checkpoint reviews, Software testing and acceptance and other quality assurance procedures.

        (e) TIMELINESS AND EFFICIENCY. Chase will perform all tasks necessary to complete applications development projects in a timely and efficient manner.

        (f) PROJECT METHODOLOGY. Chase will utilize a disciplined systems life cycle (SLC) methodology on all applications development projects performed for NEW TRUSTCO. Within 90 days after Commencement Date, Chase will provide NEW TRUSTCO with details of the SLC methodology to be used for review and comment. Chase and NEW TRUSTCO will jointly agree on any appropriate modifications to the SLC methodology. The Chase SLC methodology will include the following elements:

             (i) PROJECT INITIATION. Upon receiving a request setting forth additional business requirements, the methodology will incorporate a process to assess the feasibility. This will include assessing the resource requirements, time requirements, impact on other applications development projects, and other information as required so that NEW TRUSTCO may make a reasonable business decision on whether to continue. The methodology will provide for such assessments to be completed within a reasonable specified timeframe.

                            (ii) PROJECT PLAN. The project plan will provide a reasonable estimate of the resources required to complete the project, the process to be undertaken, the deliverables to be produced, the estimated schedule for completion, and the effect, if any, of the project on other ongoing or projected work. The project plan will also show any impact on existing production systems, processing windows, or response times. Preliminary project plans will be developed during the project initiation and user requirements phases of the project. The final project plan will be developed during the design phase.

                            (iii) USER REQUIREMENTS. The methodology will
                                  include a process that will assist in
                                  developing and refining detailed user re-quirements, at a level sufficient to formuLate acceptance criteria. NEW TRUSTCO will provide the appropriate resources and documentation required to assist Chase in completing the user requirements phase at NEW TRUSTCO's expense.

                            (iv) DESIGN. The methodology will include a design phase that will document and demonstrate how the applications development project will satisfy the user requirements. The design phase will include a process for accommodating and tracking ongoing scope changes to the applications development pro-ject, and a process for auditing the applications development project. Design documentation will be presented to NEW TRUSTCO for approval.

                            (v) CODING. The methodology will include a coding phase for application development. This phase will incorporate the use of coding standards, reviews, and audit trails, including release control. The methodology will allow for user walk-throughs upon request.

                            (vi) TESTING. The testing phase will include the development of a test plan early in the applications development project, that will be presented to NEW TRUSTCO, for NEW TRUSTCO's approval. Included in the testing phase will be exception testing and volume tests, where appropriate, that will thoroughly test all components of the applications development project. Prior to completion of the testing phase, NEW TRUSTCO will be provided with the detailed test results.

             (vii) ACCEPTANCE. A formal acceptance process will be included in the methodology. This will include Chase developing jointly with NEW TRUSTCO an objective and thorough acceptance testing criteria that will allow NEW TRUSTCO users to ver-ify the applications development project capabilities, effec-tiveness and completeness. This phase will include a process and an audit trail for tracking and correcting problems. Ac-ceptance is not complete until NEW TRUSTCO notifies
                   Chase that the applications development project meets the agreed-upon user requirements. NEW TRUSTCO will provide the appropriate resources required to assist Chase in completing the acceptance test.

            (viii) IMPLEMENTATION. The methodology will include an implemen-
                   tation phase. An implementation plan will be presented to NEW TRUSTCO, for NEW TRUSTCO approval, that will document the process that will be used to incorporate the ap-plications development project into production, including identification of all interfaces and any required conversions. Chase and NEW TRUSTCO will mutually agree on a mechanism to ensure that NEW TRUSTCO is aware of any changes to AMS and/or GTAS in a timely manner.

        (g) DEVELOPMENT PRIORITIES. NEW TRUSTCO will establish priorities with respect to applications development projects and communicate the same to Chase. Chase will perform applications development projects in accordance with such priorities. In this regard, NEW TRUSTCO may request that Chase propose such priorities for NEW TRUSTCO's approval or modification. NEW TRUSTCO may from time to time adjust priorities previously established. Chase and NEW TRUSTCO will mutually agree to project schedules, priorities and overall resource allocation. Chase will promptly inform NEW TRUSTCO if it determines that NEW TRUSTCO's directions may result in the extension of other project schedules, or may impact the provision of Services, particularly for projects that are critical to NEW TRUSTCO operations or that are required to maintain regulatory compliance. Subject to the foregoing, Chase will remain responsible for timely completion of maintenance and development projects.

        (h) MONITORING, REPORTS AND MEETINGS. NEW TRUSTCO will have the right to monitor the performance of the work done by maintenance and development without adversely affecting the work. Chase will provide NEW TRUSTCO with periodic reports, no less frequently than once per month, in appropriate detail as mutually agreed upon by Chase and NEW TRUSTCO, specifying how Chase used the resources of applications development personnel during the relevant period, Chase's plan for using such resources in the next period, and the status of each pending or approved request for applications de-velopment. For planning purposes, the report will also specify the extent to which resources are available to perform any new work. Chase will provide further status information upon NEW TRUSTCO's request. In addition. Chase will make available appropriate personnel to meet with NEW TRUSTCO on a mutually agreed upon schedule to review the status of existing projects, to discuss new projects, and to review the utilization of applications development resources.

                   (i) DOCUMENTATION. Chase will prepare and maintain technical documentation for the Applications
                        Software, including modifications, updates and enhancements of the Applications Software. The documentation will provide sufficient information for a trained computer programmer to install, operate, maintain and modify the Applications Software. Documentation should include detailed descriptions of various software functions, flow-charts or other graphic presentations of system logic and the computer source code. Chase will assist NEW TRUSTCO to the extent necessary or requested by NEW TRUSTCO in the preparation and maintenance of user documentation for the Applications Software, including modifications, updates and enhancements thereof Chase will provide NEW TRUSTCO with all such copies of documentation as NEW TRUSTCO may reasonably request.

                   (j) TRAINING. Chase will provide train-the-trainers training to NEW TRUSTCO in the use of the Applications Software. Chase will provide NEW TRUSTCO with copies of all instructor manuals and other training materials used by Chase personnel in conducting such training. Subject to the proprietary rights of third parties, Chase grants NEW TRUSTCO a royalty-free, irrevocable, perpetual right and license to use, reproduce, modify, incorporate in other works and distribute all such trailing materials solely for the use of NEW TRUSTCO internally and for its clients in connection with their relationship with NEW TRUSTCO.

        F.    Back-Up Disaster Recovery.
              -------------------------
              Chase will provide and maintain Data Center backup, disaster/recovery and storage services. Chase's responsibilities will include disaster/recovery functions for all Equipment, systems and Software operating in the Data Center which are used to provide the Services, and maintaining the agreed-upon recovery of all production Data Center and Chase NEW TRUSTCO Network operations and Equipment. The recovery site may be with an outside service provider or with internal Chase reresources, at Chase's option. Chase will inform NEW TRUSTCO of its recovery provider. Chase's responsibilities also include the following:

        1. Chase will develop a Disaster Recovery Plan that will provide the manner in which Chase will perform backup and disaster recovery functions, and NEW TRUSTCO's priorities for backup and disaster recovery and methods for changing those priorities. Chase will provide NEW TRUSTCO with a draft of the plan for NEW TRUSTCO's review and approval, and will incorporate NEW TRUSTCO's comments or suggestions into the plan as mutually agreed. Chase will provide the final plan for NEW TRUSTCO's approval within 90 days following the Commencement Date or prior to migration to the MetroTech Data Center, whichever comes first. The Disaster Recovery Plan will provide for, and Chase will achieve, full recovery of all NEW TRUSTCO production systems operated by Chase within 24 hours of a declared disaster using data included in the last backups taken and shipped off-site, or as otherwise specified in the Plan. Other non-production systems availability will be consistent with Chase's then current standards.

        2. Chase will be responsible for implementation, maintenance and testing of the Disaster Recovery Plan. NEW TRUSTCO must approve any change or modification to the Disaster Recovery Plan, which will affect the level of service specifically provided to NEW TRUSTCO.

        3. Chase will test the Disaster Recovery Plan at least twice per year in cooperation with NEW TRUSTCO. Testing dates will be scheduled with NEW TRUSTCO and test objectives will be identified with success criteria defined as mutually agreed upon by NEW TRUSTCO and Chase.

        4. Chase will provide NEW TRUSTCO with a formal report of the test results.

        5. Chase will provide proposed Disaster Recovery Plan modifications so that problem resolution and re-testing of all unsuccessful test components is performed in a timely manner. At NEW TRUSTCO's request this may include additional tests.

        6. Chase will maintain, and NEW TRUSTCO will have access to, off-site storage of NEW TRUSTCO's data, Software and documentation to support disaster recovery.

        7. In the event of a disaster, Chase will assume responsibility for operating the Equipment and providing the functions in accordance with the Disaster Recovery Plan. Either of the Party's respective account managers can declare a disaster, provided, however, that before such a unilateral declaration, the declaring party must use reasonable efforts to secure the other Party's concurrence.

              8. Chase will provide a single-point-of-contact for disaster recovery-related communications and activities.

              9. Chase will reasonably increase its disaster recovery capability as necessary during the term to accommodate growth in NEW TRUSTCO business volumes, application enhancements or new functions requested.

        G.    Viruses and Disabling Code.
              --------------------------
              Each Party will use commercially reasonable efforts to ensure that no viruses or similar items ("Viruses") are coded or introduced into the systems used to provide the Services. Each Party agrees that, in the event a Virus is found to have been in-troduced into the Systems used to provide the Services, such Party will take all reasonable actions at its own expense to assist in reducing the effects of the Virus and, if the Virus causes a loss of operational efficiency or loss of data, to cooperate to the same extent to mitigate and restore such losses. Chase shall not, without the prior written consent of NEW TRUSTCO, insert into the Software any code which would have the effect of disabling or otherwise shutting down all or any portion of the Services. Furthermore, with respect to any disabling code that may be part of the Software, Chase shall not invoke such disabling code at any time, including, upon expiration or termination of the Agreement for any reason, without NEW TRUSTCO's prior written consent.

        H.    Other Services.
              --------------
              1. SECURITY. Chase will provide security services as required to allow NEW TRUSTCO to administer or otherwise control the access and use of NEW TRUSTCO data and applications software. Included in such responsibilities, Chase will:

                   (a) Review with NEW TRUSTCO all documented information security procedures, develop security procedures for NEW TRUSTCO's review and approval (including a breach of security action plan), and adhere to NEW TRUSTCO data security policies. This review is subject to compliance with reasonable Chase security practices and procedures.

                   (b) Prior to the Commencement Date, NEW TRUSTCO and Chase will mutually agree upon and develop a method of implementing, modifying and deleting user IDs and their associated access rights.

              (c) Ensure that all users of the processing environment have authorized access, as granted by the appropriate areas of responsibility of Chase or NEW TRUSTCO. Chase will not be responsible for allowing access to an unauthorized person who presents an authorized ID, except to the extent that Chase has contributed to the security breach.

             (d) Monitor, review and respond in a timely and appropriate manner, considering the severity of the violation, to all access violations that are within the control of data processing operations.

             (e) Promptly provide written reports of all information security breaches discovered or made known to Chase.

             (f) Initiate corrective actions to ensure any security breach will not occur again if it is within Chase's scope of responsibility.

             (g) Chase and NEW TRUSTCO will cooperate to recover from the im-pact of security violations that result in loss of, or damage to, information. Financial responsibility for the recovery will be borne by the Party responsible for the security violation.

         2. CHANGE MANAGEMENT. To the extent not otherwise provided in this Services Schedule, Chase will perform the following change management functions:

             (a) Control changes to the data processing environment, implement changes as mutually agreed in accordance with Chase change control procedures in effect as of the Commencement Date or procedures to be determined by mutual agreement, and implement such changes in a manner to provide continuity when changes are initiated.

             (b) Review, schedule and communicate all proposed application, network and processing environment changes.

             (c) Conduct periodic change management meetings with NEW TRUSTCO's participation.

             (d) Collect data on every change attempted, as pertains to NEW TRUSTCO, including the cause of any problems and whether the change was successful from the perspective of a user of the system. This data will be summarized and reported to NEW TRUSTCO on a periodic basis (but not less than every two weeks).

             (e) Obtain NEW TRUSTCO approval for all changes to production processing schedules. In the case of an emergency, however, Chase may change production processing schedules without first obtaining

                             NEW TRUSTCO's approval to the extent required to correct the emergency, provided that Chase notifies NEW TRUSTCO of the changes as soon as possible and in any event within one hour after making the changes.

                        (f) Provide at least 72 hours advance notice of scheduled outages, and schedule outages for system maintenance, expansions and modifications during hours that meet NEW TRUSTCO's operational needs and minimize disruption.

                        (g) Where applicable, NEW TRUSTCO will promptly inform Chase's change control group of LAN/WAN structural changes that could impact Chase's processing environment.

                   3. UTILIZATION AND CHARGEBACK. Chase will provide NEW TRUSTCO with Chase's utilization reports that NEW TRUSTCO can use to allocate data center usage within NEW TRUSTCO's organization. Performance and op-erational data (e:g., real time monitors, system logs, error files, trace data, DB2 monitors, etc.) will be made available to the extent required to support NEW TRUSTCO's applications.

             I.    Information Technology Performance Standards.
                   --------------------------------------------
                   Subject to adjustment as provided in Section 3.2(d) of the Agreement, Chase will achieve the performance standards set forth in Attachment IV(I).


V.    CHASE CUSTODY TRANSACTION FACILITATORS

      Chase will use a similar level of effort in seeking reimbursement from Chase Transaction Facilitators (as defined in Section 3.3(f)(i) of the Agreement) for financial losses incurred by NEW TRUSTCO and its Affiliates, and their respective customers, attributable to acts, omissions or insolvency of Chase Transaction Facilitators that Chase uses on behalf of its own customers for financial losses of similar size and type.

                                                          ATTACHMENT II(A)(2)(b)

                             CREDIT ON COLLECTIONS

     SECURITY TYPE                       PAYMENT TYPE        CREDITING STANDARD          SDF/NDF*
     -------------                       ------------        ------------------          --------
     Corporate/Muni. Bonds               Interest                 ****                      ****

     Common Stock                        Dividends                ****                      ****

     Preferred Stock                     Dividends                ****                      ****

     Mutual Funds                        Regular P&I or           ****                      ****
                                         Reinvestment

     Unannounced Dividends               Dividends                ****                      ****

     GNMA - PTC Eligible                 Regular P&I              ****                      ****

     GNMA - Physical                     Regular P&I              ****                      ****

     Asset Backed - DTC Eligible         Regular P&I              ****                      ****

     Asset Backed - Physical             Regular P&I              ****                      ****

     Variable and Floating Rate          Interest                 ****                      ****

     Government (Fed)                    P&I                      ****                      ****

     Private Placements                  Interest and/or          ****                      ****
                                         Regular P&I and/or
                                         Dividend

     Foreign Securities Held in U.S.     P&I                      ****                      ****

     Global                              As per Attachment II(A)(3)(d)

         * Standard shall be changed from NDF to SDF if necessary to reflect then current industry or regulatory standards.


**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                                                       ATTACHMENT II(A)(2)(c)(i)

                       CAPITAL CHANGES/CORPORATE ACTIONS

-------------------------------------------------------------------------------------
                VENDOR NAME        PUBLICATION INFORMATION     INFORMATION TYP
-------------------------------------------------------------------------------------
ISSUE REFERENCE FILE
-------------------------------------------------------------------------------------
****                               ****                         ****
****                               ****                         ****
****                               ****                         ****
****                               ****                         ****
****                               ****                         ****
****                               ****                         ****
****                               ****                         ****
****                               ****                         ****
****                               ****                         ****
****                               ****                         ****
****                               ****                         ****
****                               ****                         ****
****                               ****                         ****
****                               ****                         ****
****                               ****                         ****


****                               ****                         ****
****                               ****                         ****
****                               ****                         ****
****                               ****                         ****
****                               ****                         ****
****                               ****                         ****
****                               ****                         ****
****                               ****                         ****
****                               ****                         ****
****                               ****                         ****
****                               ****                         ****
****                               ****                         ****
****                               ****                         ****
****                               ****                         ****
****                               ****                         ****



**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                                                       ATTACHMENT II(A)(2)(c)(v)

                          CREDIT ON CORPORATE ACTIONS

TRANSACTION TYPE                 PAYMENT TYPE         CREDITING STANDARD           SDF/NDF*
----------------                 ------------         ------------------           --------
Maturities                       Principal                  **** **                   ****

Calls                            P&I                        ****                      ****

Reorganization                   P&I                        ****                      ****

Foreign Securities Held in U.S.  P&I                        ****                      ****

Stock Splits                     Shares                     ****                      ****

Stock Dividends                  Shares                     ****                      ****

Stock Dividends                  Shares                     ****                      ****

Global                           See Attachment II(A)(3)(d)

     * Standard shall be changed from NDF to SDF if necessary to reflect then current industry or regulatory standards.

**      ****

**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                                                          ATTACHMENT II(A)(3)(d)
                                                                 Product Profile
                                                                Auto Credit from
                                                  The Chase Manhattan Bank, N.A.


Description

To assist you in maximizing your returns, Chase provides global custody clients with an accounting procedure through which we provisionally credit income to your cash accounts on pay date, whether or not we have actually received the income from the issuing company or its agent.

AUTOCREDIT benefits you by provisionally crediting income prior to the actual account reconciliation process. You have access to your funds sooner so that you can manage your cash more efficiently. Today, Chase makes AUTOCREDIT available to you in 27 of the world's major investment markets. The majority of our customers' investment and business is conducted in these 27 key markets.

To help you maximize the additional control that AUTOCREDIT gives you, all related information is available in the reports generated by the Chase InfoStation.TM

                                  -         Conditional dividend projection
                                            information is updated daily.

                                  -         Daily cash reports reflect the
                                            credits based on the value date of
                                            the dividend payment.

                                  -         Daily "Income Received" reports
                                            give you the status of your income
                                            credits, showing all provisional
                                            confirmed and credited income
                                            separately.

Because AUTOCREDIT is a provisional accounting device, Chase may reverse income that was mistakenly credited or was never actually received in the ordinary course of business. Before this is done, however, Chase will provide you with written notice five days prior to the reversal. This right to effect a reversal is a fundamental term of our agreement to provide AUTOCREDIT.


INCOME


Chase's AUTOCREDIT service applies to bond interest, cash dividend payments and cash stock options relating to the underlying securities under custody which are known:


                                  -         To be part of your portfolio
                                            holdings.


                                  -         To have declared a dividend or to
                                            have scheduled an interest payment
                                            as of a certain date.


AUTOCREDIT applies to cash stock options only when you instruct Chase that you have elected to take the cash dividend on 100 percent of your entitlement, and your holding is in an AUTOCREDIT nominee account. If you have failed to instruct Chase on the uptake of a cash dividend two days prior to the pay date or you elect to take stock on all or part of your entitlement, AUTOCREDIT does not apply.


If you do not maintain your cash account with Chase in the U.K., you may receive provisional in come after pay date reflecting the time it takes Chase to move funds from our London account to your designated bank. This process can delay income crediting by up to three working days.


RIGHT TO REVERSE AUTOCREDIT INCOME


Chase's aim in making any reversals is to make sure you return to the position you would have been in had the credit not been made. Therefore, any reversal is performed at the original exchange rate at which (where applicable) the credit was made.


As AUTOCREDIT is a provisional accounting procedure, Chase reserves the right to reverse income that has been inadvertently credited, or is not actually received in the ordinary course of business. This can happen for example, if our sources announce an incorrect dividend rate or currency or if there has been a change in applicable withholding taxes since the last dividend notification


In these cases, you are given written notice that the appropriate amount must be repaid to Chase within five business days of Chase's notification. This allows sufficient time to fund your cash account in order to avoid debit balances. Chase reverses the credit at the end of the five-day notice period by debiting your cash account for the amount credited under the AUTOCREDIT service. The exchange rate used in cases of overpayment, or where there was no entitlement, is that used in the original credit. Should the entitlement have been calculated incorrectly, then the correct amount is recredited with the same value date and at the same exchange rate as the original credit.


When there has been an underpayment, Chase reverses the full amount immediately, back-valuing the credit to the date of the original credit and using the same exchange rate as the original. Chase recredits the correct amount with the value date and exchange rate as the original credit.


If you do not maintain your cash account with Chase in the U.K., Chase notifies you of any overpayment or erroneous credits and requires the repayment of the funds. When this is done, we will make the necessary adjustment. If the case of a lesser entitlement being due, Chase recredits the income using the exchange rate of the original credit.


FOREIGN EXCHANGE TRANSACTIONS


You can instruct Chase to credit income to your cash account in the currency of the payment, or in the base or concentration currency you specify. Unless you give us alternate instructions, Chase will book the necessary foreign exchange within the account's general operating procedures, using the exchange rates applicable up to one day prior to pay date to ensure that we have enough time to credit cash funds in the local market.


AUTOCREDIT EXCEPTIONS


       1.      AUTOCREDIT does not operate for American Depository Receipts
               (ADRs).

        2. AUTOCREDIT only applies for cash stock options where you elect to take all of the entitlement as cash and instructions are received 2 days prior to pay date.


        3. Where dividends are received by Chase in a currency different to the currency of the asset's incorporation AUTOCREDIT does not apply.


        4. AUTOCREDIT is paid on permanent holdings less any unsettled trades as of record/ex date, therefore AUTOCREDIT is not paid in respect of unsettled purchases.


        5.     Market claims are not subject to AUTOCREDIT.


        6. Where client payment instructions are missing, income is not paid through AUTOCREDIT.


        7. Where pay date occurs on a non-U.K. business day, AUTOCREDIT payments are made on the next business day.


These operating procedures may be amended from time to time by Chase in its sole discretion upon reasonable advance notice to the customer.


The provision of AUTOCREDIT does not in any way change the extent of Chase's obligations to its customers under the applicable custody or trust agreement. The crediting of income items under this provisional accounting device does not guarantee in any way that such items will, in due course, be paid and Chase shall not be deemed a guarantor of any income so credited to a customer's account.

                               AUTOCREDIT MARKETS

****

****

****

****

****

****

****

****

****

****

****

****

****

****


**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                                                         ATTACHMENT II (A)(3)(e)


                       INTEREST BEARING CURRENCY ACCOUNTS

****

****

****

****





NOTE:   ****
        ****


**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                                                          ATTACHMENT II(A)(3)(f)


                             CONTRACTUAL SETTLEMENT


                          Contractual Settlement --- Buys and Sells

Argentina                     Germany                       Norway

Australia                     Hong Kong                     Philippines (Local Only)

Austria                       Ireland                       Portugal

Belgium                       Italy                         Singapore

Brazil (Local Only)           Japan                         Spain (Rapport Only)

Canada                        Luxembourg                    Sweden

Cedel                         Malaysia                      Switzerland

Denmark                       Mexico                        Thailand (Local Only)

Finland                       Netherlands                   United Kingdom

France                        New Zealand                   United States of America




                  Contractual Settlements Buys --- Actual Settlement Sales

Bangladesh                    India                         South Korea

Botswana                      Indonesia                     Spain (Non-Rapport)

Chile                         Israel                        Sri Lanka

China (Shanghai)              Jordan                        Tunisia

China (Shenzen)               Mauritius                     Taiwan

Columbia                      Morocco                       Turkey

Czech Republic                Pakistan                      Uruguay

Egypt                         Poland                        Venezuela

Greece                        Peru                          Zimbabwe

Hungary                       South Africa

                                              [GLOBAL SECURITIES SERVICES LOGO]
--------------------------------------------------------------------------------


                           NOTIFICATION TIMEFRAMES
                                     FOR
                           SETTLEMENT INSTRUCTIONS


     *CHASE WILL ENDEAVOR TO MAKE ANY TRANSACTION ON A BEST EFFORTS BASIS
      AFTER THE LASTEST DEADLINE SHOWN.

     DAGGER FILING DEADLINES ARE SUBJECT TO CHANGE TO THE EXTENT NECESSARY TO
            COMPLY WITH THE REQUIREMENTS AT EUROPE CENTRAL BANKS AND FOREIGN BANK EXCHANGES.

--------------------------------------------------------------------------------


This document is for information only and is designed to keep you abreast of market conditions and procedures. The information contained in this document is believed to be accurate. This document is intended neither to influence investment decisions nor to amend or supplement any agreements governing your relationship with The Chase Manhattan Bank, N.A., Global Securities Division. The Chase Manhattan Bank, N.A. has gathered the information from a source it considers reliable, however we cannot be held responsible for inaccuracies and/or incomplete information. While the Chase Manhattan Bank, N.A. intends to update the information contained in this document, we do not undertake to do so.

================================================================================


ARROW NOTIFICATION TIMEFRAMES DO NOT INCLUDE DAY OF RECEIPT.

Country                  Timeframe                         Notes
-------                  ---------                         -----

                           DAYS
                           ----
ARGENTINA**                 2              The market operates on a cash basis, i.e., no
                                           contractual settlement date. Therefore, for purchases,
                                           settlement will take place 3 days after notification.
                                           For sales, settlement will take place 4 days after
                                           notification.

AUSTRALIA                                  Settlement takes place on T + 5. Pre-matching is
                                           effected manually. For physical transactions
   Purchases                2              securities settle as follows:

   Sales                    3              Purchases: the broker contracts tour sub-custodian 24
                                           hours prior to actual settlement to confirm trade
                                           details. On settlement date the broker delivers the
                                           scrip in exchange for a bank check.

                                           Sales: Our subcustodian withdraws stock, prepares a
                                           transfer deed and then contacts the broker to arrange
                                           settlement.

AUSTRIA                     3              Settlement is against payment and is not
                                           simultaneous. Settlement takes place on the second
                                           Monday following the trading week.

BANGLADESH                                 Physical share and funds delivery for DSE
                                           transactions take place of T + 2.
   Sales                    2

   Purchases                4

BELGIUM                     2              The forward market settles on a fixed two week
                                           calendar. The cash market settles on T + 3. Brokers
                                           are obliged to hold cash accounts with the National
                                           Bank and cash is debted/credited to their accounts.

--------------------------------------------------------------------------------
** Please note that approval must be obtained from Relationship Management before trading.


This document is for information only and is designed to keep you abreast of market conditions and procedures. The information contained in this document is believed to be accurate. This document is intended neither to influence investment decisions nor to amend or supplement any agreements governing your relationship with The Chase Manhattan Bank, N.A., Global Securities Division. The Chase Manhattan Bank, N.A. has gathered the information from a source it considers reliable, however we cannot be held responsible for inaccuracies and/or incomplete information. While the Chase Manhattan Bank, N.A. intends to update the information contained in this document, we do not undertake to do so.

================================================================================

Country                  Timeframe                         Notes
-------                  ---------                         -----

                           DAYS
                           ----
BOTSWANA                    2              The standard market time frames for settlement is
                                           anywhere up to T + 14. Chase has established a T + 4
                                           rolling settlement cycle with our sub-custodian
                                           Standard Charter Bank.

BRAZIL**                                   We must have trade instructions on trade date, due to
                                           strict settlement regulations. We strongly advise that
   Security                 2              FX's be executed through Banco Chase. Repatriation
                                           of sales proceeds must be specified on trade
   Foreign Exchange         1              instruction, if desired, and can take up to 2-3 days
                                           after settlement.

CANADA                                     Cash and securities are exchanged simultaneously via
                                           the CDS (central depository). The net cash position is
   -  Equities, Bonds,      3              remitted to/received from the CDS via a check with
      Money Markets                        same day value.

   -  Treasuries            1              The settlement of non-CDS eligible securities is
                                           effected over-the-counter, with securities being
                                           exchanged for a same day value check.

                                           There are currently no procedures in place for partial
                                           settlement.

CHILE**                     2              Actual settlement.

CHINA

   Shanghai**

   Shenzen**                3              Actual settlement.

--------------------------------------------------------------------------------
** Please note that approval must be obtained from Relationship Management before trading.




This document is for information only and is designed to keep you abreast of market conditions and procedures. The information contained in this document is believed to be accurate. This document is intended neither to influence investment decisions nor to amend or supplement any agreements governing your relationship with The Chase Manhattan Bank, N.A., Global Securities Division. The Chase Manhattan Bank, N.A. has gathered the information from a source it considers reliable, however we cannot be held responsible for inaccuracies and/or incomplete information. While the Chase Manhattan Bank, N.A. intends to update the information contained in this document, we do not undertake to do so.

------------------------------------------------------------------------------
Country             Timeframe                 Notes
-------             ---------                 -----
                      Days
                      ----

Columbia**              2     Market settlement for equities can vary between T + 0
                              and T + 5. Chase recommends a T + 3 settlement for
                              which instructions should be received on trade date.

                              Market settlement for fixed income is normally traded
                              on a same day or next day basis, but can settle in the
                              same way as equities. Instructions are required by
                              trade date.

                              Sales: Actual settlement.

Czech Republic          1     Settlement off market or via the Stock Exchange
                              Registry takes place on T + 3, according to market
                              practice.

Denmark                 2     Brokers are obliged to settle transactions on T+3.
                              Therefore, instructions are to be received no later than
                              T+1, or a costly by-in and/or interest claim may
                              ensue.

Egypt                   2     The official settlement timeframe is T + 2; however,
                              delayed settlement may be negotiated.

Euro Certificates of    2     CEDEL and Euroclear clear transactions by book-
Deposits                      entry transfer on participants' securities and cash
                              accounts on a settlement date agreed by the
       Eurobonds        2     contracting parties. This is usually five business days
                              from trade date. Securities and cash are
                              debited/credited simultaneously.

Finland                 3     As of 1/2/95, the Helsinki Stock Exchange has
                              introduced penalty fees (2) for late settlement of trades
                              clearing on the automated trading market (known as
                              "Heti").

France                  2     Domestic trades settle in two ways; either on T + 3
                              rolling settlement, or at month end.



2. Please contact your Relationship Manager for a quote of fees.
------------------------------------------------------------------------------
** Please note that approval must be obtained from Relationship Management before trading.

This document is for information only and is designed to keep you abreast of market conditions and procedures. The information contained in this document is believed to be accurate. This document is intended neither to influence investment decisions nor to amend or supplement any agreement governing your relationship with The Chase Manhattan Bank, N.A., Global Securities Division. The Chase Manhattan Bank, N.A. has gathered the information from a source it considers reliable; however we cannot be held responsible for inaccuracies and/or incomplete information. While the Chase Manhattan Bank, N.A. intends to update the information contained in this document, we do not undertake to do so.


------------------------------------------------------------------------------
Country             Timeframe                 Notes
-------             ---------                 -----
                      Days
                      ----

Germany                 2    There is no standard settlement time, but T + 2 is usual
                             for trades executed between domestic counterparties
                             and T + 5 for trades between international
                             counterparties.

Ghana                   4    The official settlement time frame for trades executed
                             on the Ghana Stock Exchange will be T + 10.
                             However Chase request its clients to instruct their
                             brokers to settle on T + 7 or a buy-in may ensue.

                             Therefore, clients settlement and funding instructions
                             for T + 7 settlement should be with Chase no later than
                             T + 3.

Greece**                2    Greece's settlement period is T + 2.

  Bonds                 3    Sales: Actual settlement

Hong Kong               2    Settlement of SEHK transactions takes place on T + 2.

Hungary**               2    Stock Exchange trades: The listed share market
                             operates on a T + 5 rolling settlement basis; settlement
                             of transactions is modified delivery versus payment.

                             Sales:  The Stock Exchange requires that sold
                             securities be lodged with it by noon on T + 3; failure
                             to do so will result in an automatic buyback.

------------------------------------------------------------------------------
** Please note that approval must be obtained from Relationship Management before trading.

This document is for information only and is designed to keep you abreast of market conditions and procedures. The information contained in this document is believed to be accurate. This document is intended neither to influence investment decisions nor to amend or supplement any agreements governing your relationship with The Chase Manhattan Bank, N.A., Global Securities Division. The Chase Manhattan Bank, N.A. has gathered the information from a source it considers reliable; however we cannot be held responsible for inaccuracies and/or incomplete information. While the Chase Manhattan Bank, N.A. intends to update the information contained in this document, we do not undertake to do so.

------------------------------------------------------------------------------
Country             Timeframe                 Notes
-------             ---------                 -----
                      Days
                      ----

India**

  Bombay Exchange       1    Instructions should be with Chase no later than trade
                             date plus 1.

  - Purchase and        1
    sales

  Calcutta &  Delhi          Instructions should be with Chase no later than trade
  Exchanges                  date plus 1.

  - Purchases                Notification should be provided to Chase no later than
                             trade date plus 1.

  - Sales(3)                 Instructions should be with Chase no later than trade
                             date plus 1.
  Madras

  - Purchases                Instructions should be with Chase no later than trade
                             date plus 1.

  - Sales(3)

Indonesia**             3    Sales: Actual settlement.

                             The custodian bank must deliver the physical shares to the selling broker on settlement date. Delivery is made against a broker check. Investors should note that check clearance takes between 24 and 48 hours, depending upon the time of receipt of the check and, therefore, proceeds on sales are credited on actual settlement date basis.

Ireland                 3    Market settlement occurs on the second Monday
                             following the 2 week account.
   Bonds

-------------------------
3.  Securities purchased in Calcutta, Madras and Delhi are sent to Bombay for safe keeping. If securities are sold in Calcutta,
Madras and Delhi, the certificates have to be delivered to the HSBC branches in those cities: therefore, an additional three (3)
days are required (i.e., trade, instructions must be received by Chase the day prior to the end of the trading period).


** Please note that approval must be obtained from Relationship Management before trading.

This document is for information only and is designed to keep you abreast of market conditions and procedures. The information contained in this document is believed to be accurate. This document is intended neither to influence investment decisions nor to amend or supplement any agreement governing your relationship with The Chase Manhattan Bank, N.A., Global Securities Division. The Chase Manhattan Bank, N.A. has gathered the information from a source it considers reliable; however we cannot be held responsible for inaccuracies and/or incomplete information. While the Chase Manhattan Bank, N.A. intends to update the information contained in this document, we do not undertake to do so.


------------------------------------------------------------------------------------------------------------------------------------

Country                 Timeframe                      Notes
-------                 ---------                      -----
                           Days
                           ----
ISRAEL**                See notes            T+0 market settlement. Therefore, it is necessary to confirm trade instructions directly with the agent on Trade Date and then send instructions to Chase.


ITALY                       4                NOTE: All instructions received after the 12th day of the month
  Bonds                     2                will be settled at the end of the following month.


JAPAN                       2                Settlement takes place on T+3.


JORDAN**                    1                The official settlement at the AFM is T+2; however, different settlement timeframes may be agreed with the brokers.

LUXEMBOURG                  3


MALAYSIA**                                   Client may trade odd lot share; however, agent requires at least
                                             3 weeks prior notification to arrange splitting of shares.
  Held in MYR, traded       3                Failure to notify agent may result in automatic buy-in on T+6.
  in Malaysia.

  Held in MYR, traded
  in Singapore.
  - Purchases               3
  - Sales                   4


MAURITIUS                                    There is no rolling settlement system. The date appearing on the contract note represents the clearing date.

                                             Cash settlement of purchases takes place on clearing date minus 2.

                                             Sales settle on clearing date.

------------------------------------------------------------------------------------------------------------------------------------
** Please note that approval must be obtained from Relationship Management before trading.

This document is for information only and is designed to keep you abreast of market conditions and procedures. The information contained in this document is believed to be accurate. This document is intended neither to influence investment decisions nor to amend or supplement any agreement governing your relationship with The Chase Manhattan Bank, N.A.,  Global Securities Division. The
Chase Manhattan Bank, N.A. has gathered the information from a source it considers reliable; however we cannot be held responsible for inaccuracies and/or incomplete information. While the Chase Manhattan Bank, N.A. intends to update the information contained in this document, we do not undertake to do so.


------------------------------------------------------------------------------------------------------------------------------------

Country                 Timeframe                      Notes
-------                 ---------                      -----
                           Days
                           ----
MEXICO                                       Instructions must be received on Trade Date. For same day
                                             settlements, instructions must be received by 11:00 am
  Equities                  2                (NY Time) on Trade Date.

  Gov't. Securities         1


MOROCCO**                see notes

NETHERLANDS                 2                This is essentially a cash market, and therefore there is no standard period between trade date and settlement date. Settlements normally take place between two days and one week after trade date.
                                             Chase will settle on the date quoted by the customer, or three business days after notification, whichever is later.

NEW ZEALAND                   3

NORWAY                        2              Following the dematerialization of stock in Norway through the VP System, brokers are obligated to settle transactions on trade date plus 3.
                                             Therefore, your instructions must be with Chase no later than trade date plus one business day, or a costly buy-in or interest claim may ensue.

PAKISTAN**                    4              The market operates on a 13-day account cycle. Monday to Sunday trading cycle (no trading on Thursday and Friday) with settlement the following Sunday (i.e., 7-13 days later).

                                             SALES: Actual settlement.

PERU**                         2             Instructions should be with Chase no later than trade date.

                                             SALES: Actual settlement.

PHILIPPINES**                  3             Contractual settlement if local currency is held and actual settlement of FX is required.



------------------------------------------------------------------------------------------------------------------------------------
** Please note that approval must be obtained from Relationship Management before trading.

This document is for information only and is designed to keep you abreast of market conditions and procedures. The information contained in this document is believed to be accurate. This document is intended neither to influence investment decisions nor to amend or supplement any agreement governing your relationship with The Chase Manhattan Bank, N.A.,  Global Securities Division. The
Chase Manhattan Bank, N.A. has gathered the information from a source it considers reliable; however we cannot be held responsible for inaccuracies and/or incomplete information. While the Chase Manhattan Bank, N.A. intends to update the information contained in this document, we do not undertake to do so.


---------------------------------------------------------------------------
Country              Timeframe                      Notes
-------              ---------                      -----
                       Days
                       ----

POLAND**               3             Trade instructions and funding details
                                     must be received by Chase no later than
                                     Trade Date.

                                     Sales: Actual settlement
                                     -----

PORTUGAL**             2             Portugal settlement is T+3.

SINGAPORE              3

  Held in SGD, traded
  in Singapore.

  Held in SGD, traded
  in Malaysia.

  Purchases            3

  Sales                4

SOUTH AFRICA

  Cash Deals           3             T+6 for trades executed on a Monday to T+2
                                     for trades that take place on a Friday.
                                     Chase requires settlement instructions no
                                     later than 3pm London time 2 days prior to
                                     the Tuesday settlement date (T+1).

  Immediate Deals      3             Usually traded for settlement on T+1 or
                                     T+2. Clients should trade for a minimum of
                                     T+2; Chase will require settlement on
                                     trade date.

SOUTH KOREA**          2             Institutions who have been granted an
                                     exception by the Korea Stock Exchange will
                                     no longer have to place the entrustment
                                     deposit. However, if no exception was
                                     granted a cash collateral deposit of 40%
                                     of the trade amount must be on deposit in
                                     the broker's account on trade date, 9:00
                                     am. The cash details must be delivered to
                                     Chase no loater than T minus 3 to effect
                                     settlement.

------------------------------------------------------------------------------

** Please note that approval must be obtained from Relationship Management before trading.

This document is for information only and is designed to keep you abreast of market conditions and procedures. The information contained in this document is believed to be accurate. This document is intended neither to influence investment decisions nor to amend or supplement any agreements governing your relationship with The Chase Manhattan Bank, N.A., Global Securities Division. The Chase Manhattan Bank, N.A. has gathered the information from a source it considers reliable, however we cannot be held responsible for inaccuracies and/or incomplete information. While the Chase Manhattan Bank, N.A. intends to update the information contained in this document, we do not undertake to do so.

                                     A-48

-----------------------------------------------------------------------------
Country              Timeframe                     Notes
-------              ---------                     -----
                       Days
                       ----

SPAIN                              Only sales contracted with Rapport member
                                                              --------------
                                   brokers who clear through Chase Madrid
                                   --------------------------------------
  - Puchases            3          are eligible for contract settlement. That
                                   is, funds will be credited to the Spanish
  - Sales            See note      account on settlement date. Trade
                                   instructions must specify "Rapport With
                                                              ------------
                                   Chase Madrid." All other sales are subject
                                   ------------
                                   to actual settlement date accounting. That
                                   is we will credit the Spanish peseta account
                                   two business days after notification of
                                   receipt of funds in Madrid. Chase will
                                   advise you of the cash settlement by telex
                                   within one business day of notification by
                                   our Spanish agent, after which we will
                                   accept instructions to pay away or convert
                                   pesetas.

SRI-LANKA**                        The settlement period for purchase is T+5
                                   and for sales is T+7. Physical settlement
  - Purchases           2          no longer exists as all trades are now
                                   settled at the CDS.

  - Sales

SWEDEN                             The re-registration of Swedish securities
                                   requires on average six days to complete.
Purchases                          Transactions will be instructed for
                                   settlement on the date stipulated by the
  - Sales settling      2          customer; however, cash will be posted six
    with                           business days after notification of the
    Skandanaviska                  trade.
    Enskilda Banken
                                   If the counter-party is ENSKILDA
  - All other sales     2          FONDKOMMISSION (i.e., the broker subsidiary
                                   or our agent, SEB), this six day rule will
  - Bonds               3          not apply and our normal contractural
                                   settlement date accounting will occur,
                                   provided that Chase receives instructions
                                   two days prior to settlement. The same
                                   settlement rule will apply if the
                                   counter-party uses SKANDINAVISKA as
                                   clearance/settlement agent, provided your
                                   instructions clearly state this and provided
                                   that the broker has given matching
                                   instructions to SKANDINAVISKA.

------------------------------------------------------------------------------

** Please note that approval must be obtained from Relationship Management before trading.

This document is for information only and is designed to keep you abreast of market conditions and procedures. The information contained in this document is believed to be accurate. This document is intended neither to influence investment decisions nor to amend or supplement any agreements governing your relationship with The Chase Manhattan Bank, N.A., Global Securities Division. The Chase Manhattan Bank, N.A. has gathered the information from a source it considers reliable, however we cannot be held responsible for inaccuracies and/or incomplete information. While the Chase Manhattan Bank, N.A. intends to update the information contained in this document, we do not undertake to do so.

------------------------------------------------------------------------------
Country             Timeframe                 Notes
-------             ---------                 -----
                      Days
                      ----

Switzerland             3    Swiss custodians require two business days to
                             process a securities transaction, one of which is
                             the notification period required by the
                             centralized depository. Consequently, Chase will
                             process transactions for settlement three business
                             days following receipt of instruction.

Taiwan**                     Actual settlement. Need instructions on Trade
                             Date.

  - Purchases           1

  - Sales               1

Thailand**              2    SALES: Actual settlement. Settlement takes place
                             on T+3.

Tunisia                 3    Settlement of all transaction on the BVM takes
                             place on T+7. Settlement is accomplished via the
                             exchange of certificates or MAD (if
                             certificates are not available) against same day
                             value bank checks.

Turkey                  2    Actual settlement. Due to the physical nature of
                             the market, transactions are actual settlement.

United Kingdom               Currently, there is a 10 day rolling settlement.
                             However, effective June 26, 1995 the settlement
                             timeframe will change to a 5 day rolling
                             settlement.

  Account settlements
  - Purchases           4
  - Sales               4

  Gilt settlements      1    Need instructions on Trade Date.
                        1
  - Purchases
  - Sales

United States           1    For DTC eligible securities, direct affirmation is
                             preferred.

------------------------------------------------------------------------------

** Please note that approval must be obtained from Relationship Management before trading.

This document is for information only and is designed to keep you abreast of market conditions and procedures. The information contained in this document is believed to be accurate. This document is intended neither to influence investment decisions nor to amend or supplement any agreements governing your relationship with The Chase Manhattan Bank, N.A., Global Securities Division. The Chase Manhattan Bank, N.A. has gathered the information from a source it considers reliable, however we cannot be held responsible for inaccuracies and/or incomplete information. While the Chase Manhattan Bank, N.A. intends to update the information contained in this document, we do not undertake to do so.

------------------------------------------------------------------------------
Country             Timeframe                 Notes
-------             ---------                 -----
                      Days
                      ----

Uruguay**               1    All securities, with the exception of Treasury
                             bills, settle on T+1. Treasury bills settle on the
                             same day basis for secondary market transactions.
                             The primary market for Treasury bills is a weekly
                             auction, with accepted bids referred back to the
                             investor's intermediary for settlement the
                             next business day.

Venezuela**             3    Must verify purchase settlement prior to sell
                             execution. Chase requests customers to contract
                             for a minimum settlement of T+5 on equities and
                             bonds, to allow sufficient time for all
                             documentation to be gathered and foreign
                             exchange arrangements to be completed.

                             SALES: Actual settlement.

Zimbabwe**              2    Settlement date varies, but the Stock Exchange
                             Committee rules state that settlement cannot
                             exceed T+14. The usual settlement period is T+7.
                             Clients are advised to confirm the settlement date
                             with the broker at the time the trade is
                             executed.



------------------------------------------------------------------------------

** Please note that approval must be obtained from Relationship Management before trading.

This document is for information only and is designed to keep you abreast of market conditions and procedures. The information contained in this document is believed to be accurate. This document is intended neither to influence investment decisions nor to amend or supplement any agreements governing your relationship with The Chase Manhattan Bank, N.A., Global Securities Division. The Chase Manhattan Bank, N.A. has gathered the information from a source it considers reliable, however we cannot be held responsible for inaccuracies and/or incomplete information. While the Chase Manhattan Bank, N.A. intends to update the information contained in this document, we do not undertake to do so.

                                                          ATTACHMENT II(A)(3)(g)





                             GLOBAL PROXY SERVICES

               Summary Notification of Meeting Agenda and Voting



Argentina (Early 1995)        Australia                     Austria

Canada                        France                        Germany

Greece                        Hong Kong                     Indonesia

Ireland                       Italy                         Japan

Jordan                        Malaysia                      Mexico

Netherlands                   New Zealand                   Singapore

Spain                         Switzerland                   United Kingdom

United States

                                                           ATTACHMENT II (A)(6)

                SECURITIES PROCESSING INSTRUCTIONAL DEADLINES


                             PHYSICAL DELIVERIES
                                 (FREE & DVP)

                                                                            *
NEXT DAY FUNDS                                                          ****
     ****                           ****                                ****


                                                                            *
SAME DAY FUNDS                      ****                                ****


     ****                           ****                                ****


SPECIAL NOTES                  ALL DELIVERIES PENDED AFTER ESTABLISHED
                               GUIDELINES WILL BE MADE ON A BEST EFFORTS
                               BASIS.

* STREET DELIVERY CUTOFFS


**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                SECURITIES PROCESSING INSTRUCTIONAL DEADLINES

                                 ALL RECEIVES
                                 (FREE & RVP)


                               BOOK ENTRY SALES

                                                         *
DTC (MDH)           ****                             ****

                    ****                             ****

                    ****                             ****

PTC                 ****                             ****


FRB                 ****                             ****

SPECIAL NOTES            ALL DELIVERIES PENDED AFTER ESTABLISHED
                         GUIDELINES WILL BE MADE ON A BEST EFFORT
                         BASIS. ANY RECYCLE RECEIVED WITH A PENDING
                         SALE WILL BE DONE ON A BEST EFFORTS BASIS.

* STREET DELIVERY CUTOFFS

**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                               FRB OUTGOING WIRES





         NEW TRUSTCO'S normal internal cutoff time for transmitting FRB outgoing wires will be

         ****
         All outgoing wires released after the established guidelines will be made on a best effort basis.


                                 FRB INCOMING WIRES

         Wires that end up in the repair queue, which are identified with an account number or name, will be corrected *****.




**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                                   TRANSFERS




For Issues with New York City Trans-     Negotiable securities will be
fer Agents                               shipped within **** Telephone follow
                                         up will commence **** days from date
                                         of shipment.

For Issues with Transfer Agents out-     Negotiable securities will be shipped
side of New York City                    within **** business days of receipt.
                                         Telephone follow up will
                                         commence **** days from date of
                                         shipment.



**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                             DEADLINES FOR SENDING

                       SPECIAL PROCESSING ITEMS TO CHASE

              Red-Tick Adjustments                                          ****

              Pair-offs vs. Fed Wires/Vouchers*                             ****

                          * The First/Last Day of Month                     ****
                          * End of Quarter                                  ****

              Account-to-Account Transfers/Gifts                            ****

              Bookkeeping Entries                                           ****
                         Rec and Del

                     Special Note:

                         *USTPNW

                         The deadline for ****  N.Y. time
                     and USTPNW will call Chase's book entry section directly.



**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                SECURITIES PROCESSING DEADLINES FOR NOTIFICATION
          FROM CHASE ON BOOK ENTRY PROBLEM FILE AND PHYSICAL PROBLEMS

                          BOOK ENTRY - RECEIVE & DELIVERY


         Chase will attempt to identify exceptions in all problem files within **** NEW TRUSTCO will be notified of the NEW TRUSTCO problems no later than **** after the problem has been identified as NEW TRUSTCO's. Such notification will be given to NEW TRUSTCO as soon as possible but not later than **** prior to the reclaim cut-off time. Trades hitting the problem file during the last **** will be communicated to NEW TRUSTCO as soon as possible. Certain conditions such as account transitions or bulk securities transfers may impact Chase's ability to adhere to these time frames.

         Chase will reclaim all unresolved trades, unless otherwise instructed, starting at **** before the reclaim deadline.

         In the event that Chase receives an item for NEW TRUSTCO without sufficient time to research or reclaim, Chase will contact NEW TRUSTCO and post the item into NEW TRUSTCO's holdover account. If NEW
         TRUSTCO verifies on the following day that the item posted to the holdover account was invalid posting, Chase will compensate NEW TRUSTCO within **** **** on each day in question, minus reserves.
         NEW TRUSTCO will accept a reversal of compensation credit if the item or items in question are in fact a NEW TRUSTCO transaction.


         For corporate trust accounts at any depository which are under the control of NEW TRUSTCO, all items going into holdover will not be compensated by Chase.

         NOTWITHSTANDING THE ABOVE, CHASE WILL NOTIFY NEW TRUSTCO OF ANY CONDITION THAT MAY PREVENT IT FROM FULFILLING THE ABOVE
         REQUIREMENTS.

                                 PHYSICAL RECEIVES

         NSCC                                  **** Cutoff
         OVER WINDOW                           **** Cutoff
         FREE RECEIVED                         **** Cutoff


         Physical deliveries shall be re-delivered on a best efforts basis.



**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                          VOLUNTARY CORPORATE ACTIONS
                       DEADLINE FOR NEW TRUSTCO RESPONSES




Offers which expire in New York and involve     **** prior to expiration/
**** NEW TRUSTCO accounts.                      pro-ration date.

Offers which expire in New York with approxi-   **** prior to expiration/
mately **** accounts or more (based on the      pro-ration date.
number of accounts per page), as well as, out-of-town expirations.



**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                         VOLUNTARY CORPORATION ACTIONS
                             PERFORMANCE STANDARDS





****



**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                                   RUSH ITEMS
                             DEADLINES FOR SENDING
                          INSTRUCTIONS BY NEW TRUSTCO
                            AND PROCESSING BY CHASE



ISSUES WITH NEW YORK CITY
TRANSFER AGENTS:                NEW TRUSTCO will send information to Chase by ****

                                Chase will send securities to the transfer agent ****  and will pick-up securities from special window at transfer agents in ac-
                                cordance with agent time line.


ISSUES WITH TRANSFER
AGENTS OUTSIDE OF NEW           NEW TRUSTCO will send instructions to Chase by **** .
YORK CITY:
                                Chase will send securities to the transfer agent ****
                                and will make arrangements to receive in similar
                                manner.

DTC DEPOSITS:                   NEW TRUSTCO will send instructions to Chase by ****
                                Chase will use full legal deposit and deposit the ****



**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.


                           PERFORMANCE STANDARDS FOR
                              MISCELLANEOUS ITEMS


Vault check for trading (sales)                                   ****

Vault check for other transactions                                ****

Inform NEW TRUSTCO of potential sale fails
(for T+3 trades)                                                  ****

Assistance with private placement                                 ****

Assistance with legal transfers                                   ****

Update FINS database with broker number                           ****



**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.


                                                             ATTACHMENT II(A)(8)


                          PRICING VENDOR/PRODUCT LIST

                                                        PRIMARY      SECONDARY
TYPE OF SECURITY                            FREQUENCY   VENDOR       VENDOR
----------------                            ---------   -------      ---------
US Treasury Notes                           ****

US Treasury Bonds                           ****

US Treasury Bills                           ****

Govt Nat'l Mort. Assoc./Federal Nat'l       ****
Mort. Assoc.

Federal Home Loan Corp./Federal             ****
Home Loan Bank

Mutual Funds (listed)                       ****

Municipal Bonds

  --  Tax Exempt (Model priced)             ****

  --  Taxable                               ****

Domestic Corporate Bonds                    ****

  --  Medium Term Notes                     ****



**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                                      A-63

                                                                  PRIMARY         SECONDARY
TYPE OF SECURITY                                 FREQUENCY        VENDOR          VENDOR
----------------                                 ---------        -------         ---------
    --       Floating Rate Notes/Adjusted Rate         ****
                Mortgage

    --       Convertible Bonds                         ****

    --       Private Placements                        ****

    --       Yankee/Euro                               ****

    --       Collateralized Mortgage                   ****
               Obligation/Remic

Foreign Denominated Bonds                              ****

Foreign Convertible                                    ****

Currency (Exchange Rates)                              ****

Domestic Common Stock

    --       Listed                                    ****

    --       Unlisted                                  ****

    --       Preferred                                 ****

    --       Convertible Preferred                     ****

Foreign Denominated Stock

    --       Listed                                    ****

    --       Unlisted                                  ****



**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                                        A-64

                                                                  PRIMARY         SECONDARY
TYPE OF SECURITY                                 FREQUENCY        VENDOR          VENDOR
----------------                                 ---------        -------         ---------
    --        Preferred Stock                     ****

    --        Convertible                         ****

Options/Futures                                   ****

Foreign Exchange Contracts                        ****

Common Trust Funds                                ****


American Depository Receipts

    --        Listed                              ****

    --        Unlisted                            ****



Automatically Coded Within System
Permanently At:


Cost

    --        Bankers Acceptances

    --        Discount Notes

    --        Repurchase Agreements (Open
              End)


Par



**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.



                                                                           PRIMARY         SECONDARY
         TYPE OF SECURITY                                 FREQUENCY        VENDOR          VENDOR
         ----------------                                 ---------        -------         ---------
         -      Certificates of Deposits

         -      Commercial Paper

         -      Demand Notes

         -      Repurchase Agreements (Close
                End)

         -      Savings Deposits

1 Notification of mis-delivered mail                              ****

                                                          ATTACHMENT II(A)(9)(a)




                                CORPORATE TRUST
                        PERFORMANCE STANDARDS FOR CHASE




                                 MAILING OPERATIONS

                        CATEGORY                                           STANDARD
         1      Delivery of Schedule of Mailings.                          ****

                Schedule to include 24 hour to 2 week notice

         2      Mailings - enclosed, metered and delivered to P.O.         ****
                                                                           ****
                                                                           ****
                                                                           ****
         3      Confirmation of completed mailing                          ****
                                                                           ****
         4      Reimbursement of postage charges                           ****
                                                                           ****
         5      Notification of discrepancy in # of pieces                 ****
                                                                           ****
         6      Defect Rate (Destroyed Checks)*                            ****
                                                                           ****
         7      Year-end Statements                                        ****
                                                                           ****

         *      This rate is dependent on the quality of the forms/envelopes.

         **     But in any case by January 31st, provided **** of total is
                delivered at least ****       prior to January 31st.


                                DWAC PROCESSING

                        CATEGORY                                           STANDARD
         1      Fax daily DWAC sheet                                       ****
                                                                           ****
         2      DWAC input to PTS                                          ****
                                                                           ****
         3      Notification of delivery with no instructions or in-       ****
                correct instructions                                       ****
                                                                           ****
         4      Free Delivery during reclaim period                        ****



**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

         5      Occasional necessity to Broadcast                          ****
                                                                           ****





                 MEDIUM TERM NOTE & COMMERCIAL PAPER PROCESSING

                       CATEGORY                                            STANDARD
         1      Notification of excess of Net Debit Cap                    ****

         2      Notification of Net Settlement Out-of-Proof                ****



                                  MAIL RECEIPT

                       CATEGORY                                            STANDARD
         1      Notification of mis-delivered mail                         ****

**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                                                        ATTACHMENT III (A)(6)(1)




                           BANK OPERATIONS FUNCTIONS




                                                                             NEW
                    FUNCTION                              CHASE            TRUSTCO
                    --------                              -----            -------
A. LOAN SERVICES



   LOAN PAYMENT PROCESSING                                                    X

   LOAN ORIGINATION                                                           X

   LOAN DOCUMENTATION (OPTICAL)                                               X

   LOAN STATEMENT RENDERING                                 X

   LOAN SERVICING                                                             X

   LOAN COLLATERAL PROCESSING                                                 X



B. DEPOSIT SERVICES

   TT&L                                                                       X

   LOCAL DISTRIBUTION OF OUTPUT (PAPER AND ELEC-            X
   TRONIC) FOR NY OFFICES

   REMOTE DISTRIBUTION OF OUTPUT (PAPER AND                 X
   ELECTRONIC) FOR REGIONAL OFFICES

   ON-US COLLECTIONS                                                          X

   DEPOSIT STATEMENT RENDERING                              X

   FEDWIRE ADVICE MAILING                                   X

   DEPOSIT ACCOUNT PROCESSING                                                 X

   STOP PAYMENT ORIGINATION                                                   X

C. CHECK PROCESSING

   INCLEARING PROCESSING                                    X

   INBOUND TRANSPORTATION (BRANCH)                          X

                                                                             NEW
                    FUNCTION                              CHASE            TRUSTCO
                    --------                              -----            -------
   CHECK CLEARING                                           X

   CHECK SETTLEMENT                                         X

   ECP (CURRENTLY SEND ONLY)                                X

   NOTE PROCESSING & PRESENTMENT                            X

   BLIND VERIFICATION (AMS CHECKS)                          X

   FLOAT MANAGEMENT                                                           X

   IMAGE CAPTURE (NOT CURRENTLY AVAILABLE)                  X

   EXCEPTION ITEM OUTSORT                                   X

   ENCODING                                                 X

   BULK FILING                                              X

   MAIL DEPOSIT PROCESSING                                  X

   POD PROCESSING                                           X

   SIGNATURE VERIFICATION                                   X


D. RECORDS STORAGE AND RETRIEVAL

   DOCUMENT STORAGE (OPTICAL)                               X

   MICROFILM & FICHE PRODUCTION                             X

   RECORDS ARCHIVING                                        X

   CHECK SAFEKEEPING                                        X



E. RESEARCH AND ADJUSTMENT

   INTERBANK RESEARCH & ADJUSTMENT                          X

   DUE FROM/DUE TO RECONCILIATION                                             X

   PHOTO RETRIEVAL                                          X


F. INTERNATIONAL PAYING AND RECEIVING

   CHIPS TRANSFERS                                                            X

   FOREIGN CHECK COLLECTION                                                   X

   FOREIGN TRANSFERS                                                          X

                                                                             NEW
                    FUNCTION                              CHASE            TRUSTCO
                    --------                              -----            -------
   TELEX                                                                      X

   FOREIGN DRAFTS                                                             X

G. CASH MANAGEMENT

   INTERNAL ACCOUNT RECONCILIATION                          X

   PC BOOK TRANSFER                                         X

   PC FEDWIRE INITIATION                                    X

   CONTROLLED DISBURSEMENT                                  X

   CHECK ISSUE DATA RECEIPT (ARP)                           X

   PAYOR BANK SERVICES                                      X

   CASH MANAGEMENT ACCOUNT RECONCILIATION                   X

   OFFICIAL CHECK RECONCILIATION                            X

   PC CASH MGMNT BALANCE REPORTING (INTRA DAY               X
   PRIOR DAY)

   ARP BASED STOP PAYMENT                                   X

   ACCOUNT ANALYSIS                                         X

   STOP PAYMENT ORIGINATION                                                   X


H. RETURN ITEMS

   RETURN ITEMS-ON-US                                       X

   RETURN ITEMS DEPOSITED                                   X

   RETURN ITEM NOTIFICATION (>$2500)                        X


I. ELECTRONIC FUNDS TRANSFER

   ACH PROCESSING AND SETTLEMENT                            X

   PC BASED ACH ORIGINATION (RA)                            X

   FEDWIRE TRANSFER PROCESSING                              X

   UST BOOK TRANSFER PROCESSING                             X

                                                                             NEW
                    FUNCTION                              CHASE            TRUSTCO
                    --------                              -----            -------
J. CUSTOMER SERVICE                                                           X


K. OTHER

   ATM SWITCHING                                            X

   BRANCH AUTOMATION SUPPORT                                X

   VOICE RESPONSE (PAL)                                     X

   BATCH AND ON-LINE TRANSMISSIONS                          X

   ATM SETTLEMENT                                           X

   END-OF-DAY PROOF & RELEASE                               X

   VOLUME/UTILIZATION REPORTS                               X

   GENERAL LEDGER RECONCILIATION                                                X

                                                         ATTACHMENT III(A)(6)(2)


                     BANKING SERVICES PERFORMANCE STANDARDS





                                                         Processing
                                                         Standard
                                                         ----------
A.    LOAN SERVICES

       1.   Loan Statements Mailed                        ****

       2.   Loan Advices Mailed                           ****

       3.   Collateral Updated                            ****

       4.   Loan Payment Processed                        ****

       5.   Loan Origination Exceptions Resolved          ****

       6.   Loan Documentation Updated & Scanned          ****

       7.   Loan Account/Note Inquiry                     ****

       8.   Loan Maintenance                              ****

       9.   Loan Output Distribution                      ****

      10.   End of Day Proof & Release (M&I)              ****


B.    DEPOSIT SERVICES

       1.   Non-enclosure Statements Rendered             ****

       2.   All Statements Rendered                       ****

       3.   Statement Rendering Quality (Error Rate)      ****

       4.   Stop Payment Confirmation Distribution        ****

       5.   FedWire Advices Mailed                        ****

       6.   M&I Advices Mailed                            ****

       7.   Maturity Notices Distributed                  ****

       8.   ****                                          ****

            - Fax discrepancies to NEW TRUSTCO            ****

            - Fax all checks > ****  NEW TRUSTCO          ****

            - NEW TRUSTCO Verification to Chase           ****






**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                                                          Processing
                                                          Standard
                                                          ----------
9.    Stop/Special Referral Processing

      - NEW TRUSTCO Notification to Chase                 ****
      - Fax checks to NEW TRUSTCO                         ****
      - NEW TRUSTCO Verification to Chase                 ****

10.   Non Posted Checks

      - Fax checks to NEW TRUSTCO                         ****
      - NEW TRUSTCO Notification to Chase                 ****

11.   M&I Access                                          ****

12.   SQN Signature File Update (NY only)                 ****

13.   SQN Signature File Distribution (NY only)           ****

14.   Distribution of Reports - Exporter                  ****

15.   Distribution of Reports - Paper                     ****

16.   Distribution of Reports - Fiche                     ****

17.   End of Day Proof & Release (M&I)                    ****

18.   General Ledger Deposits (Copy)                      ****
      General Ledger Deposits (Original)                  ****

19.   Non Posted Transaction Copies                       ****

20.   Deposited Return Item Notification                  ****

      - Notification to NEW TRUSTCO                       ****
      - Instructions to Chase                             ****
      - Fundamental -- Fax Copies to NEW TRUSTCO          ****
      - Referrals (i.e. > **** G/L)                       ****
      - Large Dollar Notification (>****                  ****

21.   Investigations

      - Inquiries                                         ****
      - Adjustments                                       ****
      - Inquiries/Adjustments - Third Party               ****

22.   Account Analysis Distribution

      - Daily Reports                                     ****
      - Statistical Feeds to Budget Systems               ****
      - Preliminary Statements                            ****
      - Final Statements                                  ****

23.   On-US Return Item Notification (>****               ****

24.   On-US Return Items Cleared (Qualified)              ****

25.   Forgery Claim Processing                            ****






**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                                                         Processing
                                                         Standard
                                                         ----------
      26.   Forgery Reimbursement                         ****


C.    CHECK PROCESSING

       1.   All incoming Checks Processed                 ****

       2.   All Deposits Posted                           ****

       3.   All Checks Cleared                            ****

       4.   MICR Testing                                  ****

       5.   Mail Deposits Processed                       ****

       6.   Availability - NYC Items****                  ****

       7.   Availability - Out of NYC ****                ****

       8.   Availability - Out of NYC ****                ****

       9.   Ready Access Intraday Feeds

            - 1st Check Presentment                       ****
            - 2nd Check Presentment                       ****
            - 3rd Check Presentment                       ****
            - Final Totals                                ****

      10.   Investigations

            - Inquiries                                   ****

            - Adjustments                                 ****
            - Inquiries/Adjustments - Third Party         ****
            Source of Receipt-Internal                    ****
            Source of Receipt-External                    ****

      11.   Money Desk Reporting

            - Preliminary Totals                          ****
            - Final Totals                                ****

      12.   M&I Posting File                              ****

      13.   AMS Posting File                              ****

      14.   Pay Thru Draft Transmission to Clients        ****

D.    RESEARCH & ADJUSTMENT

       1.   Archive Retrieval (Urgent)                    ****

       2.   Archive Retrieval (Regular)                   ****

       3.   Due from Bank Exceptions Resolved             ****






**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                                                          Processing
                                                          Standard
                                                          ----------
       4.   Original Check (On-Site)                      ****

       5.   Original Check (Archive)                      ****

       6.   Photocopy Requests (Urgent) (Current Only)    ****

       7.   Photocopy Requests (Current)                  ****

       8.   Photocopy Requests (Aged)                     ****


E.    INTERNATIONAL PAYING AND RECEIVING

       1.   CHIPS Payment ($USD)-4PM Receipt              ****

       2.   Foreign Payment (FX)-4PM Receipt              ****

       3.   Telex Processing-5PM Receipt                  ****

       4.   Foreign Collection-3PM Receipt                ****

       5.   CHIPS Receive                                 ****

       6.   Foreign Transfer Receive                      ****

       7.   Foreign Drafts (FX)-3PM                       ****

       8.   Investigations

            - Inquiries                                   ****
            - Adjustments                                 ****
            - Inquiries/Adjustments - Third Party         ****


F.    CASH MANAGEMENT - SYRACUSE

       1.   Partial Account Reconciliation                ****

       2.   Full Account Reconciliation                   ****

       3.   Official Account Reconciliation               ****

       4.   Performance Report External ARP               ****

       5.   Performance Report Internal ARP               ****

       6.   Controlled Disbursement Notification - Early  ****

       7.   Controlled Disbursement Notification - Final  ****

       8.   Issue Input Processing                        ****

       9.   ARP On-line Inquiry and Transactions
            Availability                                  ****

      10.   Original Check Retrieval (On-Site)            ****

      11.   Original Check Retrieval (Archived)           ****






**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                                                          Processing
                                                          Standard
                                                          ----------
      12.   Signature Verification                        ****

      13.   Exception Notification/Referral               ****

            - Fax Checks to NEW TRUSTCO                   ****
            - Fax all checks > **** to NEW TRUSTCO        ****
            - NEW TRUSTCO Notification to Chase           ****

      14.   Original Hole Punched Checks                  ****

      15.   Mailing Pay Thru Drafts & Statements          ****

      16.   Investigations                                ****
            - Inquiries                                   ****

            - Adjustments                                 ****
            - Inquiries/Adjustments - Third Party         ****

      17.   Photocopy Requests (Urgent) (Current Only)    ****

      18.   Photocopy Requests (Current)                  ****

      19.   Photocopy Requests (Aged)                     ****


G.    EFT

       1.   All ACH File Processing Deadlines Met         ****

       2.   ACH Returns (Originated)                      ****

       3.   ACH Ready Access Intraday File                ****

            - First File                                  ****
            - Last File                                   ****

       4.   ACH M&I Memo Post File Transmission           ****

       5.   ACH M&I Posting File Transmission             ****

       6.   ACH AMS Posting File Transmission             ****

       7.   ACH Credit Reject Item Notification           ****

       8.   ACH Money Desk Reporting                      ****

       9.   ACH Notification of Stop Payment Not
            Processed                                     ****

      10.   ACH Stop Payment set up - Originating Client  ****

      11.   ACH Maximum Dollar Limit Reject Notification  ****

      12.   ACH Non Posted/Return Requests                ****

      13.   ACH Service Bureau Clients

            - Existing Relationship                       ****
            - New Relationship                            ****

**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                                                         Processing
                                                         Standard
                                                         ----------
      14.  ACH Investigations
           - Inquiries                                    ****
           - Adjustments                                  ****

           - Inquiries/Adjustments - Third Party          ****


H.         MONEY TRANSFER

      1.   Wire Transfer Execution                        ****

      2.   Ready Access Fed Wire Availability             ****

      3.  NEW TRUSTCO Book Transfer Execution             ****

      4.  Ready Access Wire and Book Transfers            ****

      5.  Investigations
           - Inquiry Response                             ****
           - Adjustments                                  ****
           - Inquiries/Adjustment - Third Party           ****

      6.   Chase Book Transfer Execution                  ****


I.    OTHER

      1.   ATM Network Access (Host Availability)         ****

      2.   ATM Settlement                                 ****

      3.   Private Access Line Access ****                ****

      4.   G/L Update                                     ****

      5.   Ready Access Availability ****                 ****


J.    NEW TRUSTCO'S RESPONSIBILITY

      NEW TRUSTCO, in its dealings with Chase for Electronic Funds Transfer
      (EFT) will follow the operating rules and procedures established by the National Automated Clearing House (NACHA) and the New York Automated Clearing House (NYACH).

NOTE: SOME LOAN SERVICES AND DEPOSIT SERVICES STANDARDS ARE IN-CLUDED DUE TO THE DEPENDENCY ON THE M&I SYSTEMS AND THE LEVELS WHICH MUST BE ACHIEVED BY A REPLACEMENT SYSTEM.

**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                                ATTACHMENT IV(I)

                             INFORMATION TECHNOLOGY
                             PERFORMANCE STANDARDS


          CATEGORY                             STANDARD
On-Line Availability                              ****

On-Line Response Time (Average)                   ****

Print Quality                                     ****

Request of a Tape from Offsite                    ****

Schedule of New Tape Retention                    ****

Problem Assignment                                ****

Change the Batch Schedule                         ****

Back-Up Disaster Recovery                         ****

Network Availability                              ****

Corporate Systems Development                     ****
Environment

Corporate Systems Production                      ****
Environment


**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                       CATEGORY                        STANDARD
             Tape Delivery to 770 Broadway                ****

             Problem Notification                         ****



Any forms or stationary used by Chase on behalf of NEW TRUSTCO shall be of the same quality and standard (envelope, paper and print) as that used by UST as of the Commencement Date.



**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                                  DATA CENTER

                    CATEGORY                              STANDARD
       Daily Computer Requested Jobs                      ****

       Including Print JCOMD500
                       JRCSD810 & 815
                       JGTCUVUS
                       JGTCD410
                       JGTCTAXR

       Overnight Computer Jobs Including Print            ****

       Internal Computer Requested Jobs Includ-           ****
       ing Print

       Rapid/User Prod, Computer Requested                ****
       Jobs Including Print





On-Line System Availability on Saturday, request notice must be submitted **** days in advance.

On-Line System Availability on Sunday by mutual consent, with a minimum guarantee of once **** request notice must be submitted **** days in advance.

In the event of any failure, production systems must be back up and running within a reasonable timeframe but in any event, not less than Chase's standard recovery time. Specific timeframes will be jointly determined with Chase as a result of NEW TRUSTCO's review of Chase's current recovery procedure.

Disaster recovery procedures will within **** of declared disaster provide for system availability with current data as of the last backup or incremental backup sent offsite.

Chase and NEW TRUSTCO will mutually agree upon the format and frequency of system performance reports to be provided by Chase.


**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                                 ADMINISTRATION



              CATEGORY                            STANDARD
Emergency Terminal Definitions in VTAM            ****

All Other Terminal Definitions                    ****

Password Resets                                   ****

Application Restarted                             ****

Abends Restarted                                  ****

On-Line Response Problems                         ****



**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                     VALUATION/PROXY/OUTPUT/COLLECTION AREA



             CATEGORY                                     STANDARD
Promissory Note Rates Held by US Trust                    ****
Accounts

Annual Federal Reserve Report                             ****

Annual Federal Reserve Unpriced Holding                   ****
Report

Historical Prices not on AMS                              ****

Challenged Prices                                         ****

NEW TRUSTCO issues no vender/broker                       ****
price available

Proxy Processing                                          ****

Proxy Mailing Report                                      ****

Mailing of Client Statements (RAIDS)                      ****

Client Statement (RAIDS) Mis-match                        ****
Report

Client Statement (RAIDS) Monthly Vol-                     ****
ume Report

Detail Verbal Response (written if re-                    ****
quested) Regarding Problems on Pricing,
Mailings on Client Statements or Proxies

Detail Verbal Acknowledge (written if re-                 ****
quested) Regarding Problems on Pricing,
Mailing on Client Statements or Proxies


**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                              SYSTEMS DEVELOPMENT



             CATEGORY                                     STANDARD
Emergency IMS Terminal Changes                            ****

Detail Notification of AMS Enhancements                   ****

Detail Response to Reported On-                           ****
Line/Client Statement Problems

Detail Response to Reported On-Line/                      ****
Statement problems

Project Development                                       ****

Rapid Problems                                            ****

Report of Selected Client Statements                      ****
(RAIDS) by accounts

Report Level Maintenance Journal                          ****

SIC Table Report                                          ****

Array Table Report                                        ****

Report Code Report                                        ****

Tracs/Sweep/Cost Lot Compare Report                       ****

Standardware Table Report                                 ****

**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                                  SCHEDULE B
                         (to the Services Agreement)

                         Key Transitioning Personnel
                         ---------------------------

                           Raymond Berberich (CSD)
                            Thomas J. O'Day (CSD)
                            Joseph T. Kinlin (CSD)
                             Henry Pierron (CSD)
                           Joseph A. Baratta (CSD)

                          Robert F. Cardillo (SS&TO)
                          Glenn A. Windisch (SS&TO)

                                  SCHEDULE C
                         (to the Services Agreement)

                              Additional Charges
                              ------------------

****

****This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

****

****This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

****

****This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

****

****This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

****

****This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

****

****This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

****

****This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

****

****This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

****

****This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

****

****This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                                                      Attachment 1 to Schedule C


                            BOOK ENTRY TRANSACTIONS
                            -----------------------

DTC Purchase (Receive vs. Payment)

DTC Sale (Deliver vs. Payment)

DTC Free Receive

DTC Free Deliver

PTC Purchase (Receive vs. Payment)

PTC Sale (Deliver vs. Payment)

PTC Free Receive

PTC Free Deliver

FRB Purchase (Receive vs. Payment)

FRB Sale (Receive vs. Payment)

FRB Free Receive

FRB Free Deliver

Calls: Book Entry

Reorganization: Book Entry

Redemptions: Book Entry

Book Entry Transfer (DTC Withdrawal)

Fed Wire (Cash Wire & CDE)

Options (Purchases)

Options (Sales)

Money Funds Purchases (Manual Only)

Money Funds Sales (Manual Only)

                                     C-1-1

                                                      Attachment 2 to Schedule C




                                  TRANSACTIONS
                                  ------------


DTC Purchase (Receive vs. Payment)

DTC Sale (Deliver vs. Payment)

DTC Free Receive

DTC Free Deliver

PTC Purchase (Receive vs. Payment)

PTC Sale (Deliver vs. Payment)

PTC Free Receive

PTC Free Deliver

FRB Purchase (Receive vs. Payment)

FRB Sale (Receive vs. Payment)

FRB Free Receive

FRB Free Deliver

Time Deposit/Record Keeping Purchase (Receive vs. Payment)

Time Deposit/Record Keeping Sale (Deliver vs. Payment)

Time Deposit/Record Keeping Free Receive

Time Deposit/Record Keeping Free Deliver

Physical Purchase (Receive vs. Payment)

Physical Sale (Deliver vs. Payment)

Physical Free Receive

Physical Free Deliver

Calls: Book Entry & Physical

Reorganization: Book Entry & Physical

Redemptions: Book Entry & Physical

Book Entry Transfer (DTC Withdrawal)

Physical Transfer

Fed Wire (Cash Wire & CDE)

Options (Purchases)

Options (Sales)

Money Funds Purchases (Manual Only)

Money Funds Sales (Manual Only)

                                    C-2-1

                                                      Attachment 3 to Schedule C




      CHASE PREVAILING RATES FOR GLOBAL CUSTODY AS OF COMMENCEMENT DATE
      -----------------------------------------------------------------




                                    C-3-1

The Chase Manhattan Bank, N.A.
Chase MetroTech Center
Brooklyn, New York 11245




[CHASE MANHATTAN LOGO]



September 1, 1995





Mr. John Deignan
Executive Vice President
New Trustco
770 Broadway
New York, New York


Dear John:

This letter serves to confirm that the attached global custody fees, as currently quoted to U.S. Trust Company of N.Y., are consistent with fees quoted to our most valued customers over the last six months.



Sincerely,

                         Safekeeping                   Transaction
Market                         (BPs)                         (USD)
------------------------------------------------------------------
****                           ****                           ****
****                           ****                           ****
****                           ****                           ****
****                           ****                           ****
****                           ****                           ****


**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                                                      Attachment 4 to Schedule C

                   VOLUME STATISTICS AND OTHER INFORMATION
                   ---------------------------------------

                                 SEE ATTACHED








                                    C-4-1

****  ****                                 ****           ****
****  ****                                 ****           ****
****  ****                                 ****           ****
****  ****                                 ****           ****
****  ****                                 ****           ****
****  ****                                 ****           ****
****  ****                                 ****           ****
****  ****                                 ****           ****
****  ****                                 ****           ****
****  ****                                 ****           ****
****  ****                                 ****           ****
****  ****                                 ****           ****
****  ****                                 ****           ****
****  ****                                 ****           ****





**** This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                                  SCHEDULE D

                         (to the Services Agreement)


                          Cost of Living Adjustment
                          -------------------------



1.    DEFINITIONS. For purposes of this Schedule D.

      (a) "CPI" shall mean the Consumer Price Index for All Urban Consumers, New York, Northern New Jersey - Long Island - for the New York, New Jersey, Connecticut Consolidated Metropolitan Statistical Area, for All Items (1982-1984 = 100), as published by the Bureau of Labor Statistics of the U.S. Department of Labor.


      (b) "Adjustment Date" shall mean September 1 of each year during the Term beginning on September 1, 1996.


      (c) "Current CPI" shall mean with respect to each Adjustment Date, the CPI published as final by the Bureau of Labor Statistics for March of the then current calendar year.


      (d) "Base CPI" shall mean the CPI published as final by the Bureau of Labor Statistics for March of the year immediately preceding the then current calendar year.


      (e) "Net CPI" shall mean, with respect to each Adjustment Date, the Current CPI for that Adjustment Date minus the Base CPI for that Adjustment Date.


      (f) "CPI Percentage Change" shall mean, with respect to each Adjustment Date, the Net CPI for that Adjustment Date divided by the Base CPI for that Adjustment Date.


2. PERSONNEL CHARGE ADJUSTMENT. The FTE rate for additional FTEs not included in the Fixed Fee, as set forth in Section 5.1(b) of the Agreement, will be adjusted prospectively, effective as of each Adjustment Date, by increasing the then current rate by an amount equal to the CPI Percentage Change for that Adjustment Date multiplied by the then current FTE rate.


3. INDEX REPLACEMENT. In the event that the Bureau of Labor Statistics stops publishing or substantially changes the content or format of the CPI, the Parties will substitute another comparable index published by a mutually agreeable source; provided, however, that if the change is merely to redefine the base period to some other period, the Parties will continue to use the affected index but will, if necessary, convert either the current or prior level of such index to the same basis as the other by using an appropriate conversion factor.

                                  SCHEDULE E
                         (to the Services Agreement)


                                 Side Letter
                                 -----------

                U.S. TRUST CORPORATION   114 WEST 47TH STREET
                                         NEW YORK, NY  10056-1532
                                         TELEPHONE 212 852-1000




U.S. TRUST


                                                              November 18, 1994



The Chase Manhattan Corporation
One Chase Manhattan Plaza
New York, New York 10081

Gentlemen:

        The Chase Manhattan Corporation ("Chase") is entering into an Agreement and Plan of Merger with U.S. Trust Corporation ("UST") under which Chase will, among other things, acquire certain portions of UST's processing business through a merger of UST with Chase or one of its subsidiaries (the "Merger"). Certain other assets of UST's business not acquired by Chase will, prior to the Merger, be transferred by UST to "NEW TRUSTCO."

        Chase proposes to provide certain processing and support services to NEW TRUSTCO and its affiliates under a Services Agreement to be finalized during the period between the execution and closing of the Merger (the "Transition Period"). During the Transition Period, Chase will perform certain transition and implementation activities with the cooperation and assistance of UST. In addition, the parties will work together to make arrangements for Chase to obtain the right to use, beginning on the closing date of the Merger, the third party software currently licensed by UST which is required to support the part of the UST business to be purchased by Chase and to provide services to NEW TRUSTCO under the Services Agreement.

        This letter sets forth the understanding of the parties with respect to
(i) the sharing of costs incurred by UST in connection with such transition and implementation activities, and (ii) the sharing of costs of obtaining the necessary license rights to such third party software.

1.   Transition and Implementation Activities.
     ----------------------------------------

        Except as otherwise specified below, each party will bear its own costs incurred in performing transition and implementation activities.

        UST and Chase have prioritized how to make the best use of UST's total budgeted resources for systems development during the Transition Period as follows:


     (a) first, changes required to meet regulatory requirements (e.g., T+3) and normal systems support;


     (b)  second, work on CIS-2;


     (c) third, client-related deliverables (both for persons/entities who will be Chase customers after the Merger and persons/entities who will be NEW TRUSTCO customers after the Merger) and general maintenance and other non-transition activities, with the parties to mutually identify such work (including consideration of internal and external customer requests) and decide how to prioritize such work;


     (d) fourth, modifications to UST's asset management system ("AMS") which are required to provide multibank capabilities; and


     (e) fifth, non-multibank transition activities, with the parties to mutually decide how to prioritize such work.


The parties will work together and agree how the above work will be scheduled and managed.


        UST will pay for all costs it incurs in performing the work described in items (a) and (b) above regardless of whether it exceeds UST's total budgeted resources for system development work.


        Except as provided below in this paragraph, UST will pay all costs incurred in performing the systems development work described in item (c) above regardless of whether they exceed UST's total budgeted resources for systems development work. Without limiting the generality of the foregoing, UST will pay all costs it incurs in performing systems development work (regardless of whether such costs exceed UST's total budgeted resources for systems development work), if UST represented to Chase on or before the execution date of the Merger Agreement (the "Merger Execution Date") that such systems development work would result in increased revenue for the part of the UST business that is being purchased by Chase. However, Chase will pay for all direct costs incurred by UST in performing systems development work that is expected to result in increased revenue for the part of the UST business that is being purchased by Chase, if UST did not represent to Chase on or before the Merger Execution Date that such increased revenue would be realized, provided that Chase will only be responsible for such costs to the extent that they exceed UST's total budgeted resources for systems development (after taking into account the budgeted resources utilized in performing the work in items (a) and (b) above).


        Chase will pay 65% of the direct costs incurred by UST in performing multibank work (i.e., item (d) above) which are in excess of UST's total budgeted resources for systems development work (after taking into account the budgeted resources utilized in performing the work described in items (a) - (c) above).


        Chase will pay 100% of the direct costs incurred by UST in performing non-multibank transition activities (i.e., item (e) above) which are in excess of UST's total budgeted resources for systems development work (after taking into account the budgeted resources utilized in performing the work described in items (a) - (d) above).


        As used in this letter agreement, the term "direct costs" shall mean the salaries and benefits of the UST employees performing systems development work and the compensation paid to subcontractors hired by UST to perform such work.


2.   Third Party Software Licenses.
     -----------------------------


        The parties will share equally the first $2 million in Additional Fees (as defined below), if any, which are required to be paid for third party software licensed by UST or its subsidiaries as of the closing date of the Merger in order to:

     (a) obtain the right for Chase to access, use and obtain support for, at the UST data center at 770 Broadway and the Chase MetroTech data center, third party software covered under the NEW TRUSTCO Acquired Licenses (as defined below) solely for the purpose of (i) providing services to NEW TRUSTCO under the Services Agreement, and (ii) to the extent applicable, supporting the UIT Business, the MFS Business and the IAS Business, as those terms are defined in the Contribution and Assumption Agreement to be entered into as of the closing date of the Merger between United States Trust Company of New York ("USTNY") and NEW TRUSTCO (the "Contribution Agreement"); and


     (b) obtain the right for Chase to access, use and obtain support for, at the UST data center at 770 Broadway and the Chase MetroTech data center, third party software covered under licenses retained by USTNY pursuant to the Contribution Agreement solely for the purpose of (i) supporting the UIT Business, the MFS Business and the IAS Business (as those terms are defined in the Contribution Agreement), and (ii) to the extent applicable, providing services to NEW TRUSTCO under the Services Agreement.


        NEW TRUSTCO will be responsible for Additional Fees to the extent that they exceed $2 million in the aggregate. UST's portion of any Additional Fees shall be paid as an adjustment to the fees payable under the Service Agreement. The term "NEW TRUSTCO Acquired Licenses" shall mean those licenses for third party software which are part of the assets acquired by NEW TRUSTCO pursuant to the Contribution Agreement.


        For purposes of this letter agreement, the term "Additional Fees" shall include: (i) one-time transfer, upgrade and incremental fees imposed by licensors of the third party software described above in order for Chase to obtain the license rights described in items (a) and (b) above; (ii) any such fees that are imposed on a periodic (e.g., annual, monthly) basis, but only for the first four years during which such periodic fees are imposed or until the termination of the Services Agreement, whichever comes first; (iii) License Termination Fees (as defined below) and (iv) License Termination Credits (as defined below). The parties will cooperate and use their best reasonable efforts to minimize any Additional Fees.


        The term "Additional Fees" shall not include any incremental amounts charged by licensors for new versions of a third party software product unless required by the vendor as a prerequisite for support and transfer of third party software described above. The term "Additional Fees" shall include one-time software charges for CPU upgrades associated with the move from 770 Broadway to the Chase MetroTech data center, but shall not include any subsequent CPU-upgrade charges thereafter; provided, however, that the parties will during the Transition Period review the apportionment of substantial one-time CPU upgrade charges associated with moving any of the third party software described above to the Chase MetroTech data center, if Chase will obtain benefits from the upgraded CPU license for purposes other than those described in items (a) and (b) above.


        This Section 2 will be reviewed by the parties during the Transition Period to take account of Chase's use of Chase or UST software other than Duplicative or non-Duplicative Software which provides equivalent functionality and which can enable Chase to fulfill its obligations under the Services Agreement and reduce the level of Additional Fees.


        The term "Duplicative Software" shall mean all third party software described in items (a) and (b) above for which Chase currently holds a license for its Chase MetroTech data center. Unless otherwise agreed by the parties, Duplicative Software used by Chase in providing services to NEW TRUSTCO under the Services Agreement will be licensed under the existing licenses held by Chase (as licenses may be amended to permit Chase to use such Duplicative Software to provide such services to NEW TRUSTCO), and the licenses held by UST for the Duplicative Software will be cancelled, with any termination fees imposed by the vendor in connection with the cancellation of such licenses ("License Termination Fees") to be included in Additional Fees. The total amount of any reductions in UST licensing costs resulting from any such cancellation of Duplicative Licenses shall be multiplied by four and the resulting amount ("License Termination Credits") shall be credited against, and deducted from, any Additional Fees.


                                   * * * * *


        Please acknowledge your agreement with the terms of this letter agreement by signing and dating this letter in the spaces provided below.


                                                  Sincerely,

                                                  /s/ Jeffrey S. Maurer

                                                  Jeffrey S. Maurer,
                                                  President


ACCEPTED AND AGREED:


The Chase Manhattan Corporation


By:     Ronald C. Mayer
   -----------------------------------


Title:  SECRETARY
      --------------------------------

Date:   NOVEMBER 18, 1994
     ---------------------------------

                                  SCHEDULE F
                         (to the Services Agreement)

                            Side Letter Supplement
                            ----------------------

                                                        September 1, 1995


The Chase Manhattan Bank, N.A.
One Chase Manhattan Plaza
New York, NY 10081


Gentlemen:


        This letter agreement supplements the letter agreement between The Chase Manhattan Corporation ("CMC") and U.S. Trust Corporation ("UST"), dated November 18, 1994 (the "Side Letter"), regarding the implementation of the Services Agreement, between United States Trust Company of New York and New U.S. Trust Company of New York ("New Trustco"), of even date herewith (the "Services Agreement"). New Trustco and The Chase Manhattan Bank, N.A. ("Chase") hereby assume all obligations of UST and CMC, respectively, under part 2 (pages 3-6) of the Side Letter, and release CMC and UST from all obligations thereunder.


        This letter sets forth the understanding of the parties hereto with respect to (i) the payment of certain amounts pursuant to agreements with **** , (ii) reimbursements to Chase,
(iii) adjustments, and (iv) licenses in respect of New Trustco Affiliates (as defined in the Services Agreement).

        1. Reimbursement of Payments to **** ****       ; Credit Balance.
Notwithstanding any provision to the contrary in the Side Letter, New Trustco shall reimburse Chase for the remaining balance due on the ****
amount payable to     **** on June 30, 1999, pursuant to Section 4 of the
Payment and Processing Terms Addendum, between Chase and     **** dated as of
June 30, 1995 (the "Credit Balance"); provided, however, that in the event that any such amount paid by New Trustco is later applied for the benefit of Chase or its affiliates as a credit toward the procurement of licenses, UMF or processing grants, Chase shall reimburse New Trustco for the amount of such credit within thirty (30) days after the application of such credit.


****This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

        2. REIMBURSEMENTS TO CHASE. Schedule A hereto represents the results of the parties' calculation of total Additional Fees to be paid under the Side Letter to third party software licensors listed on such Schedule ("Total Fees"). Chase shall pay $1,000,000 of such Total Fees ("Chase's Share") and New Trustco shall pay $1,998,061 of such Total Fees ("New Trustco's Share"). Payments to licensors shall be made by Chase, and New Trustco shall reimburse Chase until the entire New Trustco Share has been paid to Chase. The initial payment to Chase of $1,532,997 shall be paid, upon prior invoice, on September 15, 1995. The remaining payments to Chase under this Paragraph of $116,266 each shall be paid, upon prior invoice, on March 31, 1996, 1997, 1998 and 1999.


        3. ADJUSTMENTS. Chase and New Trustco acknowledge that the payments to be made by New Trustco pursuant to Paragraph 2 do not include payments of Additional Fees for certain third party software licensors or licensed products included on Schedule A. Upon negotiation with such third party software licensors, all Additional Fees relating to those licensors or licensed products shall be added to New Trustco's Share.


        The parties agree that (i) in the event third party software licensors or licensed products were inadvertently omitted from or included in those to be included in the calculation of amounts due under the Side Letter, or (ii) in the event of mistakes in calculation in the amounts due under the Side Letter, the parties will equitably adjust the New Trustco Share as appropriate. All adjustments will be identified and agreed to by the parties no later than thirty (30) days after the completion of the migration of the Data Center to MetroTech. There will be no further adjustments with respect to items not identified by the parties by the end of such period.


        4. LICENSES IN RESPECT OF NEW TRUSTCO AFFILIATES. If Chase becomes obligated to pay additional fees (including taxes) to third party software licensors due to New Trustco adding one or more Affiliates, the business of which is to be processed under the Services Agreement, then New Trustco will reimburse Chase for all such amounts paid by Chase to such third party software licensors during the period that Chase performs such Services. With respect to any relevant negotiations with third party software licensors pursuant to Paragraph 3 and this Paragraph 4, New Trustco shall be entitled to participate in such negotiations.


                                   * * * * *

        Please acknowledge your agreement with the terms of this letter agreement by signing and dating this letter in the spaces provided below.


                                Sincerely,

                                New U.S. Trust Company of New York


                                by /s/  Jeffrey S. Maurer
                                   ------------------------------------
                                        Jeffrey S. Maurer,
                                        President


ACCEPTED AND AGREED:

The Chase Manhattan Bank, N.A.


by /s/ Ronald Mayer
  -------------------------------
   Title: Secretary
         ------------------------
   Date: November 18, 1994
        -------------------------

                                                        EXHIBIT A

****This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

****This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

****This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

****This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

****This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

****This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

****This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

****This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                                   SCHEDULE G
                          (to the Services Agreement)


                                    Reports
                                    -------



Name of the report                 Job #            Frequency
------------------                 -----            ---------
Standardware Table Report                           Upon Request

Unpriced Federal Reserve Report    JTRPU281         Daily 1/1 thru 1/10 or prior
                                                    business day

Anticipated Proxy Report                            Weekly (Monday)

Proxy Mailing Volume Report                         Weekly (Monday)

Client Statement Volume Report                      Monthly (15th of month)

SIC Table Report                                    Quarterly at month end

Array Table Report                                  Quarterly at month end

Report Code Report                                  Quarterly at month end

Tracs/Sweep/Cost Lot Compare                        Quarterly at month end
Report


BUDGET CAPTURE VOLUME                               MONTHLY
STATISTICAL DATA

Foreign Holdings                   RAPID download  Monthly, as of the close of
                                   Lotus Format     business after the last business day
                                   (HLDS695.PRN)

Foreign Transactions               RAPID download  Monthly, as of the close of
                                   LOTUS Format     business after the last business day
                                   (TRAN695.PRN)

Name of the report                       Job#             Frequency
------------------                       ----             ---------
Foreign Asset Value (USD) by country                      Monthly
& by account

Foreign PSRD Transactions by country                      Monthly
& by account

Outstanding Tax Reclaim Due UST                           Monthly
(New Trustco)

Order Room Sale Falls                                     Monthly

                                  SCHEDULE H
                         (to the Services Agreement)


                             FACAM Joint Venture
                             -------------------

****This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

                                  SCHEDULE I
                         (to the Services Agreement)

                             FTE Letter Agreement
                             --------------------

The Chase Manhattan Bank, N.A.
3 MetroTech Center
Brooklyn, New York 11245
                                                                July 19, 1995



[Chase logo]
Mr. John Deignan
Executive Vice President
U.S. Trust Company
770 Broadway
New York, New York 10003-9598

Mr. Deignan:

The following details the agreements reached between U.S. Trust and Chase in relation to Chase's obligations, as defined in the "Service Agreement", to provide U.S. Trust with support of the AMS, CTAS and CIS 2 systems.




****This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

****This section has been omitted and will be filed separately with the Securities and Exchange Commission to receive confidential treatment pursuant to Rule 24b-2.

Please acknowledge your agreement with the terms of this letter by signing and dating this letter in the spaces provided below.



                                                 /s/ Kamel Zaki
                                                 Kamel Zaki
                                                 Vice President
                                                 Chase Manhattan Bank, N.A.
/s/ John M. Deignan
Accepted and Agreed:

By:     John M. Deignan
Title:  Executive Vice President
Date:   July 27, 1995


cc:     Mr. Joel Abramowitz, UST
        Mr. Ray Berbertch, UST
        Mr. Steve Wolinsky, Chase
        Mr. Donald Ventre, Chase
        Mr. Paula Sausville, Chase

                                   SCHEDULE J
                          (to the Services Agreement)

                           Termination/Expiration Fee
                           --------------------------

                                   SCHEDULE:  J

              MONTHS INTO          TERMINATION
              CONTRACT*          EXPIRATION FEES
                   1                  $8,916,667

                   2                  $8,833,333

                   3                  $8,750,000

                   4                  $8,666,667

                   5                  $8,583,333

                   6                  $8,500,000

                   7                  $8,416,667

                   8                  $8,333,333

                   9                  $8,250,000

                  10                  $8,166,667

                  11                  $8,083,333

                  12                  $8,000,000

                  13                  $7,916,667

                  14                  $7,833,333

                  15                  $7,750,000

                  16                  $7,666,667

                  17                  $7,583,333

                  18                  $7,500,000

                  19                  $7,416,667

                  20                  $7,333,333

                  21                  $7,250,000

                  22                  $7,166,667

                  23                  $7,083,333

                  24                  $7,000,000

                  25                  $6,916,667

                  26                  $6,833,333

                  27                  $6,750,000

                  28                  $6,666,667

                  29                  $6,583,333





         * Months into contract = 1 means termination during calendar month September, 1995.

              MONTHS INTO          TERMINATION
               CONTRACT*         EXPIRATION FEES
                  30                  $6,500,000

                  31                  $6,416,667

                  32                  $6,333,333

                  33                  $6,250,000

                  34                  $6,166,667

                  35                  $6,083,333

                  36                  $6,000,000

                  37                  $5,875,000

                  38                  $5,750,000

                  39                  $5,625,000

                  40                  $5,500,000

                  41                  $5,375,000

                  42                  $5,250,000

                  43                  $5,125,000

                  44                  $5,000,000

                  45                  $4,785,000

                  46                  $4,750,000

                  47                  $4,625,000

                  48                  $4,500,000

                  49                  $4,375,000

                  50                  $4,250,000

                  51                  $4,125,000

                  52                  $4,000,000

                  53                  $3,875,000

                  54                  $3,750,000

                  55                  $3,625,000

                  56                  $3,500,000

                  57                  $3,375,000

                  58                  $3,250,000

                  59                  $3,125,000

                  60                  $3,000,000





         * Months into contract = 1 means termination during calendar month September, 1995.

              MONTHS INTO          TERMINATION
               CONTRACT*          EXPIRATION FEES
                  61                  $2,875,000

                  62                  $2,750,000

                  63                  $2,625,000

                  64                  $2,500,000

                  65                  $2,375,000

                  66                  $2,250,000

                  67                  $2,125,000

                  68                  $2,000,000

                  69                  $1,875,000

                  70                  $1,750,000

                  71                  $1,625,000

                  72                  $1,500,000

                  73                  $1,375,000

                  74                  $1,250,000

                  75                  $1,125,000

                  76                  $1,000,000

                  77                    $875,000

                  78                    $750,000

                  69                    $625,000

                  80                    $500,000

                  81                    $375,000

                  82                    $250,000

                  83                    $125,000

                  84                          $0


         * Months into contract = 1 means termination during calendar month September, 1995.

                                  SCHEDULE K

                                 CERTIFICATE


        The undersigned parties to that certain Services Agreement dated September 1, 1995 between The Chase Manhattan Bank, N.A. and New U.S. Trust Company of New York (the "Agreement") do hereby certify to one another that the Procedures Manual attached hereto as Attachment A represents the Procedures Manual referred to in Section 3.4(a) of the Agreement in existence as of the Commencement Date (as defined in the Agreement). This Certificate is made by each party with the intention that the other party shall rely upon it.

        IN WITNESS WHEREOF, the undersigned have executed this Certificate this 1st day of September, 1995.



                                        THE CHASE MANHATTAN BANK, N.A.


                                        By:
                                           -------------------------------


                                        NEW U.S. TRUST COMPANY
                                         OF NEW YORK


                                        By:
                                           -------------------------------



                                     K-1